As Filed with the Securities and Exchange Commission on November 30, 2007                                                                                                           Registration No. __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

PROVECTUS PHARMACEUTICALS, INC.
(Name of small business issuer as specified in its charter)

Nevada	2834	90-0031917
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931 (865) 769-4011
(Address and telephone number of principal executive offices)

Timothy C. Scott, Ph.D., President
Provectus Pharmaceuticals, Inc.
7327 Oak Ridge Highway, Suite A
Knoxville, Tennessee 37931
(865) 769-4011

with a copy to:

Linda Crouch-McCreadie, Esq.
Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
100 Med Tech Parkway
Suite 200
Johnson City, Tennessee 37604
(423) 928-0181

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: From time to time after the effective date of the registration statement until such time that all of the shares of common stock registered hereunder have been sold.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	25,002,920 (1)	$2.23 (2)	$55,756,212	$1,712

(1)
The shares of common stock being registered hereunder consist of: (1) 7,699,833 shares issued to the selling stockholders who acquired the shares in private offerings; and (2) 17,303,087 shares issuable upon exercise of common stock purchase warrants outstanding as of the date hereof issued to the selling stockholders.  The number of shares may be adjusted as a result of stock splits, stock dividends, anti-dilution provisions and similar transactions in accordance with Rule 416.

(2)
The price of $2.23, which is the average of the high and low sale prices of the Registrant’s common stock on the over the counter bulletin board on November 27, 2007, is set forth solely for the purpose of computing the registration fee pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 30, 2007

25,002,920 Shares of Common Stock

This prospectus relates to the sale by the selling stockholders of 25,002,920 shares of our common stock, par value $0.001. 7,674,834 shares registered are held by certain selling stockholders, and 17,303,087 of the shares registered are issuable upon conversion of common-stock warrants held by certain selling stockholders.

The selling stockholders may sell the shares from time to time at the prevailing market price or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We have agreed to pay the expenses in connection with the registration of these shares. The selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, which we refer to as the “Securities Act.”

Our common stock is quoted on the OTC Bulletin Board of the National Association of Securities Dealers under the trading symbol “PVCT.”

As you review this prospectus, you should carefully consider the matters described in “Risk Factors,” beginning on page 4.

Neither the Securities and Exchange Commission, which we refer to as the “SEC,” nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________________.

You should rely only on the information contained in this document or a document to which we have referred you. We have not authorized anyone to provide you with information that is different.

This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

TABLE OF CONTENTS

Prospectus Summary ...     1

Risk Factors ...      4

Forward-Looking Statements ...     11

Use of Proceeds ...     12

Description of Securities ...     12

Market for Common Equity and Related Stockholder Matters..................................................................................................................................................................................    14

Selling Stockholders ...    15

Plan of Distribution ...    20

Directors, Executive Officers, Control Persons and Management ..........................................................................................................................................................................     23

Security Ownership of Certain Beneficial Owners and Management .....................................................................................................................................................................     24

Executive Compensation ...     26

Business ...     30

Management’s Discussion and Analysis of Financial Condition and Results of Operations ...........................................................................................................................     41

Description of Property...     46

Certain Relationships and Related Transactions and Corporate Governance ......................................................................................................................................................     46

Legal Matters ...     47

Experts  ...     47

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure ..........................................................................................................................     47

Where You Can Find More Information ...     47

Financial Statements ...     48

PROSPECTUS SUMMARY

This summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus.

You should read the following summary together with the more detailed information and consolidated financial statements and related notes thereto appearing elsewhere in this prospectus before you invest in our common stock. This prospectus contains forward-looking statements. The outcome of the events described in these forward-looking statements is subject to risks, and actual results could differ materially. Read this entire prospectus carefully, especially the risks described under “Risk Factors.” Unless otherwise indicated, “we,” “us,” “our” and similar terms, as well as references to the “Company” and “Provectus,” refer to Provectus Pharmaceuticals, Inc. and its subsidiaries and not to the selling stockholders.

This prospectus and the registration statement in which it is included relate to the offer and sale of up to an aggregate of 25,002,920 shares of our common stock, $0.001 par value by the selling stockholders identified beginning on page 15. The 25,002,920 shares of our common stock offered by the selling stockholders include 17,303,087 shares issuable upon conversion of common-stock warrants held by the selling stockholders. As used in this prospectus, “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. Our common stock is traded on the OTC Bulletin Board under the symbol “PVCT.”

We will not receive any of the proceeds from any sale of the shares by selling stockholders. We will receive up to $16,594,735 in proceeds from any cash exercise of the warrants currently outstanding and for which the underlying shares are included in this prospectus. We intend to use any such cash proceeds received for general corporate purposes.

Our Company

Our company, Provectus Pharmaceuticals, Inc., a Nevada corporation, and our seven wholly owned subsidiaries, IP Tech, Inc., Xantech Pharmaceuticals, Inc., Provectus Biotech, Inc., Provectus Devicetech, Inc., Provectus Pharmatech, Inc., Provectus Imaging, Inc., and Pure-ific Corporation, develop, license and market and plan to sell products in three sectors of the healthcare industry:

•  Prescription drugs;

•  Medical device systems; and

•  Over-the-counter products, which we refer to as “OTC products.”

Provectus and the subsidiaries are managed on an integrated basis, and when we refer to “we” or “us” or “the Company” in this prospectus, we refer to all eight corporations considered as a single unit.

Through discovery and use of state-of-the-art scientific and medical technologies, the founders of our pharmaceutical business have developed a portfolio of patented, patentable, and proprietary technologies that support multiple products in the prescription drugs, medical device systems and OTC products categories, including patented technologies for:

•	treatment of cancer;

•	novel therapeutic medical devices;

•	enhancing contrast in medical imaging;

   improving signal processing during biomedical imaging; and
  enhancing production of biotechnology products.

Our prescription drug products encompass the areas of dermatology and oncology and involve several types of small molecule-based drugs. Our medical device systems include therapeutic and cosmetic lasers, while our OTC products address markets primarily involving skincare applications. None of our prescription drug products are currently being sold because their development is not yet complete.

Our History

Provectus Pharmaceuticals, Inc., formerly known as “Provectus Pharmaceutical, Inc.” and “SPM Group, Inc.,” was incorporated under Colorado law on May 1, 1978. SPM Group ceased operations in 1991, and became a development-stage company effective January 1, 1992, with the new corporate purpose of seeking out acquisitions of properties, businesses, or merger candidates, without limitation as to the nature of the business operations or geographic location of the acquisition candidate.

On April 1, 2002, SPM Group changed its name to “Provectus Pharmaceutical, Inc.” and reincorporated in Nevada in preparation for a transaction with Provectus Pharmaceuticals, Inc., a privately-held Tennessee corporation, which we refer to as “PPI.” On April 23, 2002, an Agreement and Plan of Reorganization between Provectus Pharmaceutical and PPI was approved by the written consent of a majority of the outstanding shares of Provectus Pharmaceutical. As a result, holders of 6,680,000 shares of common stock of Provectus Pharmaceutical exchanged their shares for all of the issued and outstanding shares of PPI. As part of the acquisition, Provectus Pharmaceutical changed its name to “Provectus Pharmaceuticals, Inc.” and PPI became a wholly owned subsidiary of Provectus. For accounting purposes, we treat this transaction as a recapitalization of PPI.

On November 19, 2002, we acquired Valley Pharmaceuticals, Inc., a privately-held Tennessee corporation formerly known as Photogen, Inc., by merging our subsidiary PPI with and into Valley and naming the surviving corporation “Xantech Pharmaceuticals, Inc.” Valley has minimal operations and had no revenues prior to the transaction with us. By acquiring Valley, we acquired our most important intellectual property, including issued U.S. patents and patentable inventions, with which we intend to develop:

•	prescription drugs, medical and other devices (including laser devices) and over-the-counter pharmaceutical products in the fields of dermatology and oncology; and

•	technologies for the preparation of human and animal vaccines, diagnosis of infectious diseases and enhanced production of genetically engineered drugs.

Prior to the acquisition of Valley, we were considered to be, and continue to be, in the development stage and have not generated any revenues from the assets we acquired.

On December 5, 2002, we acquired the assets of Pure-ific L.L.C., a Utah limited liability company, and created a wholly-owned subsidiary, Pure-ific Corporation, to operate that business. We acquired the product formulations for Pure-ific personal sanitizing sprays, along with the “Pure-ific” trademarks.

On June 3, 2004, we formed three subsidiaries, Provectus Biotech, Inc., Provectus Devicetech, Inc. and Provectus Pharmatech, Inc. On April 30, 2007, we formed Provectus Imaging, Inc. On July 13, 2007, we formed the remaining subsidiary, IP Tech, Inc.

The Offering

Securities Offered
 25,002,920 shares of common stock, $0.001 par value.  This includes 7,699,833 shares of common stock held by the selling stockholders and up to
17,303,087 shares of common stock issuable upon the exercise of warrants held by the selling stockholders.  See "Selling Stockholders," beginning on page 15.

Common Stock Outstanding before the Offering
We are authorized to issue 100,000,000 shares of common stock, of which 49,207,614 shares were issued and outstanding as of November 26, 2007. This figure excludes warrants to purchase 23,482,336 shares of common stock and 8,903,169 shares of common stock issuable upon exercise of options.

Selling stockholders
The selling stockholders are identified in this prospectus, beginning on page 15, together with the maximum amount of our common shares that each may sell either outright or upon conversion rights under their warrants, if any. See “Selling Stockholders,” beginning on page 15.

Offering Price	The offering price will be determined at the time of sale by each selling stockholder.

Use of Proceeds
We will not receive any of the proceeds from any sale of the shares by selling stockholders. We will receive up to $16,594,735 in proceeds from cash exercises of the warrants currently outstanding and for which the underlying shares are included in this prospectus. We intend to use any such cash proceeds received for general corporate purposes. See “Use of Proceeds” on page 12.

Plan of Distribution
Up to 25,002,920 shares of common stock may be offered and sold by the selling stockholders through agents or brokers based upon quotations on the OTC Bulletin Board, through agents or brokers in private sales, or by any other legally available means. See “Plan of Distribution” on page 20.

Dividend Policy	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends on our common stock.

OTC Bulletin Board Symbol	PVCT

Risk Factors

Our company faces significant risks, including that our ongoing operations continue to be dependent upon our ability to raise capital. We have only four employees and our future success depends significantly on these employees. Please see the section of this prospectus entitled “Risk Factors,” beginning on page 4 for more information about the risks faced by us.

How to Contact Us

The mailing address of our principal executive office is 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, and our telephone number is (865) 769-4011.

RISK FACTORS

Our business is subject to various risks, including those described below. You should carefully consider these risk factors, together with all of the other information included in this prospectus. Any of these risks could materially adversely affect our business, operating results, and financial condition:

Our technologies are in early stages of development.

We generated minimal initial revenues from sales and operations in 2006 and 2005, and we do not expect to generate revenues to enable us to be profitable for several calendar quarters unless we sell and/or license our technologies. We must raise substantial additional funds beyond 2008 in order to fully implement our integrated business plan, including execution of the next phases in clinical development of our pharmaceutical products. We estimate that our existing capital resources will be sufficient to fund our current and planned operations.

Ultimately, we must achieve profitable operations if we are to be a viable entity, unless we are acquired by another company. We intend to proceed as rapidly as possible with the asset sale and licensure of OTC products that can be sold with a minimum of regulatory compliance and with the development of revenue sources through licensing of our existing intellectual property portfolio. We cannot assure you that we will be able to raise sufficient capital to sustain operations beyond 2008 before we can commence revenue generation or that we will be able to achieve or maintain a level of profitability sufficient to meet our operating expenses.

We will need additional capital to conduct our operations and develop our products beyond 2008, and our ability to obtain the necessary funding is uncertain.

We estimate that our existing capital resources will be sufficient to fund our current and planned operations through 2008; however, we may need additional capital. We have based this estimate on assumptions that may prove to be wrong, and we cannot assure that estimates and assumptions will remain unchanged. For example, we are currently assuming that we will continue to operate without any significant staff or other resources expansion. We intend to acquire additional funding through public or private equity financings or other financing sources that may be available. Additional financing may not be available on acceptable terms, or at all. As discussed in more detail below, additional equity financing could result in significant dilution to stockholders. Further, in the event that additional funds are obtained through licensing or other arrangements, these arrangements may require us to relinquish rights to some of our technologies, product candidates or products that we would otherwise seek to develop and commercialize ourselves. If sufficient capital is not available, we may be required to delay, reduce the scope of, or eliminate one or more of our programs, any of which could have a material adverse effect on our business and may impair the value of our patents and other intangible assets.

Existing stockholders may face dilution from our financing efforts.

We must raise additional capital from external sources to execute our business plan beyond 2008. We plan to issue debt securities, capital stock, or a combination of these securities, if necessary. We may not be able to sell these securities, particularly under current market conditions. Even if we are successful in finding buyers for our securities, the buyers could demand high interest rates or require us to agree to onerous operating covenants, which could in turn harm our ability to operate our business by reducing our cash flow and restricting our operating activities. If we were to sell our capital stock, we might be forced to sell shares at a depressed market price, which could result in substantial dilution to our existing shareholders. In addition, any shares of capital stock we may issue may have rights, privileges, and preferences superior to those of our common shareholders.

The prescription drug and medical device products in our internal pipeline are at an early stage of development, and they may fail in subsequent development or commercialization.

We are continuing to pursue clinical development of our most advanced pharmaceutical drug products, PH-10 and PV-10, for use as treatments for specific conditions. These products and other pharmaceutical drug and medical device products that we are currently developing will require significant additional research, formulation and manufacture development, and pre-clinical and extensive clinical testing prior to regulatory licensure and commercialization. Pre-clinical and clinical studies of our pharmaceutical drug and medical device products under development may not demonstrate the safety and efficacy necessary to obtain regulatory approvals. Pharmaceutical and biotechnology companies have suffered significant setbacks in advanced clinical trials, even after experiencing promising results in earlier trials. Pharmaceutical drug and medical device products that appear to be promising at early stages of development may not reach the market or be marketed successfully for a number of reasons, including the following:

•	a product may be found to be ineffective or have harmful side effects during subsequent pre-clinical testing or clinical trials;

•	a product may fail to receive necessary regulatory clearance;

•	a product may be too difficult to manufacture on a large scale;

•	a product may be too expensive to manufacture or market;

•	a product may not achieve broad market acceptance;

•	others may hold proprietary rights that will prevent a product from being marketed; or

•	others may market equivalent or superior products.

We do not expect any pharmaceutical drug products that we are developing to be commercially available for several years, if at all. Our research and product development efforts may not be successfully completed and may not result in any successfully commercialized products. Further, after commercial introduction of a new product, discovery of problems through adverse event reporting could result in restrictions on the product, including withdrawal from the market and, in certain cases, civil or criminal penalties.

Our OTC products are at an early stage of introduction, and we cannot be sure that they will be sold through a combination of asset sale and licensure in the marketplace or that we will have adequate capital to further develop these products, if necessary, which are an important factor in the future success of our business.

We recently have focused on marketing Pure-ific, one of our OTC products, on a limited basis to establish proof of concept. We have recognized minimal revenue from this product, as the sales of this product have not been material. In order for this product, and our other OTC products, to become commercially successful, unless we license and/or sell the underlying assets, we must increase significantly our distribution of them. Increasing distribution of our products requires, in turn, that we or distributors representing us increase marketing of these products. In view of our limited financial resources, we may be unable to afford increases in our marketing of our OTC products sufficient to improve our distribution of our products. Even if we can and do increase our marketing of our OTC products, we cannot assure you that we can successfully increase our distribution of our products.

If we do begin increasing our distribution of our OTC products, we must increase our production of these products in order to fill our distribution channels. Increased production will require additional financial resources that we do not plan to allocate at present. Additionally, we may succeed in increasing production without succeeding in increasing sales, which could leave us with excess, possibly unsaleable, inventory.

If we are unable to successfully introduce, market and distribute these products, our business, financial condition, results of operations and cash flows would likely require additional capital beyond 2008 to continue as a going concern.

Competition in the prescription drug, medical device and OTC pharmaceuticals markets is intense, and we may be unable to succeed if our competitors have more funding or better marketing.

The pharmaceutical and biotechnology industries are intensely competitive. Other pharmaceutical and biotechnology companies and research organizations currently engage in or have in the past engaged in research efforts related to treatment of dermatological conditions or cancers of the skin, liver and breast, which could lead to the development of products or therapies that could compete directly with the prescription drug, medical device and OTC products that we are seeking to develop and market.

Many companies are also developing alternative therapies to treat cancer and dermatological conditions and, in this regard, are our competitors. Many of the pharmaceutical companies developing and marketing these competing products have significantly greater financial resources and expertise than we do in:

•	research and development;

•	manufacturing;

•	preclinical and clinical testing;

•	obtaining regulatory approvals; and

•	marketing.

Smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Academic institutions, government agencies, and other public and private research organizations may also conduct research, seek patent protection, and establish collaborative arrangements for research, clinical development, and marketing of products similar to ours. These companies and institutions compete with us in recruiting and retaining qualified scientific and management personnel as well as in acquiring technologies complementary to our programs.

In addition to the above factors, we expect to face competition in the following areas:

•	product efficacy and safety;

•	the timing and scope of regulatory consents;

•	availability of resources;

•	reimbursement coverage;

•	price; and

•	patent position, including potentially dominant patent positions of others.

As a result of the foregoing, our competitors may develop more effective or more affordable products or achieve earlier product commercialization than we do.

Additionally, since our currently marketed products are generally established and commonly sold, they are subject to competition from products with similar qualities. Our OTC product Pure-ific competes in the market with other hand sanitizing products, including in particular, the following hand sanitizers:

•	Purell (owned by Johnson & Johnson);

•	Avagard D (manufactured by 3M); and

•	a large number of generic and private-label equivalents to these market leaders.

Our OTC product GloveAid represents a new product category that has no direct competitors; however, other types of products, such as AloeTouch® disposable gloves (manufactured by Medline Industries) target the same market niche.

Since our prescription products PV-10 and PH-10 have not yet been approved by the United Stated Food and Drug Administration, which we refer to as the “FDA,” or introduced to the marketplace, we cannot estimate what competition these products might face when they are finally introduced, if at all. We cannot assure you that these products will not face significant competition for other prescription drugs and generic equivalents.

If we are unable to secure or enforce patent rights, trademarks, trade secrets or other intellectual property our business could be harmed.

We may not be successful in securing or maintaining proprietary patent protection for our products and technologies we develop or license. In addition, our competitors may develop products similar to ours using methods and technologies that are beyond the scope of our intellectual property protection, which could reduce our anticipated sales. While some of our products have proprietary patent protection, a challenge to these patents can be subject to expensive litigation. Litigation concerning patents, other forms of intellectual property, and proprietary technology is becoming more widespread and can be protracted and expensive and can distract management and other personnel from performing their duties.

We also rely upon trade secrets, unpatented proprietary know-how, and continuing technological innovation to develop a competitive position. We cannot assure you that others will not independently develop substantially equivalent proprietary technology and techniques or otherwise gain access to our trade secrets and technology, or that we can adequately protect our trade secrets and technology.

If we are unable to secure or enforce patent rights, trademarks, trade secrets, or other intellectual property, our business, financial condition, results of operations and cash flows could be materially adversely affected. If we infringe on the intellectual property of others, our business could be harmed.

We could be sued for infringing patents or other intellectual property that purportedly cover products and/or methods of using such products held by persons other than us. Litigation arising from an alleged infringement could result in removal from the market, or a substantial delay in, or prevention of, the introduction of our products, any of which could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

If we do not update and enhance our technologies, they will become obsolete.

The pharmaceutical market is characterized by rapid technological change, and our future success will depend on our ability to conduct successful research in our fields of expertise, to discover new technologies as a result of that research, to develop products based on our technologies, and to commercialize those products. While we believe that our current technology is adequate for our present needs, if we fail to stay at the forefront of technological development, we will be unable to compete effectively. Our competitors are using substantial resources to develop new pharmaceutical technologies and to commercialize products based on those technologies. Accordingly, our technologies may be rendered obsolete by advances in existing technologies or the development of different technologies by one or more of our current or future competitors.

If we lose any of our key personnel, we may be unable to successfully execute our business plan.

Our business is presently managed by four key employees:

•	H. Craig Dees, Ph.D., our Chief Executive Officer;

•	Timothy C. Scott, Ph.D., our President;

•	Eric A. Wachter, Ph.D. our Vice President - Pharmaceuticals; and

•	Peter R. Culpepper, CPA, our Chief Financial Officer.

In addition to their responsibilities for management of our overall business strategy, Drs. Dees, Scott and Wachter are our chief researchers in the fields in which we are developing and planning to develop prescription drug, medical device and OTC products. Also, as of December 31, 2006, we owe $265,929 in accrued but unpaid compensation to our employees, and as of September 30, 2007, we owe $569,217 in accrued but unpaid compensation to our employees. The loss of any of these key employees could have a material adverse effect on our operations, and our ability to execute our business plan might be negatively impacted. Any of these key employees may leave their employment with us if they choose to do so, and we cannot assure you that we would be able to hire similarly qualified employees if any of our key employees should choose to leave.

Because we have only four employees in total, our management may be unable to successfully manage our business.

In order to successfully execute our business plan, our management must succeed in all of the following critical areas:

•	Researching diseases and possible therapies in the areas of dermatology and skin care, oncology, and biotechnology;

•	Developing prescription drug, medical device, and OTC products based on our research;

•	Marketing and selling developed products;

•	Obtaining additional capital to finance research, development, production, and marketing of our products; and

•	Managing our business as it grows.

As discussed above, we currently have only four employees, all of whom are full-time employees. The greatest burden of succeeding in the above areas, therefore, falls on Drs. Dees, Scott, Wachter, and Mr. Culpepper. Focusing on any one of these areas may divert their attention from our other areas of concern and could affect our ability to manage other aspects of our business. We cannot assure you that our management will be able to succeed in all of these areas or, even if we do so succeed, that our business will be successful as a result. We anticipate adding an additional regulatory affairs officer on a consulting basis within several months. While we have not historically had difficulty in attracting employees, our small size and limited operating history may make it difficult for us to attract and retain employees in the future, which could further divert management’s attention from the operation of our business.

Our common stock price can be volatile because of several factors, including a limited public float, which has increased significantly from 2005 to 2007.

From January 1, 2006 through November 26, 2007 the sale price of our common stock fluctuated from $3.07 to $0.83 per share. We believe that our common stock is subject to wide price fluctuations because of several factors, including:

•	absence of meaningful earnings and ongoing need for external financing;

•	a relatively thin trading market for our common stock, which causes trades of small blocks of stock to have a significant impact on our stock price;

•	general volatility of the stock market and the market prices of other publicly traded companies; and

•	investor sentiment regarding equity markets generally, including public perception of corporate ethics and governance and the accuracy and transparency of financial reporting.

Financings that may be available to us under current market conditions frequently involve sales at prices below the prices at which our common stock trades on the OTC Bulletin Board, as well as the issuance of warrants or convertible debt that require exercise or conversion prices that are calculated in the future at a discount to the then market price of our common stock.

Any agreement to sell, or convert debt or equity securities into, common stock at a future date and at a price based on the then current market price will provide an incentive to the investor or third parties to sell the common stock short to decrease the price and increase the number of shares they may receive in a future purchase, whether directly from us or in the market.

Financings that may be available to us frequently involve high selling costs.

Because of our limited operating history, low market capitalization, thin trading volume and other factors, we have historically had to pay high costs to obtain financing and expect to continue to be required to pay high costs for any future financings in which we may participate. For example, our past sales of shares and our sale of the debentures have involved the payment of finder’s fees or placement agent’s fees. These types of fees are typically higher for small companies like us. Payment of fees of this type reduces the amount of cash that we receive from a financing transaction and makes it more difficult for us to obtain the amount of financing that we need to maintain and expand our operations.

It is our general policy to retain any earnings for use in our operation.

We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, for use in our business and therefore do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Our stock price is below $5.00 per share and is treated as a “penny stock”, which places restrictions on broker-dealers recommending the stock for purchase.

Our common stock is defined as “penny stock” under the Exchange Act and its rules. The SEC has adopted regulations that define “penny stock” to include common stock that has a market price of less than $5.00 per share, subject to certain exceptions. These rules include the following requirements:

•	broker-dealers must deliver, prior to the transaction a disclosure schedule prepared by the SEC relating to the penny stock market;

•	broker-dealers must disclose the commissions payable to the broker-dealer and its registered representative;

•	broker-dealers must disclose current quotations for the securities;

•	if a broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers presumed control over the market; and

•
a broker-dealer must furnish its customers with monthly statements disclosing recent price information for all pennies stocks held in the customer’s account and information on the limited market in penny stocks.

Additional sales practice requirements are imposed on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser’s written consent to the transaction prior to sale. If our common stock remains subject to these penny stock rules these disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result, fewer broker-dealers may be willing to make a market in our stock, which could affect a shareholder’s ability to sell their shares.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.

FORWARD-LOOKING STATEMENTS

Some of the information contained in this prospectus are forward-looking statements (as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act), which mean that they relate to events or transactions that have not yet occurred, our expectations or estimates for our future operations, our growth strategies or business plans, or other facts that have not yet occurred. These statements can be identified by the use of forward-looking terminology such as “might,” “may,” “will,” “could,” “expect,” “anticipate,” “estimate,” “likely,” “intend,” “believe,” or “continue” or the negative thereof or other variations thereon or comparable terminology. The above risk factors contain discussions of important factors that should be considered by prospective investors for their potential impact on forward-looking statements included in this prospectus. These important factors, among others, may cause actual results to differ materially and adversely from the results expressed or implied by the forward-looking statements. We caution investors that these discussions of important risks and uncertainties are not exclusive, and our business may be subject to other risks and uncertainties which are not detailed there. Investors are cautioned not to place undue reliance on our forward-looking statements. We make forward-looking statements as of the date of this prospectus, and we assume no obligation to update the forward-looking statements after the date hereof whether as a result of new information or events, changed circumstances, or otherwise, except as required by law.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the resale of any of our common stock offered in this prospectus. We will not receive any of the proceeds from any sale of the shares by the selling stockholders. If the warrants that were issued to the selling stockholders to purchase 17,303,087 shares of our common stock are exercised for cash, we will receive estimated proceeds of approximately $16,594,735 from the selling stockholders. We intend to use any such cash proceeds received for general corporate purposes.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share, of which 49,207,614 shares were issued and outstanding and held of record as of November 26, 2007, by approximately 1,821 stockholders of record. A significant portion of our common stock is held in either nominee name or street-name brokerage accounts. All outstanding shares of common stock are fully paid and non-assessable. Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Holders of shares of common stock are entitled to receive dividends when, as, and if declared by our board of directors from funds legally available therefor and to share ratably in our assets available upon liquidation, dissolution, or winding up. The holders of shares of the common stock do not have cumulative voting rights for the election of directors and, accordingly, the holders of more than 50% of the shares of common stock are able to elect all directors. Our Restated Articles of Incorporation do not grant preemptive rights. The common stock may not be redeemed except upon our consent and the consent of the stockholders, and the common stock is not subject to liability for further calls or to assessments by Provectus. This summary does not purport to be complete and is qualified in its entirety by reference to our Restated Articles of Incorporation and to Nevada law.

Preferred Stock

We are authorized to issue 25,000,000 shares of preferred stock, $0.001 par value per share, of which no shares are issued and outstanding. The shares of preferred stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by our board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by our board of directors pursuant to authority vested in it. Without limiting the generality of the foregoing, shares in such series shall have voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by our board of directors. The number of shares of any such series so set forth in the resolution or resolutions may be increased (but not above the total number of authorized shares of preferred stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the board of directors.

Governing Law and Organizational Documents

Stockholders’ rights and related matters are governed by the laws of the State of Nevada, our Restated Articles of Incorporation and our Bylaws. Our Restated Articles of Incorporation may not be amended without the affirmative vote of at least a majority of the shares entitled to vote generally in the election of directors, voting as a single voting group. Our Bylaws may be amended by either the affirmative vote of 75% of all shares outstanding and entitled to vote generally in the election of directors or by an affirmative vote of a majority of our directors then holding office.

Stock Option Plans

The 2002 Stock Option Plan, as amended (the “Plan”), provides for the grant of four types of incentive awards, specifically stock options, stock appreciation rights, rights to purchase restricted stock, and long-term performance awards.

Our employees and consultants, including officers and directors who also are employees or consultants, and our directors who are not employees whose present and potential contributions are important to our continued success are eligible to receive awards under the Plan. The purpose of a long-term incentive plan is to direct the attention and efforts of participating employees to our long-term performance by relating incentive compensation to the achievement of long-term corporate economic objectives. The Plan also is designed to retain, reward and motivate participating employees by providing an opportunity for investment in us and the advantages inherent in ownership of our common stock. A total of 10,000,000 shares of our common stock may be subject to, or issued pursuant to, awards granted under the Plan. If an award under the Plan is forfeited or terminated for any reason, the shares of common stock that were subject to the award again become available for distribution in connection with awards under the Plan. In addition, shares subject to stock appreciation rights that are exercised for cash again become available for distribution in connection with awards under the Plan.

The Plan may be administered by one or more administrators if the board of directors deems division of administration necessary or desirable in order to comply with applicable law. Since the board of directors has not appointed any committees and because we have so few employees, the entire board of directors currently is acting as the administrator of the Plan.

The administrator has the exclusive discretion to select the employees, consultants and non-employee directors who receive awards under the Plan and to determine the type, size, and terms of each award, to modify the terms of awards, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the Plan. The Plan will remain in effect until all awards under the Plan either have been satisfied by the issuance of shares of our common stock or the payment of cash or have expired or otherwise terminated or the Plan is otherwise terminated by our board of directors. However, no awards may be granted more than ten years after the date of the stockholder’s approval of the Plan. Generally, a participant’s rights and interest under the Plan will not be transferable except by will or by the laws of descent and distribution.

Transfer Agent

We have retained Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107, as the transfer agent for our common stock. Atlas Stock Transfer Corporation’s telephone number is (801) 266-7151.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol “PVCT.” Trading in our common stock has occurred on a relatively inconsistent basis. The following table shows the quarterly high and low reported sale prices per share for our common stock over the last two completed fiscal years and first three completed quarters of the current fiscal year, as quoted on the OTC Bulletin Board. The prices represent quotations by dealers without adjustments for retail mark-ups, mark-downs, or commission and may not represent actual transactions. Investors should not rely on historical prices of our common stock as an indication of its future price performance. We obtained the information below from the finance page of www.Yahoo.com.

2005	High	Low
First Quarter	$1.25	$0.64
Second Quarter	0.85	0.52
Third Quarter	0.99	0.60
Fourth Quarter	1.14	0.85

2006
First Quarter	$1.33	$0.83
Second Quarter	2.16	0.98
Third Quarter	1.58	0.90
Fourth Quarter	1.35	1.00

2007
First Quarter	$1.64	$1.04
Second Quarter	1.94	1.29
Third Quarter	3.07	1.44
Fourth Quarter, through November 26, 2007	2.49	2.05

As of November 26, 2007, we had 1,821 holders of record of our common stock.

SELLING STOCKHOLDERS

The following table sets forth the shares beneficially owned, as of November 26, 2007, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all the offered shares are sold.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. However, certain warrants are subject to limitations upon exercise, if any. The most significant of these limitations is that the selling stockholder may not exercise its warrants if the exercise would cause such holder’s beneficial ownership of our common stock (excluding shares underlying any of their unconverted to debentures or unexercised warrants) to exceed 4.99% of the outstanding shares of common stock. Therefore, although they are included in the table below, the number of shares of common stock for some listed persons may include shares that may not be purchased during a given 60-day period used for purpose of determining beneficial ownership.

Names	Beneficial Ownership	Shares Registered (1)	Post Offering (2)	% Owned Post Offering
Lawrence B. Ordower	416,666	416,666	0	*
Michael H Davidson	166,666	166,666	0	*
Jamie Ordower	83,333	83,333	0	*
Garrett Ordower	83,333	83,333	0	*
Frank X. Gruen	166,666	166,666	0	*
Ronald E. Davis, Jr.	83,334	83,334	0	*
Douglas W. Lyons Revocable Trust 12/20/99	833,334	833,334	0	*
Banyan Investors, L.L.C.	833,334	833,334	0	*
Robert D. Duncan	266,666	266,666	0	*
Nancy C. Campbell	41,666	41,666	0	*
Timothy M. Holmes Revocable Trust	303,333	303,333	0	*
Stephen R. Quazzo Trust	150,001	150,001	0	*
Nite Capital LP	366,666	366,666	0	*
Abba Properties	266,666	266,666	0	*
Michael P. Morrison	166,666	166,666	0	*
Effective Trading, LLC	916,666	916,666	0	*
Dennis J. Klein	66,667	66,667	0	*
Avi Balsam and Nathaniel Abramson Partnership	150,000	150,000	0	*
Marvin and Carole Parsoff	90,000	90,000	0	*
Parsoff Family Fund	10,000	10,000	0	*
ELGJO, LLC	500,000	500,000	0	*
Anthony Marrano Co.	100,000	100,000	0	*
Gerald Franks	50,000	50,000	0	*
Dan Stern cust Alexa Stern	10,000	10,000	0	*

Names	Beneficial Ownership	Shares Registered (1)	Post Offering (2)	% Owned Post Offering
Dan Stern Rev. Trust	25,000	25,000	0	*
Jeff Stern IRA	25,000	25,000	0	*
Steve Assimos	5,000	5,000	0	*
Michael Davidson	100,000	100,000	0	*
Asher Wolmark	14,500	14,500	0	*
Daniel Stern	3,250	3,250	0	*
Columbia Holdings, LTD	3,300,001	3,300,001	0	*
David E. and Kirsten R. Cunningham Charitable Foundation	166,668	166,668	0	*
Ruth Bayer	83,334	83,334	0	*
Lawrence Kirsch Trust	100,000	100,000	0	*
Eric R. Samuelson	100,000	100,000	0	*
Dr. Donald Adams	7,176,123	1,795,715	5,380,408	10.7%
Dr. Douglas Adkins	209,200	150,000	59,200	*
MSR Consultants LTD	380,334	310,334	70,000	*
Mary Ardinger	27,168	27,168	0	*
Thomas Doyle	30,002	16,668	13,334	*
JMB Financial Consultants LTD	55,002	41,668	13,334	*
Dr. Thomas & Susan Donnelly	96,989	41,666	55,323	*
Tim McNamee	29,168	29,168	0	*
RDB, Ltd.	61,666	61,666	0	*
Robert A. Edwards	45,003	25,002	20,001	*
Linda M. Pearson	45,003	25,002	20,001	*
Lillian Sivaslian	131,197	100,000	31,197	*
Peter & Lillian Sivaslian	388,849	138,750	250,099	*
Anita Iversen	33,750	18,750	15,000	*
Michael Rosenbaum	86,275	34,625	51,650	*
Leon Somerall	131,750	131,750	0	*
Arthur Roshwalb	48,600	27,000	21,600	*
Dr. William Sperling	197,100	188,000	9,100	*
Nino Cutillo	22,005	12,225	9,780	*
Eugene and Barbara Golia	15,001	8,334	6,667	*
Joel Mair	71,791	61,791	10,000	*
Stan Katz	189,442	186,554	2,888	*
Tim Richardson	94,611	51,472	43,139	*
Steven Ross	157,292	90,625	66,667	*

Names	Beneficial Ownership	Shares Registered (1)	Post Offering(2)	% Owned Post Offering
Frank Powers	80,000	66,667	13,333	*
William & Kellie Wood	60,001	33,334	26,667	*
Jordan Keller	22,500	12,500	10,000	*
Charles Ellis	7,506	4,170	3,336	*
Chad Ellis	9,000	5,000	4,000	*
Jack Richardson	45,000	25,000	20,000	*
Gordon D. Katz	68,000	50,000	18,000	*
David Ruggieri	293,000	271,500	21,500	*
Richard Cohen	200,000	200,000	0	*
Ben Crown	52,000	20,000	32,000	*
Mark Grinbaum	130,000	60,000	70,000	*
Steven Valko	10,000	10,000	0	*
William Filon	10,000	10,000	0	*
Pepper Financial Corp.	100,000	100,000	0	*
Martin Becker	29,000	25,000	4,000	*
Randy Getchis	21,000	10,000	11,000	*
Robert Moody, Jr.	428,500	428,500	0	*
Barclay Armitage	420,000	400,000	20,000	*
Robert Maltese	64,500	50,000	14,500	*
William Harms	25,000	25,000	0	*
Donald Schmidt	188,000	168,000	20,000	*
Peter and Joanne Trotter	21,500	10,000	11,500	*
HT Ardinger & Sons	86,000	86,000	0	*
Stuart Gates	277,810	95,905	181,905	*
Network One Financial Securities, Inc. (3)	98,689	33,689	65,000	*
Damon Testaverde	688,329	287,963	400,366	*
William Heming, Jr.	235,990	57,454	178,536	*
Daniel Balestra	89,900	89,900	0	*
Chicago Investment Group (3)	136,250	136,250	0	*
Arun K. Veluchamy	1,125,000	625,000	500,000	1.0%
Ronald Stone Insurance Trust	1,273,499	800,166	473,333	*
Jan E. Koe	97,501	83,334	14,167	*
James Cristantiello	266,666	133,333	133,333	*

Names	Beneficial Ownership	Shares Registered (1)	Post Offering (2)	% Owned Post Offering
George Reilly	908	908	0	*
Howard Corum	2,500	2,500	0	*
Gary Fine	2,500	2,500	0	*
David Gorman	16,558	5,500	11,058	*
Douglas W. Lyons Revocable Trust 12/20/99	149,999	83,333	66,666	*
Ronald Earl Davis, Jr.	117,000	83,333	33,667	*
Stephen R. Quazzo Trust dated 11/09/95	150,001	83,334	66,667	*
Robert D. Duncan	399,999	166,666	233,333	*
Shelby E.L. Pruett	45,000	45,000	0	*
Gryffindor Capital Partners I, LLC (5)	5,326,459	3,766,666	1,559,793	2.9%
The Flicker Children Irrevocable Trust	58,500	32,500	26,000	*
Whalehaven Capital Fund Limited	397,466	397,466	0	*
Snedegar Revocable Living Trust	166,666	166,666	0	*
Vesterix Venture Capital LLC	237,002	131,668	105,334	*
Kenneth and Nancy Spadaford	236,250	81,250	155,000	*
Frank DiPerna	29,500	25,000	4,500	*
W. Allen Everette	75,000	45,000	30,000	*
Walter T. Rose, Jr.	60,000	35,000	25,000	*
Eric A. Wachter (4)	3,447,351	330,881	3,116,470	6.3%
Kenneth Hicks	50,000	50,000	0	*
Nick and Carol Westlund	230,000	150,000	80,000	*
Alan Perl	64,000	20,000	44,000	*
Samuel Stephen Gains	33,333	33,333	0	*
Marc Alan Stromen	82,500	49,500	33,000	*
Herman B. Willis Jr.	48,500	24,000	24,500	*
William James Crusoe	90,275	90,275	0	*
Kenneth Spadaford	236,250	90,000	146,250	*
Venture Catalyst, LLC	281,171	44,044	237,127	*
Raphael P. Haddock	17,040	17,040	0	*
Lawrence C. Haddock (3)	232,693	232,693	0	*
Libby Schilit	30,000	30,000	0	*
Carolyn Fairbank & Keith Biggs	44,667	21,667	23,000	*
Lawrence Smelzer	118,694	20,294	98,400	*
Wayne R. Wightman	7,900	2,900	5,000	*
James R. Kickel	39,400	2,900	36,500	*

Names	Beneficial Ownership	Shares Registered (1)	Post Offering(2)	% Owned Post Offering
Anthony A. Ripepi, Jr.	17,900	2,900	15,000	*
Joseph J. Marcoquiseppe	3,970	1,470	2,500	*
Dominic Sabatino, Jr.	13,470	1,470	12,000	*
Paul R. Santora	16,400	2,900	13,500	*
Robert S. Kelley	7,900	2,900	5,000	*
James A. Shakour	17,900	2,900	15,000	*
Patrick J. Crean	14,700	14,700	0	*
Gregory K. Crean	15,800	5,800	10,000	*
Robert W. Grambo	74,200	11,700	62,500	*
Karen Goldfarb	75,000	75,000	0	*
Jeffrey Kraws	75,000	75,000	0	*
Landman-Giacinto Construction, Inc.	60,000	60,000	0	*
Drane & Freyer Profit Sharing Plan, for the benefit of Scott A. Drane	105,001	58,334	46,667	*
Drane & Freyer Profit Sharing Plan for the benefit of Wendy Freyer	45,000	25,000	20,000	*
Fort Mason Partners, L.P.	167,016 (6)	10,500	156,516	*
Fort Mason Master, L.P.	167,016 (6)	156,516	10,500	*
Josh Fisher (3)	125,000	75,000	50,000	*
David W. McGlaughon	45,620	25,000	20,620	*
	39,999,853	25,002,920	14,996,932

__________

 (*) Less than 1%.

(1) The numbers on the table reflect the actual number of shares issued or issuable to the selling stockholder.

(2) Assumes that all shares registered for resale pursuant to this offering have been sold.

(3) The selling stockholder has acted as a consultant or placement agent within the last three years.

(4) The selling stockholder is our Vice President – Pharmaceuticals and is a member of our Board of Directors.

(5) Stuart Fuchs, a member of our Board of Directors, is a co-founder and managing principal of selling stockholder.

(6) The shares beneficially owned are owned by Fort Mason Partners, L.P. and Fort Mason Master, L.P.  Fort Mason Capital, LLC serves as the general partner of each of the Fort Mason fund and, in such capacity, exercises sole voting and investment authority with respect to such shares.  Mr. Daniel German serves as the sole managing member of Fort Mason Capital, LLC.  Fort Mason Capital, LLC and Mr. German each disclaim beneficial ownership of such shares, except to the extent of its or his pecuniary interest therein, if any.

Material Relationship between Provectus and the Selling Stockholders

Except for Eric A. Wachter and Gryffindor Capital Partners I, LLC, none of the selling stockholders are affiliates or controlled by our affiliates.  Eric A. Wachter is our Vice President – Pharmaceuticals and as a member of our Board of Directors.  Gryffindor Capital Partners was co-founded by Stuart Fuchs, a member of our Board of Directors, and is a managing principal of Gryffindor Capital Partners I, LLC.  Except for Eric A. Wachter, none of the selling stockholders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates. We have separate contractual obligations to file this registration with each of the selling stockholders.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales, but, if at all, only after the effectiveness of the registration statement of the shares of common stock offered hereby;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act of 1933, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls, and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. We believe that the selling stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Selling stockholders may be, and any broker-dealers or agents that are involved in selling the shares are, deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. We are required to pay all fees and expenses incident to the registration of the shares. Otherwise, all discounts, commissions or fees incurred in connection with the sale of the common stock offered hereby will be paid by the selling stockholders.

    Upon our being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing

•	the name of each such selling stockholder and of the participating broker-dealer(s);

•	the number of shares involved;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

Furthermore, the Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

(1)	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

(2)	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

(3)	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

(4)	contains a toll-free telephone number for inquiries on disciplinary actions;

(5)	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

(6)	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

(1)	with bid and offer quotations for the penny stock;

(2)	details of the compensation of the broker-dealer and its salesperson in the transaction;

(3)	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

(4)	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Blue Sky Restrictions on Resale

The selling stockholders named in this prospectus may offer and sell the shares covered by this prospectus in states of the United States only where exemptions from registration under state securities laws are available.  Investors and securities professionals are advised to check each state’s securities laws and regulations (known as “Blue Sky” laws) or to check with management of the company to ascertain whether an exemption exists for the sale of our shares in a particular state.

DIRECTORS, EXECUTIVE OFFICERS, CONTROL PERSONS AND MANAGEMENT

Our executive officers and directors are:

H. Craig Dees, Ph.D., 55, has served as our Chief Executive Officer and as a member of our Board of Directors since we acquired PPI, a privately held Tennessee Corporation on April 23, 2002. Before joining us, from 1997 to 2002 he served as senior member of the management team of Photogen Technologies, Inc., including serving as a member of the Board of Directors of Photogen from 1997 to 2000. Prior to joining Photogen, Dr. Dees served as a Group Leader at the Oak Ridge National Laboratory and as a senior member of the management teams of LipoGen Inc., a medical diagnostic company which used genetic engineering technologies to manufacture and distribute diagnostic assay kits for auto-immune diseases, and TechAmerica Group Inc., now a part of Boehringer Ingelheim Vetmedica, Inc., the U.S. animal health subsidiary of Boehringer Ingelhem GmbH, an international chemical and pharmaceutical company headquartered in Germany. He earned a Ph.D. in Molecular Virology from the University of Wisconsin–Madison in 1984.

Timothy C. Scott, Ph.D., 49, has served as our President and as a member of our Board of Directors since we acquired PPI on April 23, 2002. Prior to joining us, Dr. Scott was a senior member of the Photogen management team from 1997 to 2002, including serving as Photogen’s Chief Operating Officer from 1999 to 2002, as a director of Photogen from 1997 to 2000, and as interim CEO for a period in 2000. Before joining Photogen, he served as senior management of Genase LLC, a developer of enzymes for fabric treatment and held senior research and management positions at Oak Ridge National Laboratory. Dr. Scott earned a Ph.D. in Chemical Engineering from the University of Wisconsin–Madison in 1985.

Eric A. Wachter, Ph.D., 45, has served as our Vice President – Pharmaceuticals and as a member of our Board of Directors since we acquired PPI on April 23, 2002. Prior to joining us, from 1997 to 2002 he was a senior member of the management team of Photogen, including serving as Secretary and a director of Photogen since 1997 and as Vice President and Secretary and a director of Photogen since 1999. Prior to joining Photogen, Dr. Wachter served as a senior research staff member with Oak Ridge National Laboratory. He earned a Ph.D. in Chemistry from the University of Wisconsin–Madison in 1988.

Peter R. Culpepper, 48, was appointed to serve as our Chief Financial Officer in February 2004. Previously, Mr. Culpepper served as Chief Financial Officer for Felix Culpepper International, Inc. from 2001 to 2004; was a Registered Representative with AXA Advisors, LLC from 2002 to 2003; has served as Chief Accounting Officer and Corporate Controller for Neptec, Inc. from 2000 to 2001; has served in various Senior Director positions with Metromedia Affiliated Companies from 1998 to 2000; has served in various Senior Director and other financial positions with Paging Network, Inc. from 1993 to 1998; and has served in a variety of financial roles in public accounting and industry from 1982 to 1993. He earned a Masters in Business Administration in Finance from the University of Maryland–College Park in 1992. He earned an AAS in Accounting from the Northern Virginia Community College–Annandale, Virginia in 1985. He earned a B.A. in Philosophy from the College of William and Mary–Williamsburg, Virginia in 1982. He is a licensed Certified Public Accountant in both Tennessee and Maryland.

Stuart Fuchs, 60, has served as a member of our Board of Directors since January 23, 2003. He is the co-founder and has been a managing principal of Gryffindor, a Chicago-based venture capital firm, since January 2000. Before joining Gryffindor, he was a founding stockholder of several biotech companies, including Angiogen LLC (since 1998), which develops combinations of drugs to stimulate in vivo production of factors that inhibit the growth of blood vessels in tumors, and Nace Pharma LLC (since 1996), which develops drugs that employ novel drug delivery technologies. Through Nace Resources Inc., a Delaware corporation providing strategic and financial advice to companies in the technology sector, Mr. Fuchs has formed or participated in groups of investors on behalf of several companies, including Miicro Inc., Celsion Corp. and Photogen. Before founding Nace Resources Inc., he served for 19 years as an investment banker with Goldman, Sachs & Co., where he co-managed the firm’s public finance activities for the Midwest region. Before joining Goldman, Sachs & Co., Mr. Fuchs was a lawyer in private practice with Barrett Smith Schapiro & Simon in New York. Mr. Fuchs holds an A.B. degree from Harvard College and a J.D. from Harvard Law School and is a member of the Association of the Bar of the City of New York.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors, Executive Officers and Other Stockholders

The table below shows the amount of our common stock beneficially owned as of November 26, 2007, by each of our directors and officers, all executive officers and directors as a group, and each person whom we believe beneficially owns more than 5% of our outstanding voting stock.

Name and Address (1)	Amount and Nature of Beneficial Ownership (2)		Percentage of Class (3)
Directors and Executive Officers:
H. Craig Dees	2,839,525	(4)	5.6
Timothy C. Scott	2,797,632	(5)	5.5
Eric A. Wachter	3,447,351	(6)	6.8
Peter R. Culpepper	1,216,665	(7)	2.4
Stuart Fuchs	976,418	(8)	2.0
All directors and executive officers as a group (5 persons)	11,277,591	(9)	20.6
Other Stockholders:
Dr. Donald E. Adams 370 Crestmont Drive San Luis Obispo, California 93401	7,176,123	(10)	14.1
Gryffindor Capital Partners I, L.L.C. 150 North Wacker Drive, Suite 800 Chicago, IL 60606`	5,552,918	(11)	10.5

(1)
If no address is given, the named individual is an executive officer or director of Provectus Pharmaceuticals, Inc., whose business address is 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931.

(2)
Shares of common stock that a person has the right to acquire within 60 days of November 30, 2007 are deemed outstanding for computing the percentage ownership of the person having the right to acquire such shares, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by a note, each stockholder listed in the table has sole voting and investment power as to the shares owned by that person.

(3)	As of November 26, 2007, there were 49,207,614 shares of common stock issued and outstanding.
(4)	Dr. Dees’s beneficial ownership includes 536 shares held by Dees Family Foundation, an entity established for the benefit of Dr. Dees’s family, and 1,385,416 shares subject to options that are exercisable within 60 days

(5)
Dr. Scott’s beneficial ownership includes 55,996 shares held by Scott Family Investment Limited Partnership, a limited partnership established for the benefit of Dr. Scott’s family, and 1,441,666 shares subject to options which are exercisable within 60 days.

(6)
Dr. Wachter’s beneficial ownership includes 4,867 shares held by the Eric A. Wachter 1998 Charitable Remainder Unitrust and 1,216,666 shares subject to options which are exercisable within 60 days. Dr. Wachter’s beneficial ownership also includes 330,881 shares of Common Stock underlying Warrants.

(7)	Mr. Culpepper’s beneficial ownership includes 1,001,084 shares subject to options which are exercisable within 60 days.
(8)
Mr. Fuchs’s beneficial ownership includes 226,459 shares held by SFF Limited Partnership, a limited partnership of which Mr. Fuchs is the general partner; 348,499 shares in an IRA of Mr. Fuchs; 175,000 shares subject to options which are exercisable within 60 days; and 226,460 shares held by Gryffindor Capital Partners I, L.L.C., a Delaware limited liability company of which Mr. Fuchs is the managing principal (“Gryffindor”).

(9)	Includes 5,219,832 shares subject to options which are exercisable within 60days.
(10)	Dr. Adams’s beneficial ownership includes 5,526,123 shares directly held. Dr. Adams’s beneficial ownership also includes 1,650,000 shares of Common Stock underlying Warrants.
(11)
Gryffindor’s beneficial ownership includes 1,559,793 shares directly held and 226,459 shares held by SFF Limited Partnership, a limited partnership of which Stuart Fuchs, one of our directors, is the general partner. Gryffindor disclaims beneficial ownership of the shares held by SFF Limited Partnership. Gryffindor’s beneficial ownership also includes 3,766,666 shares of Common Stock underlying Warrants.

EXECUTIVE COMPENSATION

The table below shows the compensation for services in all capacities we paid during the year ended December 31, 2006 to our Chief Executive Officer and our two other most highly paid executive officers:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
H. Craig Dees, CEO	2006	333,333	127,308	459,208	30,288	950,137
Timothy C. Scott, President	2006	333,333	127,308	459,208	30,288	950,137
Eric A. Wachter, VP-Pharmaceuticals	2006	333,333	127,308	459,208	30,288	950,137

(1)
The value represented for each Named Executive is the aggregate compensation expense for such person’s stock options awards recognized by the Company during 2006 which include awards granted prior to 2006, for financial statement reporting purposes as computed in accordance with FAS 123R. The assumptions used in determining the listed valuations are provided in Note 5 to the Consolidated Financial Statements, beginning on page F-16. Each named full-time employee is also a director of the Company. Included is each employee’s director compensation of 50,000 stock options granted at an exercise price of $1.02 which is the fair market price on the date of issuance. The options vested immediately on the date of grant and expire in 2016. For purposes of estimating the fair value of each stock option on the date of grant, the Company utilized the Black-Scholes option-pricing model which totaled $48,000 for the 50,000 options.

(2)           Other compensation represents unused vacation that was paid out.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
H. Craig Dees	59,375	--	0.32	2013
	25,000	--	0.60	2013
	225,000	75,000	1.10	2014
	25,000	--	0.95	2014
	75,000	225,000	0.64	2015
	100,000	200,000	0.75	2015
	25,000	--	0.62	2015
	66,666	133,334	0.94	2015
	50,000	--	1.02	2016
	--	1,000,000	1.02	2016
Timothy C. Scott	75,000	--	0.32	2013
	25,000	--	0.60	2013
	225,000	75,000	1.10	2014
	25,000	--	0.95	2014
	75,000	225,000	0.64	2015
	100,000	200,000	0.75	2015
	25,000	--	0.62	2015
	66,666	133,334	0.94	2015
	50,000	--	1.02	2016
	--	1,000,000	1.02	2016
Eric A. Wachter	75,000	--	0.32	2013
	25,000	--	0.60	2013
	120,920	75,000	1.10	2014
	25,000	--	0.95	2014
	75,000	225,000	0.64	2015
	100,000	200,000	0.75	2015
	25,000	--	0.62	2015
	66,666	133,334	0.94	2015
	50,000	--	1.02	2016
	--	1,000,000	1.02	2016

(1)
The unexercisable options for each Named Executive vest at the same rate for the respective equity award. The 75,000 unexercisable options vest in 2007. The 225,000 and 1,000,000 unexercisable options vest over three years beginning in 2007. The 200,000 and 133,334 unexercisable options vest over two years beginning in 2007.

Employment Agreements

On January 4, 2005, we entered into executive employment agreements with each of H. Craig Dees. Ph.D., Timothy C. Scott, Ph.D., Eric A. Wachter, Ph.D., and Peter R. Culpepper, CPA, to serve as our Chief Executive Officer, President, Executive Vice President and Chief Financial Officer, respectively. Each agreement provides that such executive will be employed for a one-year term with automatic one-year renewals unless previously terminated pursuant to the terms of the agreement or either party gives notice that the term will not be extended. Each executive’s initial base salary is $200,000 per year and is subject to adjustment by our Board of Directors. Executives are also entitled to participate in any incentive compensation plan or bonus plan adopted by us without diminution of any compensation or payment under the agreement. Executives are further entitled to reimbursement for all reasonable out-of-pocket expenses incurred during his performance of services under the agreement.

Each agreement generally provides that if the executive’s employment is terminated prior to a change in control (as defined in the agreement) (1) due to expiration or non-extension of the term by us, or (2) by us for any reason other than for cause (as defined in the agreement), then such executive shall be entitled to receive payments under the agreement as if the agreement was still in effect through the end of the period in effect as of the date of such termination. If the executive’s employment (1) is terminated by the company at any time for cause, (2) is terminated by executive prior to, and not coincident with, a change in control or (3) is terminated by executive’s death, disability or retirement prior to a change in control, the executive (or his estate, as the case may be) shall be entitled to receive payments under the agreement through the last date of the month of such termination, a pro rata portion of any incentive or bonus payment earned prior to such termination, any benefits to which he is entitled under the terms and conditions of the pertinent plans in effect at termination and any reasonable expenses incurred during the performance of services under the agreement.

In the event that coincident with or following a change in control, the executive’s employment is terminated or the agreement is not extended (1) by action of the executive including his death, disability or retirement or (2) by action of the company not for cause, the executive (or his estate, as the case may be) shall be entitled to receive payments under the agreement through the last date of the month of such termination, a pro rata portion of any incentive or bonus payment earned prior to such termination, any benefits to which he is entitled under the terms and conditions of the pertinent plans in effect at termination and any reasonable expenses incurred during the performance of services under the agreement. In addition, the company shall pay to the executive (or his estate, as the case may be), within 30 days following the date of termination or on the effective date of the change in control (whichever occurs later), a lump sum payment in cash in an amount equal to 2.90 times the base salary paid in the preceding calendar year, or scheduled to be paid to such executive during the year of such termination, whichever is greater, plus an additional amount sufficient to pay United States income tax on the lump sum amount paid.

The following table shows the base salary compensation these officers would have received under the employment agreements had a change in control occurred as of December 31, 2006.

Name	Amount
H. Craig Dees, Ph.D.	$1,015,000
Timothy C. Scott, Ph.D.	$1,015,000
Eric A. Wachter, Ph.D.	$1,015,000
Peter R. Culpepper, CPA, MBA	$1,015,000

Equity Compensation Plan Information

The table below sets forth certain information regarding shares available as of December 31, 2006 for issuance under our equity compensation plans:

Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	9,014,714	$ 0.91	800,000
Equity compensation plans not approved by stockholders	0	$ --	0
Total	9,014,714	$ 0.91	800,000

Director Compensation

Three of our four directors, Drs. Dees, Scott and Wachter, are also full-time employees. As discussed under the heading “Executive Compensation,” they are compensated for their service in those roles. Other than the options described below, they are not separately compensated for their service as directors.

Mr. Fuchs does not receive cash compensation for his service as a member of the Board of Directors, although he is reimbursed for expenses incurred in fulfilling his duties as a director, including attending meetings.

On the date of each annual meeting of stockholders, each member of the Board of Directors receives options exercisable for shares of our common stock. In 2006, each of our directors received 50,000 options.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Stuart Fuchs			48,000				48,000

(1) Our other 3 directors are also full-time employees whose compensation is discussed under the heading “Executive Compensation.”

(2) A total of 50,000 stock options were granted at an exercise price of $1.02 which is the fair market price on the date of issuance. The options vested immediately on the date of grant and expire in 2016. For purposes of estimating the fair value of each stock option on the date of grant, the Company utilized the Black-Scholes option-pricing model.

BUSINESS

Overview

Provectus, and its seven wholly owned subsidiaries:

•  Xantech Pharmaceuticals, Inc.;

•  Pure-ific Corporation;

•  Provectus Biotech, Inc.;

•  Provectus Devicetech, Inc.;

•  Provectus Imaging, Inc.;

•  IP Tech, Inc.; and

•  Provectus Pharmatech, Inc.

(which we refer to as our subsidiaries) develop, license and market and plan to sell products in three sectors of the healthcare industry:

•	Over-the-counter products, which we refer to in this report as “OTC products;”

•	Prescription drugs; and

•	Medical device systems.

We manage Provectus and our subsidiaries on an integrated basis and when we refer to “we” or “us” or “the company” in this Prospectus, we refer to all eight corporations considered as a single unit. Our principal executive offices are located at 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, telephone (865) 769-4011.

Through discovery and use of state-of-the-art scientific and medical technologies, the founders of our pharmaceutical business have developed a portfolio of patented, patentable, and proprietary technologies that support multiple products in the prescription drug, medical device and OTC products categories. These patented technologies are for:

•	treatment of cancer;

•	novel therapeutic medical devices;

•	enhancing contrast in medical imaging;

•	improving signal processing during biomedical imaging; and

•	enhancing production of biotechnology products.

Our prescription drug products encompass the areas of dermatology and oncology and involve several types of small molecule-based drugs. Our medical device systems include therapeutic and cosmetic lasers, while our OTC products address markets primarily involving skincare applications. Because our prescription drug candidates and medical device systems are in the early stages of development, they are not yet on the market and there is no assurance that they will advance to the point of commercialization.

Our first commercially available products are directed into the OTC market, as these products pose minimal or no regulatory compliance barriers to market introduction. For example, the active pharmaceutical ingredient (API) in our ethical products is already approved for other medical uses by the FDA and has a long history of safety for use in humans. This use of known APIs for novel uses and in novel formulations minimizes potential adverse concerns from the FDA, since considerable safety data on the API is available (either in the public domain or via license or other agreements with third parties holding such information). In similar fashion, our OTC products are based on established APIs and, when possible, utilize formulations (such as aerosol or cream formulations) that have an established precedent. (For more information on compliance issues, see “Federal Regulation of Therapeutic Products.” In this fashion, we believe that we can diminish the risk of regulatory bars to the introduction of safe, consumer-friendly products and minimize the time required to begin generating revenues from product sales. At the same time, we continue to develop higher-margin prescription pharmaceuticals and medical devices, which have longer development and regulatory approval cycles.

Over-the-Counter Pharmaceuticals

Our OTC products are designed to be safer and more specific than competing products. Our technologies offer practical solutions for a number of intractable maladies, using ingredients that have limited or no side effects compared with existing products. To develop our OTC products, we typically use compounds with potent antibacterial and antifungal activity as building blocks and combine these building blocks with anti-inflammatory and moisture-absorbing agents. Products with these properties can be used for treatment of a large number of skin afflictions, including:

•	hand irritation associated with use of disposable gloves;

•	eczema; and

•	mild to moderate acne.

Where appropriate, we have filed or will file patent applications and will seek other intellectual property protection to protect our unique formulations for relevant applications.

GloveAid

Personnel in many occupations and industries now use disposable gloves daily in the performance of their jobs, including:

•	Airport security personnel;

•	Food handling and preparation personnel;

•	Sanitation workers;

•	Postal and package delivery handlers and sorters;

•	Laboratory researchers;

•	Health care workers such as hospital and blood bank personnel; and

•	Police, fire and emergency response personnel.

Accompanying the increased use of disposable gloves is a mounting incidence of chronic skin irritation. To address this market, we have developed GloveAid, a hand cream with both antiperspirant and antibacterial properties, to increase the comfort of users’ hands during and after the wearing of disposable gloves. During 2003, we ran a pilot scale run at the manufacturer of GloveAid. We now intend to license this product to a third party with experience in the institutional sales market.

Pure-ific

Our Pure-ific line of products includes two quick-drying sprays, Pure-ific and Pure-ific Kids, that immediately kill up to 99.9% of germs on skin and prevent regrowth for 6 hours. We have determined the effectiveness of Pure-ific based on our internal testing and testing performed by Paratus Laboratories H.B., an independent research lab. Pure-ific products help prevent the spread of germs and thus complement our other OTC products designed to treat irritated skin or skin conditions such as acne, eczema, dandruff and fungal infections. Our Pure-ific sprays have been designed with convenience in mind and are targeted towards mothers, travelers, and anyone concerned about the spread of sickness-causing germs. During 2003 and 2004, we identified and engaged sales and brokerage forces for Pure-ific. We emphasized getting sales in independent pharmacies and mass (chain store) markets. The supply chain for Pure-ific was established with the ability to support large-scale sales and a starting inventory was manufactured and stored in a contract warehouse/fulfillment center. In addition, a website for Pure-ific was developed with the ability for supporting online sales of the antibacterial hand spray. During 2005 and 2006, most of our sales were generated from customers accessing our website for Pure-ific and making purchases online. We now intend to license the Pure-ific product and sell the underlying assets.

Acne

A number of dermatological conditions, including acne and other blemishes result from a superficial infection which triggers an overwhelming immune response. We anticipate developing OTC products similar to the GloveAid line for the treatment of mild to moderate cases of acne and other blemishes. Wherever possible, we intend to formulate these products to minimize or avoid significant regulatory bars that might adversely impact time to market.

Prescription Drugs

We are developing a number of prescription drugs which we expect will provide minimally invasive treatment of chronic severe skin afflictions such as psoriasis, eczema, and acne; and several life-threatening cancers such as those of the liver, breast and prostate. We believe that our products will be safer and more specific than currently existing products. Use of topical or other direct delivery formulations allows these potent products to be conveniently and effectively delivered only to diseased tissues, thereby enhancing both safety and effectiveness. The ease of use and superior performance of these products may eventually lead to extension into OTC applications currently serviced by less safe, more expensive alternatives. All of these products are in the pre-clinical or clinical trial stage.

Dermatology

Our most advanced prescription drug candidate for treatment of topical diseases on the skin is PH-10, a topical gel. Rose Bengal, the active ingredient in PH-10, is “photoactive” it reacts to light of certain wavelengths, increasing its therapeutic effects. PV-10 also concentrates in diseased or damaged tissue but quickly dissipates from healthy tissue. By developing a “photodynamic” treatment regimen (one which combines a photoactive substance with activation by a source emitting a particular wavelength of light) around these two properties of PV-10, we can deliver a higher therapeutic effect at lower dosages of active ingredient, thus minimizing potential side effects including damage to nearby healthy tissues. PV-10 is especially responsive to green light, which is strongly absorbed by the skin and thus only penetrates the body to a depth of about three to five millimeters. For this reason, we have developed PH-10 combined with green-light activation for topical use in surface applications where serious damage could result if medicinal effects were to occur in deeper tissues.

Acute psoriasis. Psoriasis is a common chronic disorder of the skin characterized by dry scaling patches, called “plaques,” for which current treatments are few and those that are available have potentially serious side effects. According to Roenigk and Maibach (Psoriasis, Third Edition, 1998), there are approximately five million people in the United States who suffer from psoriasis, with an estimated 160,000 to 250,000 new psoriasis cases each year. There is no known cure for the disease at this time. According to the National Psoriasis Foundation, the majority of psoriasis sufferers, those with mild to moderate cases, are treated with topical steroids that can have unpleasant side effects. None of the other treatments for moderate cases of psoriasis have proven completely effective. The 25-30% of psoriasis patients who suffer from more severe cases generally are treated with more intensive drug therapies or PUVA, a light-based therapy that combines the drug Psoralen with exposure to ultraviolet A light. While PUVA is one of the more effective treatments, it increases a patient’s risk of skin cancer.

We believe that PH-10 activated with green light offers a superior treatment for acute psoriasis because it selectively treats diseased tissue with negligible potential for side effects in healthy tissue; moreover, the therapy has shown promise in comprehensive Phase 1 clinical trials. The objective of a Phase 1 clinical trial is to determine if there are safety concerns with the therapy. In these studies, involving more than 50 test subjects, PH-10 was applied topically to psoriatic plaques and then illuminated with green light. In our first study, a single-dose treatment yielded an average reduction in plaque thickness of 59% after 30 days, with further response noted at the final follow-up examination 90 days later. Further, no pain, significant side effects, or evidence of “rebound” (increased severity of a psoriatic plaque after the initial reduction in thickness) were observed in any treated areas. This degree of positive therapeutic response is comparable to that achieved with potent steroids and other anti-inflammatory agents, but without the serious side effects associated with such agents. We are continuing the required Food and Drug Administration reporting to support the active Investigational New Drug application for PH-10’s Phase 2 clinical trials on psoriasis. The required reporting includes the publication of results regarding the multiple treatment scenario of the active ingredient in PH-10. We are now conducting Phase 2 studies, in which we expect to assess the potential for remission of the disease using a regimen of weekly treatments similar to those used for PUVA.

Actinic Keratosis. According to Schwartz and Stoll (Fitzpatrick’s Dermatology in General Medicine, 1999), actinic keratosis, or “AK” (also called solar keratosis or senile keratosis), is the most common pre-cancerous skin lesion among fair-skinned people and is estimated to occur in over 50% of elderly fair-skinned persons living in sunny climates. These experts note that nearly half of the approximately five million cases of skin cancer in the U.S. may have begun as AK. The standard treatments for AK (primarily comprising excision, cryotherapy, and ablation with topical 5-fluorouracil) are often painful and frequently yield unacceptable cosmetic outcomes due to scarring. Building on our experience with psoriasis, we are assessing the use of PH-10 with green-light activation as a possible improvement in treatment of early and more advanced stages of AK. We completed an initial Phase 1 clinical trial of the therapy for this indication in 2001 with the predecessor company that was acquired in 2002. This study, involving 24 subjects, examined the safety profile of a single treatment using topical PH-10 with green light photoactivation and no significant safety concerns were identified. We have decided to prioritize further clinical development of PH-10 for treatment of psoriasis and eczema rather than AK at this time since the market is much larger for psoriasis and eczema.

Severe Acne. According to Berson et al. (Cutis. 72 (2003) 5-13), acne vulgaris affects approximately 17 million individuals in the U.S., causing pain, disfigurement, and social isolation. Moderate to severe forms of the disease have proven responsive to several photodynamic regimens, and we anticipate that PH-10 can be used as an advanced treatment for this disease. Pre-clinical studies show that the active ingredient in PH-10 readily kills bacteria associated with acne. This finding, coupled with our clinical experience in psoriasis and actinic keratosis, suggests that therapy with PH-10 will exhibit no significant side effects and will afford improved performance relative to other therapeutic alternatives. If correct, this would be a major advance over currently available products for severe acne.

As noted above, we are researching multiple uses for PH-10 with green-light activation. Multiple-indication use by a common pool of physicians - dermatologists, in this case - should reduce market resistance to this new therapy.

Oncology

Oncology is another major market where our planned products may afford competitive advantage compared to currently available options. We are developing PV-10, a sterile injectible form of Rose Bengal, for direct injection into tumors. Because PV-10 is retained in diseased or damaged tissue but quickly dissipates from healthy tissue, we believe we can develop therapies that confine treatment to cancerous tissue and reduce collateral impact on healthy tissue. During 2003 and 2004, we worked toward completion of the extensive scientific and medical materials necessary for filing an Investigational New Drug (IND) application for PV-10 in anticipation of beginning Phase 1 clinical trials for breast and liver cancer. This IND was filed and allowed by the FDA in 2004 setting the stage for two Phase 1 clinical trials; namely, treating metastatic melanoma and recurrent breast carcinoma. We started both of these Phase 1 clinical trials in 2005 and completed the initial Phase 1 objectives for both in 2006.

Liver Cancer. The current standard of care for liver cancer is ablative therapy (which seeks to reduce a tumor by poisoning, freezing, heating, or irradiating it) using either a localized injection of ethanol (alcohol), cryosurgery, radiofrequency ablation, or ionizing radiation such as X-rays. Where effective, these therapies have many side effects and selecting therapies with fewer side effects tends to reduce overall effectiveness. Combined, ablative therapies have a five-year survival rate of 33% - meaning that only 33% of those liver cancer patients whose cancers are treated using these therapies survive for five years after their initial diagnoses. In pre-clinical studies we have found that direct injection of PV-10 into liver tumors quickly ablates treated tumors, and can trigger an anti-tumor immune response leading to eradication of residual tumor tissue and distant tumors. Because of the natural regenerative properties of the liver and the highly localized nature of the treatment, this approach appears to produce no significant side effects. Based on these encouraging preclinical results, we are assessing strategies for initiation of clinical trials of PV-10 for treatment of liver cancer.

Breast Cancer. Breast cancer afflicts over 200,000 U.S. citizens annually, leading to over 40,000 deaths. Surgical resection, chemotherapy, radiation therapy, and immunotherapy comprise the standard treatments for the majority of cases, resulting in serious side effects that in many cases are permanent. Moreover, current treatments are relatively ineffective against metastases, which in many cases are the eventual cause of patient mortality. Pre-clinical studies using human breast tumors implanted in mice have shown that direct injection of PV-10 into these tumors ablates the tumors, and, as in the case of liver tumors, may elicit an anti-tumor immune response that eradicates distant metastases. Since fine-needle biopsy is a routine procedure for diagnosis of breast cancer, and since the needle used to conduct the biopsy also could be used to direct an injection of PV-10 into the tumor, localized destruction of suspected tumors through direct injection of PV-10 clearly has the potential of becoming a primary treatment. We are evaluating options for expanding clinical studies of direct injection of PV-10 into breast tumors while completing expanded Phase 1 clinical studies of our indication for PV-10 in recurrent breast carcinoma.

Prostate Cancer. Cancer of the prostate afflicts approximately 190,000 U.S. men annually, leading to over 30,000 deaths. As with breast cancer, surgical resection, chemotherapy, radiation therapy, and immunotherapy comprise the standard treatments for the majority of cases, and can result in serious, permanent side effects. We believe that direct injection of PV-10 into prostate tumors may selectively ablate such tumors, and, as in the case of liver and breast tumors, may also elicit an anti-tumor immune response capable of eradicating distant metastases. Since trans-urethral ultrasound, guided fine-needle biopsy and immunotherapy, along with brachytherapy implantation, are becoming routine procedures for diagnosis and treatment of these cancers, we believe that localized destruction of suspected tumors through direct injection of PV-10 can become a primary treatment. We are evaluating options for initiating clinical studies of direct injection of PV-10 into prostate tumors, and expect to formulate final plans based on results from clinical studies of our indications for PV-10 in the treatment of liver and breast cancer.

Metastatic Melanoma. Melanoma is expected to strike 60,000 people in the U.S. this year, leading to 8,100 deaths. The incidence of melanoma in Australia, where our expanded Phase 2 clinical study is currently underway, is up to 5X that of the U.S. There have been no significant advances in the treatment of melanoma for approximately 30 years. We are continuing Phase 2 clinical studies in both Australia and the U.S. of direct injection of PV-10 into melanoma lesions and we completed the expanded Phase 1 clinical studies of our indication for PV-10 in Stage 3 and Stage 4 metastatic melanoma.

Medical Devices

We have medical device technologies to address two major markets:

•	cosmetic treatments, such as reduction of wrinkles and elimination of spider veins and other cosmetic blemishes; and

•	therapeutic uses, including photoactivation of PH-10 other prescription drugs and non-surgical destruction of certain skin cancers.

We expect to further develop medical devices through partnerships with, or selling our assets to, third-party device manufacturers or, if appropriate opportunities arise, through acquisition of one or more device manufacturers.

Photoactivation. Our clinical tests of PH-10 for dermatology have, up to the present, utilized a number of commercially available lasers for activation of the drug. This approach has several advantages, including the leveraging of an extensive base of installed devices present throughout the pool of potential physician-adopters for PH-10.  Access to such a base could play an integral role in early market capture. However, since the use of such lasers, which were designed for occasional use in other types of dermatological treatment, is potentially too cumbersome and costly for routine treatment of the large population of patients with psoriasis, we have begun investigating potential use of other types of photoactivation hardware, such as light booths. The use of such booths is consistent with current care standards in the dermatology field, and may provide a cost-effective means for addressing the needs of patients and physicians alike. We anticipate that such photoactivation hardware would be developed, manufactured, and supported in conjunction with one or more third-party device manufacturer.

Melanoma. A high priority in our medical devices field is the development of a laser-based product for treatment of melanoma. We have conducted extensive research on ocular melanoma at the Massachusetts Eye and Ear Infirmary (a teaching affiliate of Harvard Medical School) using a new laser treatment that may offer significant advantage over current treatment options. A single quick non-invasive treatment of ocular melanoma tumors in a rabbit model resulted in elimination of over 90% of tumors, and may afford significant advantage over invasive alternatives, such as surgical excision, enucleation, or radiotherapy implantation. Ocular melanoma is rare, with approximately 2,000 new cases annually in the U.S. However, we believe that our extremely successful results could be extrapolated to treatment of primary melanomas of the skin, which have an incidence of over 60,000 new cases annually in the U.S. and a 6% five-year survival rate after metastasis of the tumor. We have performed similar laser treatments on large (averaging approximately 3 millimeters thick) cutaneous melanoma tumors implanted in mice, and have been able to eradicate over 90% of these pigmented skin tumors with a single treatment. Moreover, we have shown that this treatment stimulates an anti-tumor immune response that may lead to improved outcome at both the treatment site and at sites of distant metastasis. From these results, we believe that a device for laser treatment of primary melanomas of the skin and eye is nearly ready for human studies. We anticipate partnering with, or selling our assets to, a medical device manufacturer to bring it to market in reliance on a 510(k) notification. For more information about the 510(k) notification process, see “Federal Regulation of Therapeutic Products.”

Research and Development

We continue to actively develop projects that are product directed and are attempting to conserve available capital and achieve full capitalization of our company through equity and convertible debt offerings, generation of product revenues, and other means. All ongoing research and development activities are directed toward maximizing shareholder value and advancing our corporate objectives in conjunction with our OTC product licensure, our current product development and maintaining our intellectual property portfolio.

Production

We have determined that the most efficient use of our capital in further developing our OTC products is to license the products and sell the underlying assets for upfront cash consideration.

Sales

Our first commercially available products are directed into the OTC market, as these products pose minimal or no regulatory compliance barriers to market introduction. In this fashion, we believe that we can diminish the risk of regulatory bars to the introduction of products and minimize the time required to begin generating revenues from product sales. At the same time, we continue to develop higher-margin prescription pharmaceuticals and medical devices, which have longer development and regulatory approval cycles.

We have commenced limited sales of Pure-ific, our antibacterial hand spray. We sold small amounts of this product during 2004, 2005 and 2006. We will continue to seek additional markets for our products through existing distributorships that market and distribute medical products, ethical pharmaceuticals, and OTC products for the professional and consumer marketplaces through licensure, partnership and asset sale arrangements, and through potential merger and acquisition candidates.

In addition to developing and selling products ourselves on a limited basis, we are negotiating actively with a number of potential licensees for several of our intellectual properties, including patents and related technologies. To date, we have not yet entered into any licensing agreements; however, we anticipate consummating one or more such licenses in the future.

Intellectual Property

Patents

We hold a number of U.S. patents covering the technologies we have developed and are continuing to develop for the production of prescription drugs, medical devices and OTC pharmaceuticals, including those identified in the following table:

U.S. Patent No.	Title	Issue Date	Expiration Date
5,829,448	Method for improved selectivity in -activation of molecular agents	November 3, 1998	October 30, 2016
5,832,931	Method for improved selectivity in photo-activation and detection of diagnostic agents	November 10, 1998	October 30, 2016
5,998,597	Method for improved selectivity in -activation of molecular agents	December 7, 1999	October 30, 2016
6,042,603	Method for improved selectivity in photo-activation of molecular agents	March 28, 2000
6,331,286	Methods for high energy phototherapeutics	December 18, 2001	December 21, 2018
6,451,597	Method for enhanced protein stabilization and for production of cell lines useful production of such stabilized proteins	September 17, 2002	April 6, 2020
6,468,777	Method for enhanced protein stabilization and for production of cell lines useful production of such stabilized proteins	October 22, 2002	April 6, 2020
6,493,570	Method for improved imaging and photodynamic therapy	December 10, 2002	December 10, 2019
6,495,360	Method for enhanced protein stabilization for production of cell lines useful production of such stabilized proteins	December 17, 2002	April 6, 2020
6,519,076	Methods and apparatus for optical imaging	February 11, 2003	October 30, 2016
6,525,862	Methods and apparatus for optical imaging	February 25, 2003	October 30, 2016
6,541,223	Method for enhanced protein stabilization and for production of cell lines useful production of such stabilized proteins	April 1, 2003	April 6, 2020
6,986,740	Ultrasound contrast using halogenated xanthenes	January 17, 2006	September 9, 2023
6,991,776	Improved intracorporeal medicaments for high energy phototherapeutic treatment of disease	January 31, 2006	May 5, 2023
7,036,516	Treatment of pigmented tissues using optical energy	May 2, 2006	January 28, 2020

        We continue to pursue patent applications on numerous other developments we believe to be patentable. We consider our issued patents, our pending patent applications and any patentable inventions which we may develop to be extremely valuable assets of our business.

Trademarks

We own the following trademarks used in this document: GloveAid(TM) and Pure-ific(TM) (including Pure-ific(TM) and Pure-ific(TM) Kids). We also own the registered trademark PulseView®. Trademark rights are perpetual provided that we continue to keep the mark in use. We consider these marks, and the associated name recognition, to be valuable to our business.

Material Transfer Agreement

We have entered into a Material Transfer Agreement dated as of July 31, 2003 with Schering-Plough Animal Health Corporation, which we refer to as “SPAH”, the animal-health subsidiary of Schering-Plough Corporation, a major international pharmaceutical company. This Material Transfer Agreement is still in effect. We refer to this agreement in this report as the “Material Transfer Agreement.” Under the Material Transfer Agreement, we will provide SPAH with access to some of our patented technologies to permit SPAH to evaluate those technologies for use in animal-health applications. If SPAH determines that it can commercialize our technologies, then the Material Transfer Agreement obligates us and SPAH to enter into a license agreement providing for us to license those technologies to SPAH in exchange for progress payments upon the achievement of goals. The Material Transfer Agreement covers four U.S. patents that cover biological material manufacturing technologies (i.e., biotech related). The Material Transfer Agreement continues indefinitely, unless SPAH terminates it by giving us notice or determines that it does not wish to secure from us a license for our technologies. The Material Transfer Agreement can also be terminated by either of us in the event the other party breaches the agreement and does not cure the breach within 30 days of notice from the other party. We can give you no assurance that SPAH will determine that it can commercialize our technologies or that the goals required for us to obtain progress payments from SPAH will be achieved.

Competition

In general, the pharmaceutical industry is intensely competitive, characterized by rapid advances in products and technology. A number of companies have developed and continue to develop products that address the areas we have targeted. Some of these companies are major pharmaceutical companies that are international in scope and very large in size, while others are niche players that may be less familiar but have been successful in one or more areas we are targeting. Existing or future pharmaceutical, device, or other competitors may develop products that accomplish similar functions to our technologies in ways that are less expensive, receive faster regulatory approval, or receive greater market acceptance than our products. Many of our competitors have been in existence for considerably longer than we have, have greater capital resources, broader internal structure for research, development, manufacturing and marketing, and are in many ways further along in their respective product cycles.

At present, our most direct competitors are smaller companies that are exploiting niches similar to ours. In the field of photodynamic therapy, one competitor, QLT, Inc., has received FDA approval for use of its agent Photofrin® for treatment of several niche cancer indications, and has a second product, Visudyne®, approved for treatment of certain forms of macular degeneration. Another competitor in this field, Dusa Pharmaceuticals, Inc. received FDA approval of its photodynamic product Levulan® Kerastik® for treatment of actinic keratosis. We believe that QLT and Dusa, among other competitors, have established a working commercial model in dermatology and oncology, and that we can benefit from this model by offering products that, when compared to our competitors’ products, afford superior safety and performance, greatly reduced side effects, improved ease of use, and lower cost, compared to those of our competitors.

While it is possible that eventually we may compete directly with major pharmaceutical companies, we believe it is more likely that we will enter into joint development, marketing, or other licensure arrangements with such competitors. Eventually, we believe that we will be acquired.

We also have a number of market areas in common with traditional skincare cosmetics companies, but in contrast to these companies, our products are based on unique, proprietary formulations and approaches. For example, we are unaware of any products in our targeted OTC skincare markets that our similar to our Pure-ific products. Further, proprietary protection of our products may help limit or prevent market erosion until our patents expire.

Federal Regulation of Therapeutic Products

All of the prescription drugs and medical devices we currently contemplate developing will require approval by the FDA prior to sales within the United States and by comparable foreign agencies prior to sales outside the United States. The FDA and comparable regulatory agencies impose substantial requirements on the manufacturing and marketing of pharmaceutical products and medical devices. These agencies and other entities extensively regulate, among other things, research and development activities and the testing, manufacturing, quality control, safety, effectiveness, labeling, storage, record keeping, approval, advertising and promotion of our proposed products. While we attempt to minimize and avoid significant regulatory bars when formulating our products, some degree of regulation from these regulatory agencies is unavoidable. Some of the things we do to attempt to minimize and avoid significant regulatory bars include the following:

•	Using chemicals and combinations already allowed by the FDA;

•	Carefully making product performance claims to avoid the need for regulatory approval;

•	Using drugs that have been previously approved by the FDA and that have a long history of safe use;

•	Using chemical compounds with known safety profiles; and

•	In many cases, developing OTC products which face less regulation than prescription pharmaceutical products.

The regulatory process required by the FDA, through which our drug or device products must pass successfully before they may be marketed in the U.S., generally involves the following:

•	Preclinical laboratory and animal testing;

•	Submission of an application that must become effective before clinical trials may begin;

•	Adequate and well-controlled human clinical trials to establish the safety and efficacy of the product for its intended indication; and

•	FDA approval of the application to market a given product for a given indication.

For pharmaceutical products, preclinical tests include laboratory evaluation of the product, its chemistry, formulation and stability, as well as animal studies to assess the potential safety and efficacy of the product. Where appropriate (for example, for human disease indications for which there exist inadequate animal models), we will attempt to obtain preliminary data concerning safety and efficacy of proposed products using carefully designed human pilot studies. We will require sponsored work to be conducted in compliance with pertinent local and international regulatory requirements, including those providing for Institutional Review Board approval, national governing agency approval and patient informed consent, using protocols consistent with ethical principles stated in the Declaration of Helsinki and other internationally recognized standards. We expect any pilot studies to be conducted outside the United States; but if any are conducted in the United States, they will comply with applicable FDA regulations. Data obtained through pilot studies will allow us to make more informed decisions concerning possible expansion into traditional FDA-regulated clinical trials.

If the FDA is satisfied with the results and data from preclinical tests, it will authorize human clinical trials. Human clinical trials typically are conducted in three sequential phases which may overlap. Each of the three phases involves testing and study of specific aspects of the effects of the pharmaceutical on human subjects, including testing for safety, dosage tolerance, side effects, absorption, metabolism, distribution, excretion and clinical efficacy.

Phase 1 clinical trials include the initial introduction of an investigational new drug into humans. These studies are closely monitored and may be conducted in patients, but are usually conducted in healthy volunteer subjects. These studies are designed to determine the metabolic and pharmacologic actions of the drug in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness. While the FDA can cause us to end clinical trials at any phase due to safety concerns, Phase 1 clinical trials are primarily concerned with safety issues. We also attempt to obtain sufficient information about the drug’s pharmacokinetics and pharmacological effects during Phase 1 clinical trial to permit the design of well-controlled, scientifically valid, Phase 2 studies.

Phase 1 studies also evaluate drug metabolism, structure-activity relationships, and the mechanism of action in humans. These studies also determine which investigational drugs are used as research tools to explore biological phenomena or disease processes. The total number of subjects included in Phase 1 studies varies with the drug, but is generally in the range of twenty to eighty.

Phase 2 clinical trials include the early controlled clinical studies conducted to obtain some preliminary data on the effectiveness of the drug for a particular indication or indications in patients with the disease or condition. This phase of testing also helps determine the common short-term side effects and risks associated with the drug. Phase 2 studies are typically well-controlled, closely monitored, and conducted in a relatively small number of patients, usually involving several hundred people.

Phase 3 studies are expanded controlled and uncontrolled trials. They are performed after preliminary evidence suggesting effectiveness of the drug has been obtained in Phase 2, and are intended to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug. Phase 3 studies also provide an adequate basis for extrapolating the results to the general population and transmitting that information in the physician labeling. Phase 3 studies usually include several hundred to several thousand people.

Applicable medical devices can be cleared for commercial distribution through a notification to the FDA under Section 510(k) of the applicable statute. The 510(k) notification must demonstrate to the FDA that the device is as safe and effective and substantially equivalent to a legally marketed or classified device that is currently in interstate commerce. Such devices may not require detailed testing. Certain high-risk devices that sustain human life, are of substantial importance in preventing impairment of human health, or that present a potential unreasonable risk of illness or injury, are subject to a more comprehensive FDA approval process initiated by filing a premarket approval, also known as a “PMA,” application (for devices) or accelerated approval (for drugs).

We have established a core clinical development team and have been working with outside FDA consultants to assist us in developing product-specific development and approval strategies, preparing the required submittals, guiding us through the regulatory process, and providing input to the design and site selection of human clinical studies. Historically, obtaining FDA approval for photodynamic therapies has been a challenge. Wherever possible, we intend to utilize lasers or other activating systems that have been previously approved by the FDA to mitigate the risk that our therapies will not be approved by the FDA. The FDA has considerable experience with lasers by virtue of having reviewed and acted upon many 510(k) and premarket approval filings submitted to it for various photodynamic and non-photodynamic therapy laser applications, including a large number of cosmetic laser treatment systems used by dermatologists.

The testing and approval process requires substantial time, effort, and financial resources, and we may not obtain FDA approval on a timely basis, if at all. Success in preclinical or early-stage clinical trials does not assure success in later stage clinical trials. The FDA or the research institution sponsoring the trials may suspend clinical trials or may not permit trials to advance from one phase to another at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk. Once issued, the FDA may withdraw a product approval if we do not comply with pertinent regulatory requirements and standards or if problems occur after the product reaches the market. If the FDA grants approval of a product, the approval may impose limitations, including limits on the indicated uses for which we may market a product. In addition, the FDA may require additional testing and surveillance programs to monitor the safety and/or effectiveness of approved products that have been commercialized, and the agency has the power to prevent or limit further marketing of a product based on the results of these post-marketing programs. Further, later discovery of previously unknown problems with a product may result in restrictions on the product, including its withdrawal from the market.

Marketing our products abroad will require similar regulatory approvals by equivalent national authorities and is subject to similar risks. To expedite development, we may pursue some or all of our initial clinical testing and approval activities outside the United States, and in particular in those nations where our products may have substantial medical and commercial relevance. In some such cases any resulting products may be brought to the U.S. after substantial offshore experience is gained. Accordingly, we intend to pursue any such development in a manner consistent with U.S. standards so that the resultant development data is maximally applicable for potential FDA approval.

OTC products are subject to regulation by the FDA and similar regulatory agencies but the regulations relating to these products are much less stringent than those relating to prescription drugs and medical devices. The types of OTC products developed and sold by us only require that we follow cosmetic rules relating to labeling and the claims that we make about our product. The process for obtaining approval of prescription drugs with the FDA does not apply to the OTC products which we sell. The FDA can, however, require us to stop selling our product if we fail to comply with the rules applicable to our OTC products.

Employees

We currently employ four persons, all of whom are full-time employees.

Available Information

Provectus Pharmaceuticals, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” To comply with those requirements, we file annual reports, quarterly reports, periodic reports and other reports and statements with the Securities and Exchange Commission, which we refer to as the “SEC.” You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room, at 100 F. Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which you can access electronic copies of materials we file with the SEC.

Our Internet address is http://www.pvct.com. We have made available, through a link to the SEC’s website, electronic copies of the materials we file with the SEC (including our annual reports on Form 10-KSB, our quarterly reports on Form 10-QSB, our current reports on Form 8-K, the Section 16 reports filed by our executive officers, directors and 10% shareholders and amendments to those reports). To receive paper copies of our SEC materials, please contact us by U.S. mail, telephone, facsimile or electronic mail at the following address:

Provectus Pharmaceuticals, Inc.
Attention: President
7327 Oak Ridge Highway, Suite A
Knoxville, TN 37931
Telephone: 865/769-4011
Facsimile: 865/769-4013
Electronic mail: info@pvct.com

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion is intended to assist in the understanding and assessment of significant changes and trends related to our results of operations and our financial condition together with our consolidated subsidiaries. This discussion and analysis should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this prospectus. Historical results and percentage relationships set forth in the statement of operations, including trends which might appear, are not necessarily indicative of future operations.

Critical Accounting Policies

Patent Costs

Internal patent costs are expensed in the period incurred. Patents purchased are capitalized and amortized over the remaining life of the patent. The patents are being amortized over the remaining lives of the patents, which range from 11-15 years. Annual amortization of the patents is expected to be approximately $671,000 per year for the next five years.

Long-Lived Assets

We review the carrying values of our long-lived assets for possible impairment whenever an event or change in circumstances indicates that the carrying amount of the assets may not be recoverable.  Any long-lived assets held for disposal are reported at the lower of their carrying amounts or fair value less cost to sell.

Stock-Based Compensation

We adopted Financial Accounting Standards Board (“FASB”) Statement No. 123 (revised 2004), “Share-Based Payment (FASB 123R), effective January 1, 2006 under the modified prospective method, which recognizes compensation cost beginning with the effective date (a) based on the requirements of FASB 123R for all share-based payments granted after the effective date and to awards modified, repurchased, or cancelled after that date and (b) based on the requirements of FASB 123 for all awards granted to employees prior to the effective date of FASB 123R that remain unvested on the effective date. There was no cumulative effect of our initially applying this Statement. At September 30, 2007 we have estimated that an additional $603,374 will be expensed over the applicable remaining vesting periods for all share-based payments granted to employees on or before December 31, 2005 which remained unvested on January 1, 2006.

The compensation cost relating to share-based payment transactions is measured based on the fair value of the equity or liability instruments issued and is expensed on a straight-line basis. For purposes of estimating the fair value of each stock option or restricted stock unit on the date of grant, we utilized the Black-Scholes option-pricing model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected volatility factor of the market price of the company’s common stock (as determined by reviewing its historical public market closing prices). Because our employee stock options and restricted stock units have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options or restricted stock units.

For the year ended December 31, 2005 we adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock Based Compensation” (SFAS No. 123). If we had elected to recognize compensation expense based on the fair value at the grant dates, consistent with the method prescribed by SFAS No. 123, net loss per share would have been changed.

Research and Development

Research and development costs are charged to expense when incurred. An allocation of payroll expenses was made based on a percentage estimate of time spent. The research and development costs include the following: consulting - IT, depreciation, lab equipment repair, lab supplies and pharmaceutical preparations, insurance, legal - patents, office supplies, payroll expenses, rental - building, repairs, software, taxes and fees, and utilities.

Contractual Obligations - Leases

We lease office and laboratory space in Knoxville, Tennessee, on an annual basis, renewable for one year at our option. We are committed to pay a total of $12,480 in lease payments over three months, which is the remainder of our current lease term at December 31, 2006.

Capital Structure

Our ability to continue as a going concern is assured due to our financing completed during 2006. At the current rate of expenditures, we will not need to raise additional capital until late 2008, although our existing funds are sufficient to meet anticipated needs throughout 2008 and into 2009.

We have implemented our integrated business plan, including execution of the current and next phases in clinical development of our pharmaceutical products and continued execution of research programs for new research initiatives.

We intend to proceed as rapidly as possible with the asset sale and licensure of our OTC products that can be sold with a minimum of regulatory compliance and with the further development of revenue sources through licensing of our existing medical device and biotech intellectual property portfolio. Although we believe that there is a reasonable basis for our expectation that we will become profitable due to the asset sale and licensure of our OTC products, we cannot assure you that we will be able to achieve, or maintain, a level of profitability sufficient to meet our operating expenses.

Our current plans include continuing to operate with our four employees during the immediate future, but we have added additional consultants and anticipate adding more consultants in the next 12 months. Our current plans also include minimal purchases of new property, plant and equipment, and increased research and development for additional clinical trials.

Plan of Operation

With the reorganization of Provectus and PPI and the acquisition and integration into the Company of Valley and Pure-ific, we believe we have obtained a unique combination of OTC products and core intellectual properties. This combination represents the foundation for an operating company that we believe will provide both profitability and long-term growth.  In 2007, we have and will continue to carefully control expenditures in preparation for the asset sale and licensure or spin out of our OTC products, medical device and biotech technologies, and we will issue equity only when it makes sense and primarily for purposes of attracting strategic investors.

In the short term, we intend to develop our business by selling the OTC assets and licensing our existing OTC products, principally Pure-Stick, GloveAid and  Pure-ific.  We are also now considering a spin out of the wholly-owned subsidiary that contains the OTC assets.  We will also sell and/or license our medical device and biotech technologies.  In the longer term, we expect to continue the process of developing, testing and obtaining the approval of the U. S. Food and Drug Administration for prescription drugs in particular.  Additionally, we have restarted our research programs that will identify additional conditions that our intellectual properties may be used to treat as well as additional treatments for those and other conditions.

We have continued to make significant progress with the major research and development projects expected to be ongoing in the next 12 months.  Our expanded Phase 1 metastatic melanoma clinical trial and the second group of our expanded Phase 1 breast carcinoma clinical trial was completed in April 2007 for approximately $1,000,000 in the aggregate, most of which has been expended in 2005 and 2006.  The planning phase for the expected Phase 2 trial in metastatic melanoma has been completed which will cost approximately $3,000,000 through 2008.  This includes expenditures in 2007 to significantly advance the Phase 2 trial in metastatic melanoma that commenced in August 2007 and which may provide pivotal efficacy.  Additionally, we plan on $1,000,000 of expenditures in 2007 and 2008 to substantially advance our work with other oncology indications which includes the initiation of the third group of our expanded Phase 1 breast carcinoma clinical trial.  Our Phase 2 psoriasis trial commenced in November 2007 and will cost approximately $1,500,000 over 12 months.  Our Phase 1 & 2 liver cancer trial is expected to cost approximately $500,000 in total and is expected to commence in late 2007 or early 2008.

Comparison of the Years Ended December 31, 2006 and 2005

Revenues

OTC Product Revenue decreased by $4,184 in 2006 to $1,368 from $5,552 in 2005. The decrease in OTC Product Revenue resulted from lower online sales. We have discontinued our proof of concept program in November 2006 and have, therefore, ceased selling our OTC products. Medical Device Revenue decreased by $984 in 2006 to $-0- from $984 in 2005. The decrease in Medical Device Revenue resulted due to no emphasis on selling in 2006 versus the sales of three devices in 2005.

Research and development

Research and development costs totaling $3,016,361 for 2006 included depreciation expense of $4,442, consulting and contract labor of $481,400, lab supplies and pharmaceutical preparations of $259,198, insurance of $43,361, legal of $202,044, payroll of $1,969,474, and rent and utilities of $56,442. Research and development costs totaling $2,044,391 for 2005 included depreciation expense of $1,708, consulting and contract labor of $805,915, lab supplies and pharmaceutical preparations of $111,504, insurance of $120,493, legal of $208,368, payroll of $747,197, and rent and utilities of $49,206. The decrease in consulting is the result of the absence of start-up related consulting costs for the beginning of the clinical trial program. The increase in lab supplies and pharmaceutical preparations is primarily the result of materials necessary to prepare for additional clinical trials expected to commence in early 2007. The increase in payroll is the result of raises and primarily the impact of adopting SFAS No. 123(R).

General and administrative

General and administrative expenses increased by $535,263 in 2006 to $3,534,597 from $2,999,334 in 2005. The increase resulted primarily from higher payroll expenses for general corporate purposes due to raises totaling $311,346 and primarily as a result of the impact of adopting SFAS No. 123(R) totaling $912,040, offset by lower consulting expenses and other expenses totaling $688,123.

Comparison of Three and Nine Months Ended September 30, 2007 and September 30, 2006

Revenues

OTC Product Revenue decreased by $274 in the three months ended September 30, 2007 to $-0- from $274 in the three months ended September 30, 2006.  OTC Product Revenue decreased by $1,354 in the nine months ended September 30, 2007 to $-0- from $1,354 in the nine months ended September 30, 2006.  We have discontinued our proof of concept program in November 2006 and have therefore ceased selling our OTC products.

Research and development

Research and development costs of $1,079,345 for the three months ended September 30, 2007 included depreciation expense of $2,314, consulting and contract labor of $157,128, lab supplies and pharmaceutical preparations of $10,773, insurance of $55,066, legal of $99,628, payroll of $738,504, and rent and utilities of $15,932.  Research and development costs of $966,558 for the three months ended September 30, 2006 included depreciation expense of $1,079, consulting and contract labor of $186,215, lab supplies and pharmaceutical preparations of $106,938, insurance of $7,500, legal of $62,995, payroll of $588,202, and rent and utilities of $13,629.  The increase in payroll is the result of raises and bonuses.

Research and development costs of $3,231,930 for the nine months ended September 30, 2007 included depreciation expense of $6,942, consulting and contract labor of $461,621, lab supplies and pharmaceutical preparations of $109,784, insurance of $98,722, legal of $243,383, payroll of $2,264,488, and rent and utilities of $46,990.  Research and  development  costs  comprising  the total of $2,231,773 for the nine months ending September 30, 2006 included  depreciation  expense of  $3,023,  consulting  and contract labor of  $325,068, lab supplies and pharmaceutical preparations of $249,105, insurance  of $33,909, legal of $160,767, payroll of $1,418,824, and rent and utilities of $41,077.  The increase in consulting and contract labor is primarily the result of expense necessary to prepare for advanced clinical trials in final preparations to commence in 2007.  The increase in payroll is the result of bonuses, pension expense, raises, and the impact of stock option expense for stock options issued at the end of June 2006 which vest over a three-year period.

General and administrative

General and administrative expenses increased by $637,289 in the three months ended September 30, 2007 to $1,541,364 from $904,075 for the three months ended September 30, 2006.  Approximately $200,000 of the increase resulted from higher payroll expenses for general corporate purposes as a result of raises and bonuses net of a decrease in stock option expense.  Additionally, consulting expense increased $280,000 due to higher investor and public relations expense as well as financial and other consulting expense, and legal expense increased $90,000 due to non-core spinout preparation.

General and administrative expenses increased by $1,456,178 in the nine months ended September 30, 2007 to $3,907,372 from $2,451,194 for the nine months ended September 30, 2006.  Approximately $940,000 of the increase resulted from higher payroll expenses for general corporate purposes as a result of bonuses, pension expense, raises and the impact of stock option expense for stock options issued at the end of June 2006 which vest over a three-year period.  Additionally, consulting expense increased $582,000 due to higher external accounting expense, Sarbanes-Oxley Section 404 implementation expense, financial, investor and public relations expense, and legal expenses for non-core spinout preparation.

Cash Flow

As of September 30, 2007, we held approximately $7,600,000 in cash and short-term United States Treasury Notes.  At our current cash expenditure rate, this amount will be sufficient to meet our current and planned needs in 2007 and 2008. We have been increasing our expenditure rate by accelerating some of our research programs for new research initiatives; in addition, we are seeking to improve our cash flow through the asset sale and licensure of our OTC products as well as other non-core assets.  However, we cannot assure you that we will be successful in selling the OTC and other non-core assets and licensing our existing OTC products.  Moreover, even if we are successful in improving our current cash flow position, we nonetheless plan to require additional funds to meet our long-term needs in 2009 and beyond.  We anticipate these funds will come from the proceeds of private placements, the exercise of existing warrants outstanding, or public offerings of debt or equity securities.

Capital Resources

As noted above, our present cash flow is currently sufficient to meet our short-term operating needs.  Excess cash will be used to finance the current and next phases in clinical development of our pharmaceutical products.  We anticipate that any required funds for our operating and development needs beyond 2008 will come from the proceeds of private placements, the exercise of existing warrants outstanding, or public offerings of debt or equity securities.  While we believe that we have a reasonable basis for our expectation that we will be able to raise additional funds, we cannot assure you that we will be able to complete additional financing in a timely manner.  In addition, any such financing may result in significant dilution to shareholders. For further information on funding sources, please see the notes to our financial statements included in this report.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) released SFAS No. 156, “Accounting for Servicing of Financial Assets,” to simplify accounting for separately recognized servicing assets and servicing liabilities. SFAS No. 156 amends SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS No. 156 permits an entity to choose either the amortization method or the fair value measurement method for measuring each class of separately recognized servicing assets and servicing liabilities after they have been initially measured at fair value. SFAS No. 156 applies to all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity’s fiscal year that begins after September 15, 2006. SFAS No. 156 will be effective for the Company as of January 1, 2007, the beginning of the Company’s fiscal-2007 year.  The adoption of SFAS No. 156 did not have a material impact on the Company’s consolidated financial position or results of operations.

On July 13, 2006, the FASB issued Interpretation No. 48 (“FIN 48”) “Accounting for Uncertainty in Income Taxes: an Interpretation of FASB Statement No. 109.” This interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN No. 48 clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. FIN No. 48 will require companies to include additional qualitative and quantitative disclosures within their financial statements. The disclosures will include potential tax benefits from positions taken for tax return purposes that have not been recognized for financial reporting purposes and a tabular presentation of significant changes during each period. The disclosures will also include a discussion of the nature of uncertainties, factors that could cause a change, and an estimated range of reasonable possible changes in tax uncertainties, FIN No. 48 will also require a company to recognize a financial statement benefit for a position taken for tax return purposes when it will be more-likely-than-not that the position will be sustained. FIN No. 48 will be effective for fiscal years beginning after December 15, 2006. We adopted FIN No. 48 in the first quarter of fiscal 2007, effective as of December 31, 2006, the beginning of the company’s 2007 fiscal year.  The adoption of FIN No. 48 did not have a material impact on the Company’s consolidated financial position or results of operations.

The FASB released SFAS No. 157, “Fair Value Measurements,” to define fair value, establish a framework for measuring fair value in accordance with generally accepted accounting principles, and expand disclosures about fair value measurements. SFAS No. 157 will be effective for the Company as of December 30, 2007, the beginning of the Company’s fiscal-2008 year. We are assessing the impact the adoption of SFAS No. 157 will have on the Company’s consolidated financial position and results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Postretirement Plans: an amendment of FASB Statements No. 87, 88, 106, and 132(R),” which requires an employer to recognize the over-funded or under-funded status of a single-employer defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in comprehensive income in the year in which the changes occur. SFAS No. 158 requires an employer to initially apply the requirement to recognize the funded status of a benefit plan as of the end of the employer’s fiscal year ending after December 16, 2006. In addition, SFAS No. 158 also requires an employer to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position for fiscal years ending after December 15, 2008. The adoption of SFAS No. 158 did not have an impact on the Company’s consolidated financial position or results of operations as the Company does not have a defined benefit plan.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities--Including an amendment of FASB Statement No. 115,” which permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is expected to expand the use of fair value measurement, which is consistent with the long-term measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157, “Fair Value Measurements.” We are assessing the impact the adoption of SFAS No. 159 will have on the Company’s consolidated financial position and results of operations.

DESCRIPTION OF PROPERTY

We  lease office and laboratory space in Knoxville, Tennessee, on an annual basis, renewable for one year at our option.  The current lease term expires on March 31, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND CORPORATE GOVERNANCE

In June 2006, an officer/director who is also an employee was advanced $273,247 through our payroll system. There is no balance remaining advanced to the employee at December 31, 2006.

Stuart Fuchs, one of our directors, was an affiliate of Chicago Investment Group. During 2006, Chicago Investment Group served as placement agent for the sale of an aggregate of 1,866,833 shares of our common stock for an aggregate purchase price $1,750,125. We also issued warrants to the investors to purchase up to an additional 466,833 shares of our common stock at an exercise price of $0.935 per share. As compensation for its services as placement agent, we issued 186,683 shares of common stock to Chicago Investment Group and paid commissions of $189,013.

Based on the relationships and transactions described above and based on the fact that all of our directors, with the exception of Stuart Fuchs, are employed by us, none of our directors is independent.

LEGAL MATTERS

The validity of the shares of common stock offered hereby as to their being fully paid, legally issued and non-assessable will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., 100 Med Tech Parkway, Suite 200, Johnson City, Tennessee 37604.

EXPERTS

The financial statements included in this prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in the report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, information statements and other information with the SEC. You may read and copy this information, for a copying fee, at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services, and at the web site maintained by the SEC at http://www.sec.gov.

Our Internet address is http://www.pvct.com. We have made available, through a link to the SEC’s Web site, electronic copies of the materials that we file with the SEC (including our annual reports on Form 10-KSB, our quarterly reports on Form 10-QSB, our current reports on Form 8-K, the Section 16 reports filed by our executive officers, directors and 10% stockholders and amendments to those reports). To receive paper copies of our SEC materials, please contact us by U.S. mail, telephone, facsimile or electronic mail at the following address:

Provectus Pharmaceuticals, Inc.
Attention: President
7327 Oak Ridge Highway, Suite A
Knoxville, TN 37931
Telephone: 865/769-4011
Facsimile: 865/769-4013
Electronic mail: info@pvct.com

We have filed a registration statement under the Securities Act, with respect to the securities offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and the exhibits filed as a part thereof, which may be found at the locations and website referred to above.

FINANCIAL STATEMENTS

Our consolidated financial statements, together with the report thereon of BDO Seidman LLP, independent accountants, are set forth on the pages of this Prospectus indicated below.

Page
Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Balance Sheets as of December 31, 2006 and 2005	F-2
Consolidated Statements of Operations for the years ended December 31, 2006 and 2005, and cumulative amounts from January 17, 2002 (Inception) through December 31, 2006	F-3
Consolidated Statements of Stockholders’ Equity for years ended December 31, 2006 and 2005, and cumulative amounts from January 17, 2002 (Inception) through December 31, 2006	F-4
Consolidated Statements of Cash Flows for the years ended December 31, 2006 and 2005, and cumulative amounts (unaudited) from January 17, 2002 (Inception) through December 31, 2006	F-6
Notes to Consolidated Financial Statements	F-8
Interim Unaudited Consolidated Financial Statements
Consolidated Balance Sheets as of September 30, 2007 (unaudited) and December, 2006 (audited)	F-26
Consolidated Statements of Operations (unaudited) for the three and nine months ended September 30, 2007, the three and nine months ended September 30, 2006, and cumulative amounts from January 17, 2002 (Inception) through September 30, 2007
F-27
Consolidated Statements of Stockholders’ Equity (unaudited) for the nine months ended September 30, 2007, and cumulative amounts from January 17, 2002 (Inception) through September 30, 2007	F-28
Consolidated Statements of Cash Flow (unaudited) for the nine months ended September 30, 2007, the nine months ended September 30, 2006, and cumulative amounts from January 17, 2002 (Inception) through September 30, 2007
F-30
Notes to Consolidated Financial Statements (unaudited)	F-32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Provectus Pharmaceuticals, Inc.

 We have audited the accompanying consolidated balance sheets of Provectus Pharmaceuticals, Inc., a development-stage company, as of December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from January 17, 2002 (inception) to December 31, 2006 and for each of the two years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Provectus Pharmaceuticals, Inc. at December 31, 2006 and 2005, and the results of its operations and its cash flows for the period from January 17, 2002 (inception) to December 31, 2006 and for each of the two years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

As disclosed in Note 1 to the consolidated financial statements, effective January 1, 2006, the Company adopted the fair value method of accounting provisions of Statement of Financial Accounting Standard No. 123 (revised 2004), “Share Based Payment.”

 /s/ BDO Seidman, LLP

Chicago, Illinois
March 19, 2007

PROVECTUS PHARMACEUTICALS, INC. (A Development-Stage Company) CONSOLIDATED BALANCE SHEETS
	December 31, 2006	December 31, 2005
Assets

Current Assets
Cash and cash equivalents	$638,334	$6,878,990
United States Treasury Notes, total face value $6,507,019	6,499,034	--
Prepaid expenses and other current assets	173,693	67,962

Total Current Assets	7,311,061	6,946,952

Equipment and Furnishings, less accumulated depreciation of $372,721 and $368,279	30,075	12,287

Patents, net of amortization of $2,762,777 and $2,091,657	8,952,668	9,623,788

Deferred loan costs, net of amortization of $103,018 and $161,004	3,713	709,092

Other assets	27,000	27,000
	$16,324,517	$17,319,119

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable - trade	$64,935	$90,124
Accrued compensation	265,929	179,170
Accrued common stock costs	17,550	964,676
Accrued consulting expense	42,500	692,512
Other accrued expenses	46,500	61,500
Accrued interest	--	65,055
March 2005 convertible debt, net of debt discount of $2,797 and $884,848	364,703	221,401
November 2005 convertible debt, net of debt discount of $134,008 in 2005	--	334,828

Total Current Liabilities	802,117	2,609,266

March 2005 convertible debt, net of debt discount of $46,039 in 2005	--	322,712

Stockholders' Equity Preferred stock; par value $.001 per share; 25,000,000 shares authorized; no shares issued and outstanding	--	--
Common stock; par value $.001 per share; 100,000,000 shares authorized; 42,452,366 and 27,822,977 shares issued and outstanding, respectively	42,452	27,823
Paid-in capital	50,680,353	40,689,144
Deficit accumulated during the development stage	(35,200,405)	(26,329,826)

Total Stockholders' Equity	15,522,400	14,387,141

	$16,324,517	$17,319,119
See accompanying notes to consolidated financial statements

PROVECTUS PHAMACEUTICALS, INC. (A Development-Stage Company) CONSOLIDATED STATEMENTS OF OPERATIONS
	Year Ended December 31, 2006	Year Ended December 31, 2005	Cumulative Amounts from January 17, 2002 (Inception) Through December 31, 2006
Revenues
OTC product revenue	$1,368	$5,552	$25,648
Medical device revenue	--	984	14,109
Total revenues	1,368	6,536	39,757

Cost of sales	875	3,560	15,216

Gross profit	493	2,976	24,541

Operating expenses
Research and development	$3,016,361	$2,044,391	$7,128,207
General and administrative	3,534,597	2,999,334	16,729,968
Amortization	671,120	671,120	2,762,777

Total operating loss	(7,221,585)	(5,711,869)	(26,596,411)

Gain on sale of fixed assets	75	--	55,075

Loss on extinguishment of debt	--	(724,455)	(825,867)

Investment income	253,393	--	253,393

Net interest expense	(1,902,462)	(5,327,529)	(8,086,595)

Net loss	$(8,870,579)	$(11,763,853)	$(35,200,405)

Basic and diluted loss per common share	$(0.23)	$(0.62)

Weighted average number of common shares outstanding - basic and diluted	37,973,403	18,825,670

See accompanying notes to consolidated financial statements

PROVECTUS PHAMACEUTICALS, INC. (A Development-Stage Company) CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock
	Number of Shares	Par Value	Paid in capital	Accumulated Deficit	Total
Balance, at January, 17 2002	--	$--	$--	$--	$--

Issuance to founding shareholders	6,000,000	6,000	(6,000)	--	--
Sale of stock	50,000	50	24,950	--	25,000
Issuance of stock to employees	510,000	510	931,490	--	932,000
Issuance of stock for services	120,000	120	359,880	--	360,000
Net loss for the period from January 17, 2002 (inception) to April 23, 2002 (date of reverse merger)	--	--	--	(1,316,198)	(1,316,198)
Balance, at April 23, 2002	6,680,000	$6,680	$1,310,320	$(1,316,198)	$802

Shares issued in reverse merger	265,763	266	(3,911)	--	(3,645)
Issuance of stock for services	1,900,000	1,900	5,142,100	--	5,144,000
Purchase and retirement of stock	(400,000)	(400)	(47,600)	--	(48,000)
Stock issued for acquisition of Valley Pharmaceuticals	500,007	500	12,225,820	--	12,226,320
Exercise of warrants	452,919	453	--	--	453
Warrants issued in connection with convertible debt	--	--	126,587	--	126,587
Stock and warrants issued for acquisition of Pure-ific	25,000	25	26,975	--	27,000
Net loss for the period from April 23, 2002 (date of reverse merger) to December 31, 2002	--	--	--	(5,749,937)	(5,749,937)

Balance, at December 31, 2002	9,423,689	$9,424	$18,780,291	$(7,066,135)	$11,723,580

Issuance of stock for services	764,000	764	239,036	--	239,800
Issuance of warrants for services	--	--	145,479	--	145,479
Stock to be issued for services	--	--	281,500	--	281,500
Employee compensation from stock options	--	--	34,659	--	34,659
Issuance of stock pursuant to Regulation S	679,820	680	379,667	--	380,347
Beneficial conversion related to convertible debt	--	--	601,000	--	601,000
Net loss for the year ended December 31, 2003	--	--	--	(3,155,313)	(3,155,313)

Balance, at December 31, 2003	10,867,509	$10,868	$20,461,632	$(10,221,448)	$(10,251,052)

Issuance of stock for services	733,872	734	449,190	--	449,923
Issuance of warrants for services	--	--	495,480	--	495,480
Exercise of warrants	132,608	133	4,867	--	5,000
Employee compensation from stock options	--	--	15,612	--	15,612
Issuance of stock pursuant to Regulation S	2,469,723	2,469	790,668	--	793,137
Issuance of stock pursuant to Regulation D	1,930,164	1,930	1,286,930	--	1,288,861
Beneficial conversion related to convertible debt	--	--	360,256	--	360,256
Issuance of convertible debt with warrants	--	--	105,250	--	105,250
Repurchase of beneficial conversion feature	--	--	(258,345)	--	(258,345)
Net loss for the year ended December 31, 2004	--	--	--	(4,344,525)	(4,344,525)

Balance, at December 31, 2004	16,133,876	$16,134	$23,711,540	$(14,565,973)	$9,161,701

Issuance of stock for services	226,733	227	152,058	--	152,285
Issuance of stock for interest payable	263,721	264	195,767	--	196,031
Issuance of warrants for services	--	--	1,534,405	--	1,534,405
Issuance of warrants for contractual obligations	--	--	985,010	--	985,010
Exercise of warrants and stock options	1,571,849	1,572	1,438,223	--	1,439,795
Employee compensation from stock options	--	--	15,752	--	15,752
Issuance of stock pursuant to Regulation D	6,221,257	6,221	6,506,955	--	6,513,176
Debt conversion to common stock	3,405,541	3,405	3,045,957	--	3,049,362
Issuance of warrants with convertible debt	--	--	1,574,900	--	1,574,900
Beneficial conversion related to convertible debt	--	--	1,633,176	--	1,633,176
Beneficial conversion related to interest expense	--	--	39,529	--	39,529

See accompanying notes to consolidated financial statements

Beneficial conversion related to convertible debt	--	--	1,633,176	--	1,633,176
Beneficial conversion related to interest expense	--	--	39,529	--	39,529
Repurchase of beneficial conversion feature	--	--	(144,128)	--	(144,128)
Net loss for the year ended 2005	--	--	--	(11,763,853)	(11,763,853)

Balance, at December 31, 2005	27,822,977	$27,823	$40,689,144	$(26,329,826)	$14,387,141

Issuance of stock for services	719,246	719	676,024	--	676,743
Issuance of stock for interest payable	194,327	195	183,401	--	183,596
Issuance of warrants for services	--	--	370,023	--	370,023
Exercise of warrants and stock options	1,245,809	1,246	1,188,570	--	1,189,816
Employee compensation from stock options	--	--	1,862,456	--	1,862,456
Issuance of stock pursuant to Regulation D	10,092,495	10,092	4,120,329	--	4,130,421
Debt conversion to common stock	2,377,512	2,377	1,573,959	--	1,576,336
Beneficial conversion related to interest expense	--	--	16,447	--	16,447
Net loss for the year ended 2006	--	--	--	(8,870,579)	(8,870,579)

Balance, at December 31, 2006	42,452,366	$42,452	$50,680,353	$(35,200,405)	$15,522,400

See accompanying notes to consolidated financial statements

PROVECTUS PHARMACEUTICALS, INC. (A Development-Stage Company) CONSOLIDATED STATEMENTS OF CASH FLOW
	Year Ended December 31, 2006	Year Ended December 31, 2005	Cumulative Amounts from January 17, 2002 (Inception) through December 31, 2006

Cash Flows From Operating Activities
Net loss	$(8,870,579)	$(11,763,853)	$(35,200,405)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	4,442	1,708	395,722
Amortization of patents	671,120	671,120	2,762,777
Amortization of original issue discount	1,062,098	2,293,251	3,842,924
Amortization of commitment fee	--	272,540	310,866
Amortization of prepaid consultant expense	84,020	274,337	1,211,207
Amortization of deferred loan costs	705,379	1,411,970	2,257,871
Accretion of United States Treasury Bills	(182,198)	--	(182,198)
Loss on extinguishment of debt	--	724,455	825,867
Loss on exercise of warrants	--	236,146	236,146
Beneficial conversion of convertible interest	16,447	39,529	55,976
Convertible interest	122,188	266,504	388,692
Compensation through issuance of stock options	1,862,456	15,752	1,928,479
Compensation through issuance of stock	--	--	932,000
Issuance of stock for services	26,100	388,373	5,995,031
Issuance of warrants for services	201,984	318,704	543,169
Issuance of warrants for contractual obligations	--	985,010	985,010
Gain on sale of equipment	(75)	--	(55,075)
(Increase) decrease in assets
Prepaid expenses and other current assets	(21,712)	46,762	(89,674)
Increase (decrease) in liabilities
Accounts payable	(25,189)	(64,090)	61,290
Accrued expenses	68,743	98,196	533,226

Net cash used in operating activities	(4,274,776)	(3,783,586)	(12,261,099)

Cash Flows From Investing Activities
Proceeds from sale of fixed asset	75	--	180,075
Capital expenditures	(22,230)	(13,995)	(39,922)
Proceeds from investments	11,000,000	--	11,000,000
Purchase of investments	(17,316,836)	--	(17,316,836)

Net cash used in investing activities	(6,338,991)	(13,995)	(6,176,683)

Cash Flows From Financing Activities
Net proceeds from loans from stockholder	--	25,000	174,000
Proceeds from convertible debt	--	4,430,836	6,706,795
Net proceeds from sale of common stock	3,183,295	7,477,853	13,148,493
Proceeds from exercise of warrants and stock options	1,189,816	1,203,649	2,398,918
Cash paid to retire convertible debt	--	(1,885,959)	(2,385,959)
Cash paid for deferred loan costs	--	(515,582)	(747,612)
Premium paid on extinguishments of debt	--	(70,000)	(170,519)

Purchase and retirement of common stock	--	--	(48,000)

Net cash provided by financing activities	$4,373,111	$10,665,797	$19,076,116

Net change in cash and cash equivalents	$(6,240,656)	$6,868,216	$638,334

Cash and cash equivalents, at beginning of period	$6,878,990	$10,774	$--

Cash and cash equivalents, at end of period	$638,334	$6,878,990	$638,334

Supplemental Disclosure of Cash Flow Information

December 31, 2005
Interest paid of $127,444

Supplemental Disclosure of Noncash Investing and Financing Activities

Year ended December 31, 2006

1.           Issuance of warrants in exchange for prepaid services of $168,039
2.           Debt converted to common stock of $1,576,336
3.           Payment of accrued interest through the issuance of stock of $183,596
4.           Issuance of stock for stock issuance costs of $964,676 incurred in 2005
5.           Stock committed to be issued for services of $650,643 accrued at December 31, 2005 and issued in 2006
6.           Accrual of $17,550 for stock committed to be issued for stock issuance costs

Year ended December 31, 2005

1.           Issuance of warrants in exchange for prepaid services of $68,910
2.           Shareholder debt of $174,000 and accrued interest of $24,528 converted to common stock of $198,528
3.           Debt converted to common stock of $2,537,000
4.           Payment of accrued interest through the issuance of stock of $196,031 and stock committed to be issued of$61,408
5.           Beneficial conversion on convertible debt of $1,633,176
6.           Discount on convertible debt with warrants of $1,574,900
7.           Warrants issued for deferred loan costs of $1,215,700
8.           Accrual of $964,676 for stock committed to be issued for stock issuance costs
9.           Stock committed to be issued for deferred loan costs of $345,645
10.           Stock committed to be issued for consulting expense of $304,998

See accompanying notes to consolidated financial statements

PROVECTUS PHARMACEUTICALS, INC.
(A Development-Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.           Organization and Significant Accounting Policies

Nature of Operations

Provectus Pharmaceuticals, Inc. (together with its subsidiaries, the “Company”) is a development-stage biopharmaceutical company that is focusing on developing minimally invasive products for the treatment of psoriasis and other topical diseases, and certain forms of cancer including recurrent breast carcinoma, metastatic melanoma, and liver cancer. The Company intends to license its laser device and biotech technology. Through a previous acquisition, the Company also intends to further develop, if necessary, and license or sell the underlying assets of its over-the-counter pharmaceuticals. To date the Company has no material revenues.

Principles of Consolidation

Intercompany balances and transactions have been eliminated in consolidation.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

United States Treasury Notes

United States Treasury Notes are classified as held-to-maturity securities and all investments mature within one year. Held-to-maturity securities are stated at amortized cost which approximates market.

Deferred Loan Costs and Debt Discounts

The costs related to the issuance of the convertible debt, including lender fees, legal fees, due diligence costs, escrow agent fees and commissions, have been recorded as deferred loan costs and are being amortized over the term of the loan using the effective interest method. Additionally, the Company recorded debt discounts related to warrants and beneficial conversion features issued in connection with the debt. Debt discounts are being amortized over the term of the loan using the effective interest method.

Equipment and Furnishings

Equipment and furnishings acquired through the acquisition of Valley Pharmaceuticals, Inc. (Note 2) have been stated at carry over basis. Other equipment and furnishings are stated at cost. Depreciation of equipment is provided for using the straight-line method over the estimated useful lives of the assets. Computers and laboratory equipment are being depreciated over five years, furniture and fixtures are being depreciated over seven years.

Long-Lived Assets

The Company reviews the carrying values of its long-lived assets for possible impairment whenever an event or change in circumstances indicates that the carrying amount of the assets may not be recoverable. Any long-lived assets held for disposal are reported at the lower of their carrying amounts or fair value less cost to sell.

Patent Costs

Internal patent costs are expensed in the period incurred. Patents purchased are capitalized and amortized over the remaining life of the patent.

Patents at December 31, 2006 were acquired as a result of the merger with Valley Pharmaceuticals, Inc. (“Valley”) (Note 2). The majority shareholders of Provectus also owned all of the shares of Valley and therefore the assets acquired from Valley were recorded at their carryover basis. The patents are being amortized over the remaining lives of the patents, which range from 11-15 years. Annual amortization of the patents is expected to be approximately $671,000 per year for the next five years.

Revenue Recognition

The Company recognizes revenue when product is shipped. When advance payments are received, these payments are recorded as deferred revenue and recognized when the product is shipped.

Research and Development

Research and development costs are charged to expense when incurred. An allocation of payroll expenses was made based on a percentage estimate of time spent. The research and development costs include the following: consulting - IT, depreciation, lab equipment repair, lab supplies and pharmaceutical preparations, insurance, legal - patents, office supplies, payroll expenses, rental - building, repairs, software, taxes and fees, and utilities.

Income Taxes

The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109 (“SFAS No. 109”), “Accounting for Income Taxes.” Under this method, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established if it is more likely than not that all, or some portion, of deferred income tax assets will not be realized. The Company has recorded a full valuation allowance to reduce its net deferred income tax assets to zero. In the event the Company were to determine that it would be able to realize some or all its deferred income tax assets in the future, an adjustment to the deferred income tax asset would increase income in the period such determination was made.

Basic and Diluted Loss Per Common Share

Basic and diluted loss per common share and diluted loss per common share is computed based on the weighted Per Common Share average number of common shares outstanding. Loss per share excludes the impact of outstanding options, warrants, and convertible debt as they are antidilutive. Potential common shares excluded from the calculation at December 31, 2006 are 9,014,714 options 26,663,081 warrants and 490,000 shares issuable upon the conversion of convertible debt. Included in the weighted average number of shares outstanding are 165,000 common shares committed to be issued but not outstanding at December 31, 2006.

Financial Instruments

The carrying amounts reported in the consolidated balance sheets for cash, accounts payable and accrued expenses approximate fair value because of the short-term nature of these amounts. The Company believes the fair value of its fixed-rate borrowings approximates the market value.

Stock Based Compensation

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) released FASB Statement No. 123 (revised 2004), “Share-Based Payment, (“FASB 123R”).” These changes in accounting replace existing requirements under FASB Statement No. 123, “Accounting for Stock-Based Compensation” (“FASB 123”), and eliminates the ability to account for share-based compensation transaction using APB Opinion No.25, “Accounting for Stock Issued to Employees” (“APB 25”). The compensation cost relating to share-based payment transactions will be measured based on the fair value of the equity or liability instruments issued. This Statement did not change the accounting for similar transactions involving parties other than employees.

The Company adopted FASB 123R effective January 1, 2006 under the modified prospective method, which recognizes compensation cost beginning with the effective date (a) based on the requirements of FASB 123R for all share-based payments granted after the effective date and to awards modified, repurchased, or cancelled after that date and (b) based on the requirements of FASB 123 for all awards granted to employees prior to the effective date of FASB 123R that remain unvested on the effective date. There was no cumulative effect of initially applying this Statement for the Company. At December 31, 2006 the Company has estimated that an additional $1,211,371 will be expensed over the applicable remaining vesting periods for all share-based payments granted to employees on or before December 31, 2005 which remained unvested on January 1, 2006.

The compensation cost relating to share-based payment transactions will be measured based on the fair value of the equity or liability instruments issued and will be expensed on a straight-line basis. For purposes of estimating the fair value of each stock option or restricted stock unit on the date of grant, the Company utilized the Black-Scholes option-pricing model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected volatility factor of the market price of the company’s common stock (as determined by reviewing its historical public market closing prices). Because the Company's employee stock options and restricted stock units have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options or restricted stock units.

For the year ended December 31, 2005 the Company adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock Based Compensation” (SFAS No. 123). If the Company had elected to recognize compensation expense based on the fair value at the grant dates, consistent with the method prescribed by SFAS No. 123, net loss per share would have been changed to the pro forma amount indicated below:

Year ended December 31, 2005

Net loss, as reported	$(11,763,853)
Add stock-based employee compensation expense included in reported loss	15,752
Less total stock-based employee compensation expense determined under the fair value based method for all awards	(791,111)

Pro forma net loss	$(12,539,212)

Basic and diluted loss per common share, as reported	$(0.62)
Basic and diluted loss per common share, pro forma	$(0.67)

Recent Accounting Pronouncements

Effective January 1, 2006, the Company adopted SFAS No. 123(R) using the modified prospective method. See Notes 1 and 5 for information regarding stock-based compensation.

The Financial Accounting Standards Board (“FASB”) released SFAS No. 156, “Accounting for Servicing of Financial Assets,” to simplify accounting for separately recognized servicing assets and servicing liabilities. SFAS No. 156 amends SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS No. 156 permits an entity to choose either the amortization method or the fair value measurement method for measuring each class of separately recognized servicing assets and servicing liabilities after they have been initially measured at fair value. SFAS No. 156 applies to all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity’s fiscal year that begins after September 15, 2006. SFAS No. 156 will be effective for the Company as of December 31, 2006, the beginning of the Company’s fiscal-2007 year. We do not believe the adoption of SFAS No. 156 will have a material impact on the Company’s consolidated financial position or results of operations.

On July 13, 2006, the FASB issued Interpretation No. 48 (“FIN No. 48”) “Accounting for Uncertainty in Income Taxes: an Interpretation of FASB Statement No. 109.” This interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN No. 48 clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. FIN No. 48 will require companies to include additional qualitative and quantitative disclosures within their financial statements. The disclosures will include potential tax benefits from positions taken for tax return purposes that have not been recognized for financial reporting purposes and a tabular presentation of significant changes during each period. The disclosures will also include a discussion of the nature of uncertainties, factors which could cause a change, and an estimated range of reasonably possible changes in tax uncertainties. FIN No. 48 will also require a company to recognize a financial statement benefit for a position taken for tax return purposes when it will be more-likely-than-not that the position will be sustained.FIN No. 48 will be effective for fiscal years beginning after December 15, 2006. We will adopt FIN No. 48 in the first quarter of fiscal 2007, effective as of December 31, 2006, the beginning of the Company’s 2007 fiscal year. We do not believe the adoption of FIN No. 48 will have a material impact on the Company’s consolidated financial position or results of operations.

The FASB released SFAS No. 157, “Fair Value Measurements,” to define fair value, establish a framework for measuring fair value in accordance with generally accepted accounting principles, and expand disclosures about fair value measurements. SFAS No. 157 will be effective for the Company as of December 30, 2007, the beginning of the Company’s fiscal-2008 year. We are assessing the impact the adoption of SFAS No. 157 will have on the Company’s consolidated financial position and results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Postretirement Plans: an amendment of FASB Statements No. 87, 88, 106, and 132(R),” which requires an employer to recognize the over-funded or under-funded status of a single-employer defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in comprehensive income in the year in which the changes occur. SFAS No. 158 requires an employer to initially apply the requirement to recognize the funded status of a benefit plan as of the end of the employer’s fiscal year ending after December 16, 2006. In addition, SFAS No. 158 also requires an employer to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position for fiscal years ending after December 15, 2008. The adoption of SFAS No. 158 will not have an impact on the Company’s consolidated financial position or results of operations as the Company does not have a defined benefit plan.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115,” which permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is expected to expand the use of fair value measurement, which is consistent with the long-term measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157, “Fair Value Measurements.” We are assessing the impact the adoption of SFAS No. 159 will have on the Company’s consolidated financial position and results of operations.

2.           Recapitalization and Merger

On April 23, 2002, Provectus Pharmaceutical, Inc., a Nevada corporation and a Merger “blank check” public company, acquired Provectus Pharmaceuticals, Inc., a privately held Tennessee corporation (“PPI”), by issuing 6,680,000 shares of common stock of Provectus Pharmaceutical to the stockholders of PPI in exchange for all of the issued and outstanding shares of PPI, as a result of which Provectus Pharmaceutical changed its name to Provectus Pharmaceuticals, Inc. (the “Company”) and PPI became a wholly owned subsidiary of the Company. Prior to the transaction, PPI had no significant operations and had not generated any revenues.

For financial reporting purposes, the transaction has been reflected in the accompanying financial statements as a recapitalization of PPI and the financial statements reflect the historical financial information of PPI which was incorporated on January 17, 2002. Therefore, for accounting purposes, the shares recorded as issued in the reverse merger are the 265,763 shares owned by Provectus Pharmaceuticals, Inc. shareholders prior to the reverse merger.

The issuance of 6,680,000 shares of common stock of Provectus Pharmaceutical, Inc. to the stockholders of PPI in exchange for all of the issued and outstanding shares of PPI was done in anticipation of PPI acquiring Valley Pharmaceuticals, Inc, which owned the intellectual property to be used in the Company's operations.

On November 19, 2002, the Company acquired Valley Pharmaceuticals, Inc, (“Valley”) a privately-held Tennessee corporation by merging PPI with and into Valley and naming the surviving company Xantech Pharmaceuticals, Inc. Valley had no significant operations and had not generated any revenues. Valley was formed to hold certain intangible assets which were transferred from an entity which was majority owned by the shareholders of Valley. Those shareholders gave up their shares of the other company in exchange for the intangible assets in a non-pro rata split off. The intangible assets were valued based on the market price of the stock given up in the split-off. The shareholders of Valley also owned the majority of the shares of the Company at the time of the transaction. The Company issued 500,007 shares of stock in exchange for the net assets of Valley which were valued at $12,226,320 and included patents of $11,715,445 and equipment and furnishings of $510,875.

3.           Commitments

Leases

The Company leases office and laboratory space in Knoxville, Tennessee, on an annual basis, renewable for one year at the option of the Company. The Company is committed to pay a total of $12,480 in lease payments over three months, which is the remainder of its current lease term at December 31, 2006. The Company plans to renew the lease at the end of the current lease term. Rent expense was approximately $49,000 and $45,000 in 2006 and 2005, respectively.

Employee Agreements

On May 1, 2006, we entered into executive employment agreements with each of H. Craig Dees. Ph.D., Timothy C. Scott, Ph.D., Eric A. Wachter, Ph.D., and Peter R. Culpepper, CPA, to serve as our Chief Executive Officer, President, Executive Vice President and Chief Financial Officer, respectively. Each agreement provides that such executive will be employed for a one-year term with automatic one-year renewals unless previously terminated pursuant to the terms of the agreement or either party gives notice that the term will not be extended. The Company is committed to pay a total of $467,000 over four months, which is the remainder of the current employment agreements at December 31, 2006. Executives are also entitled to participate in any incentive compensation plan or bonus plan adopted by us without diminution of any compensation or payment under the agreement. Executives are further entitled to reimbursement for all reasonable out-of-pocket expenses incurred during his performance of services under the agreement.

Each agreement generally provides that if the executive’s employment is terminated prior to a change in control (as defined in the agreement) (1) due to expiration or non-extension of the term by us; or (2) by us for any reason other than for cause (as defined in the agreement), then such executive shall be entitled to receive payments under the agreement as if the agreement was still in effect through the end of the period in effect as of the date of such termination. If the executive’s employment (1) is terminated by the company at any time for cause, (2) is terminated by executive prior to, and not coincident with, a change in control or (3) is terminated by executive’s death, disability or retirement prior to a change in control, the executive (or his estate, as the case may be) shall be entitled to receive payments under the agreement through the last date of the month of such termination, a pro rata portion of any incentive or bonus payment earned prior to such termination, any benefits to which he is entitled under the terms and conditions of the pertinent plans in effect at termination and any reasonable expenses incurred during the performance of services under the agreement.

In the event that coincident with or following a change in control, the executive’s employment is terminated or the agreement is not extended (1) by action of the executive including his death, disability or retirement or (2) by action of the company not for cause, the executive (or his estate, as the case may be) shall be entitled to receive payments under the agreement through the last date of the month of such termination, a pro rata portion of any incentive or bonus payment earned prior to such termination, any benefits to which he is entitled under the terms and conditions of the pertinent plans in effect at termination and any reasonable expenses incurred during the performance of services under the agreement. In addition, the company shall pay to the executive (or his estate, as the case may be), within 30 days following the date of termination or on the effective date of the change in control (whichever occurs later), a lump sum payment in cash in an amount equal to 2.90 times the base salary paid in the preceding calendar year, or scheduled to be paid to such executive during the year of such termination, whichever is greater, plus an additional amount sufficient to pay United States income tax on the lump sum amount paid.

4.           Equity Transactions

(a) During 2002, the Company issued 2,020,000 shares of stock in exchange for consulting services. These services were valued based on the fair market value of the stock exchanged which resulted in consulting costs charged to operations of $5,504,000.

(b) During 2002, the Company issued 510,000 shares of stock to employees in exchange for services rendered. These services were valued based on the fair market value of the stock exchanged which resulted in compensation costs charged to operations of $932,000.

(c) In February 2002, the Company sold 50,000 shares of stock to a related party in exchange for proceeds of $25,000.

(d) In June 2002, the Company issued a warrant to a consultant for the purchase of 100,000 shares at $2.29 per share. The warrant is only exercisable upon the successful introduction of the Company to a designated pharmaceutical company. The warrant was forfeited in 2004.

(e) In October 2002, the Company purchased 400,000 outstanding shares of stock from one shareholder for $48,000. These shares were then retired.

(f) On December 5, 2002, the Company purchased the assets of Pure-ific L.L.C, a Utah limited liability company, and created a wholly owned subsidiary called Pure-ific Corporation, to operate the Pure-ific business which consists of product formulations for Pure-ific personal sanitizing sprays, along with the Pure-ific trademarks. The assets of Pure-ific were acquired through the issuance of 25,000 shares of the Company's stock with a fair market value of $0.50 and the issuance of various warrants. These warrants included warrants to purchase 10,000 shares of the Company's stock at an exercise price of $0.50 issuable on the first, second and third anniversary dates of the acquisition. Accordingly, the fair market value of these warrants of $14,500, determined using the Black-Scholes option pricing model, was recorded as additional purchase price for the acquisition of the Pure-ific assets. In 2004, 20,000 warrants were issued for the first and second anniversary dates. 10,000 of these warrants were exercised in 2004. In 2005, 10,000 warrants were issued for the third anniversary date. In January 2006, 10,000 warrants were exercised in a cashless exercise resulting in 4,505 shares issued. In addition, warrants to purchase 80,000 shares of stock at an exercise price of $0.50 will be issued upon the achievement of certain sales targets of the Pure-ific product. At December 31, 2006 and 2005, none of these targets have been met and accordingly, no costs have been recorded.

(g) In 2003, the Company issued 764,000 shares to consultants in exchange for services rendered, consisting of 29,000 shares issued in January valued at $11,600, 35,000 shares issued in March valued at $11,200, and 700,000 shares issued in October valued at $217,000. The value for these shares was based on the market value of the shares issued. As all of these amounts represented payments for services to be provided in the future and the shares were fully vested and non-forfeitable, a prepaid consulting expense was recorded in 2003 which was fully amortized as of December 31, 2004.

(h) In November and December 2003, the Company committed to issue 341,606 shares to consultants in exchange for services rendered. The total value for these shares was $281,500 which was based on the market value of the shares issued. The shares were issued in January 2004. As these amounts represented payments for services to be provided in the future and the shares were fully vested and non-forfeitable, a prepaid consulting expense was recorded in 2003 which was fully amortized as of December 31, 2004.

(i) The Company applies the recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” in accounting for stock options and warrants issued to nonemployees. In January 2003, the Company issued 25,000 warrants to a consultant for services rendered. In February 2003, the Company issued 360,000 warrants to a consultant, 180,000 of which were fully vested and non-forfeitable at the issuance and 180,000 of which were cancelled in August 2003 due to the termination of the consulting contract. In September 2003, the Company issued 200,000 warrants to two consultants in exchange for services rendered. In November 2003, the Company issued 100,000 warrants to one consultant in exchange for services rendered. As the fair market value of these services was not readily determinable, these services were valued based on the fair market value, determined using the Black-Scholes option-pricing model. Fair market value for the warrants issued in 2003 ranged from $0.20 to $0.24 and totaled $145,479. As these amounts represented payments for services to be provided in the future and the warrants were fully vested and non-forfeitable, a prepaid consulting expense was recorded in 2003 which was fully amortized as of December 31, 2004.

In May 2004, the Company issued 20,000 warrants to consultants in exchange for services rendered. Consulting costs charged to operations were $18,800. In August 2004, the Company issued 350,000 warrants to consultants in exchange for services valued at $329,000. At December 31, 2004, $123,375 of these costs have been charged to operations with the remaining $205,427 recorded as prepaid consulting expense as it represents payments for future services and the warrants are fully-vested and non-forfeitable. In December 2004, the Company issued 10,000 warrants to consultants in exchange for services valued at $3,680. Fair market value for the warrants issued in 2004 ranged from $0.37 to $0.94.

In January 2005, the Company issued 16,000 warrants to consultants in exchange for services rendered. Consulting costs charged to operations were $6,944. In February 2005, the Company issued 13,000 warrants to consultants in exchange for services rendered. Consulting costs charged to operations were $13,130. In March 2005, the Company issued 100,000 warrants to consultants in exchange for services rendered. Consulting costs charged to operations were $68,910. In April 2005, the Company issued 410,000 warrants to consultants in exchange for services rendered. Consulting costs charged to operations were $195,900. In May 2005, the Company issued 25,000 warrants to consultants in exchange for services rendered. Consulting costs charged to operations were $9,250. In December 2005, the Company issued 33,583 warrants to consultants in exchange for services. Consulting costs charged to operations were $24,571. The fair market value for the warrants issued in 2005 ranged from $0.37 to $1.01.

In May 2006, 350,000 warrants were exercised for $334,000 resulting in 350,000 shares issued. During April, May and June, the Company issued 60,000 warrants to consultants in exchange for services. Consulting costs charged to operations were $58,400. In August and September 2006, 732,534 warrants were exercised for $693,357 resulting in 732,534 shares issued. During the three months ended September 30, 2006, the Company issued 335,000 warrants to consultants in exchange for services. At December 31, 2006, $155,814 of these costs have been charged to operations with the remaining $84,019 recorded as prepaid consulting expense as it represents payments for future services and the warrants are fully vested and non-forfeitable. In November 2006, 100,000 warrants were forfeited. During the three months ended December 31, 2006, the Company issued 85,000 warrants to consultants in exchange for services. Consulting costs charged to operations were $71,790. The fair market value for the warrants issued in 2006 ranged from $0.67 to $1.11.

(j) In December 2003, the Company commenced an offering for sale of restricted common stock. As of December 31, 2003, the Company had sold 874,871 shares at an average gross price of $1.18 per share. As of December 31, 2003, the Company had received net proceeds of $292,472 and recorded a stock subscription receivable of $87,875 for stock subscriptions prior to December 31, 2003 for which payment was received subsequent to December 31, 2003. The transaction is a Regulation S offering to foreign investors as defined by Regulation S of the Securities Act. The restricted shares cannot be traded for 12 months. After the first 12 months, sales of the shares are subject to restrictions under rule 144 for an additional year. The Company engaged a placement agent to assist the offering. Costs related to the placement agent of $651,771 have been off-set against the gross proceeds of $1,032,118 and therefore are reflected as a direct reduction of equity at December 31, 2003. At December 31, 2003, 195,051 shares had not yet been issued. These shares were issued in the first quarter of 2004.

In 2004, the Company sold 2,274,672 shares of restricted common stock under this offering of which 1,672,439 shares were issued in the first quarter 2004 and 602,233 were issued in the second quarter 2004. Shares were sold during 2004 at an average gross price of $1.05 per share with net proceeds of $793,137. Costs related to the placement agent for proceeds received in 2004 of $1,588,627 have been off-set against gross proceeds of $2,381,764.

(k) In January 2004, the Company issued 10,000 shares to a consultant in exchange for services rendered. Consulting costs charged to operations were $11,500. In March 2004, the Company committed to issue 36,764 shares to consultants in exchange for services. These shares were recorded as a prepaid consulting expense and were fully amortized at December 31, 2004. Consulting costs charged to operations were $62,500. These 36,764 shares, along with 75,000 shares committed in 2003 were issued in August 2004. The 75,000 shares committed to be in 2003 were the result of a cashless exercise of 200,000 warrants in 2003, which were not issued as of December 31, 2003. In August 2004, the Company also issued 15,000 shares to a consultant in exchange for services rendered. Consulting costs charged to operations were $25,200. In September 2004, the Company issued 16,666 shares to a consultant in exchange for services rendered. Consulting costs charged to operations were $11,666. In October 2004, the Company issued 16,666 shares to a consultant in exchange for services rendered. Consulting costs charged to operations were $13,666. In November 2004, the Company issued 16,666 shares to a consultant in exchange for services rendered. Consulting costs charged to operations were $11,000. In December 2004, the Company issued 7,500 shares to a consultant in exchange for services rendered. Consulting costs charged to operations were $3,525.

In January 2005, the Company issued 7,500 shares to consultants in exchange for services rendered. Consulting costs charged to operations were $4,950. In February 2005, the Company issued 7,500 shares to consultants in exchange for services. Consulting costs charged to operations were $7,574. In April 2005, the Company issued 190,733 shares to consultants in exchange for services. Consulting costs charged to operations were $127,791. In May 2005, the Company issued 21,000 shares to consultants in exchange for services. Consulting costs charged to operations were $11,970.

In December 2005, the Company committed to issue 689,246 shares to consultants in exchange for services rendered. 655,663 of these shares of were issued in February 2006 and 33,583 shares were issued in May 2006. The total value for these shares was $650,643 which was based on the market value of the shares issued and was recorded as an accrued liability at December 31, 2005. In February 2006, the Company issued 30,000 shares to consultants in exchange for services. Consulting costs charged to operations were $26,100.

(l) On June 25, 2004, the Company entered into an agreement to sell 1,333,333 shares of common stock at a purchase price of $.75 per share for an aggregate purchase price of $1,000,000. Payments were received in four installments, the last of which was on August 9, 2004. Stock issuance costs included 66,665 shares of stock valued at $86,666 and cash costs of $69,000. The cash costs have been off-set against the proceeds received. In conjunction with the sale of the common stock, the Company issued 1,333,333 warrants with an exercise price of $1.00 and a termination date of three years from the installment payment dates. In addition, the Company has given the investors an option to purchase 1,333,333 shares of additional stock including the attachment of warrants under the same terms as the original agreement. This option expired February 8, 2005.

(m) Pursuant to a Standby Equity Distribution Agreement (“SEDA”) dated July 28, 2004 between the Company and Cornell Capital Partners, L.P. (“Cornell”), the Company may, at its discretion, issue shares of common stock to Cornell at any time until June 28, 2006. As of December 31, 2005 there were no shares issued pursuant to the SEDA. The facility is subject to having in effect a registration statement covering the shares. A registration statement covering 2,023,552 shares was declared effective by the Securities and Exchange Commission on November 16, 2004. The maximum aggregate amount of the equity placements pursuant to the SEDA is $20 million, and the Company may draw down up to $1 million per month. Pursuant to the SEDA, on July 28, 2004, the Company issued 190,084 shares of common stock to Cornell and 7,920 shares of common stock to Newbridge Securities Corporation as commitment shares. These 198,004 shares had a FMV of $310,866 on July 28, 2004 which was being amortized over the term of the commitment period which was one year from the date of registration. The full amount was amortized as of December 31, 2005 with $272,540 amortized in 2005.

(n) On November 16, 2004, the Company completed a private placement transaction with 14 accredited investors, pursuant to which the Company sold 530,166 shares of common stock at a purchase price of $0.75 per share, for an aggregate purchase price of $397,625. In connection with the sale of the common stock, the Company also issued warrants to the investors to purchase up to 795,249 shares of our common stock at an exercise price of $1.00 per share. The Company paid $39,764 and issued 198,812 warrants to Venture Catalyst, LLC as placement agent for this transaction. The cash costs have been off-set against the proceeds received.

During the three months ended March 31, 2005, the Company completed a private placement transaction with 8 accredited investors, which were registered effective June 20, 2005, pursuant to which the Company sold 214,666 shares of common stock at a purchase price of $0.75 per share, for an aggregate purchase price of $161,000. In connection with the sale of common stock, the Company also issued warrants to the investors to purchase up to 322,000 shares of common stock at an exercise price of $1.00 per share. The Company paid $16,100 and issued 80,500 warrants to Venture Catalyst, LLC as placement agent for this transaction. The cash costs have been off-set against the proceeds received.

During the three months ended June 30, 2005, the Company completed a private placement transaction with 4 accredited investors, which were registered effective June 20, 2005, pursuant to which the Company sold 230,333 shares of common stock at a purchase price of $0.75 per share, for an aggregate purchase price of $172,750. In connection with the sale of common stock, the Company also issued warrants to the investors to purchase up to 325,500 shares of common stock at an exercise price of $1.00 per share. The Company paid $16,275 and issued 81,375 warrants to Venture Catalyst, LLC as placement agent for this transaction. The cash costs have been off-set against the proceeds received.

During the three months ended September 30, 2005, the Company completed a private placement transaction with 12 accredited investors pursuant to which the Company sold 899,338 shares of common stock at a purchase price of $0.75 per share of which 109,333 are committed to be issued at December 31, 2005, for an aggregate purchase price of $674,500. In connection with the sale of common stock, the Company also issued warrants to the investors to purchase up to 1,124,167 shares of common stock at an exercise price of $0.935 per share. The Company paid $87,685 and committed to issue 79,000 shares of common stock at a fair market value of $70,083 to Network 1 Financial Securities, Inc. as placement agent for this transaction which is accrued at December 31, 2005. The cash and common stock costs have been off-set against the proceeds received.

During the three months ended December 31, 2005, the Company completed a private placement transaction with 62 accredited investors pursuant to which the Company sold 10,065,605 shares of common stock at a purchase price of $0.75 per share of which 5,126,019 are committed to be issued at December 31, 2005, for an aggregate purchase price of $7,549,202. In connection with the sale of common stock, the Company also issued warrants to the investors to purchase up to 12,582,009 shares of common stock at an exercise price of $0.935 per share. The Company paid $959,540, issued 46,667 shares of common stock at a fair market value of $46,467, issued 30,550 warrants, and committed to issue 950,461 shares of common stock at a fair market value of $894,593 to a syndicate led by Network 1 Financial Securities, Inc. as placement agent for this transaction which is accrued at December 31, 2005. The cash and common stock costs have been off-set against the proceeds received.

In January 2006, the Company issued 5,235,352 shares committed to be issued at December 31, 2005 for shares sold in 2005. In February 2006, the Company issued 1,029,460 shares committed to be issued at December 31, 2005 for stock issuance costs related to shares sold in 2005. The total value for these shares was $964,676 which was based on the market value of the shares issued and was recorded as an accrued liability at December 31, 2005.

During the three months ended March 31, 2006, the Company completed a private placement transaction with 5 accredited investors pursuant to which the Company sold 466,833 shares of common stock at a purchase price of $0.75 per share for an aggregate purchase price of $350,125. In connection with the sale of common stock, the Company also issued warrants to the investors to purchase up to 466,833 shares of common stock at an exercise price of $0.935 per share. The Company paid $35,013 and issued 46,683 shares of common stock at a fair market value of $41,815 to Chicago Investment Group, L.L.C. as placement agent for this transaction. The cash costs have been off-set against the proceeds received.

In May 2006, the Company completed a private placement transaction with 2 accredited investors pursuant to which the Company sold a total of 153,647 shares of common stock at an average purchase price of $1.37 per share, for an aggregate purchase price of $210,000. In connection with the sale of common stock, the Company also issued warrants to the 2 investors to purchase up to 76,824 shares of common stock at an average exercise price of $2.13 per share.

In September 2006, the Company completed a private placement transaction with 7 accredited investors pursuant to which the Company sold a total of 708,200 shares of common stock at a purchase price of $1.00 per share, for an aggregate purchase price of $708,200. The Company paid $92,067 and issued 70,820 shares of common stock at a fair market value of $84,984 to Network 1 Financial Securities, Inc. as placement agent for this transaction. The cash costs have been off-set against the proceeds received.

In October 2006 the Company completed a private placement transaction with 15 accredited investors pursuant to which the Company sold a total of 915,000 shares of common stock at a purchase price of $1.00 per share, for an aggregate purchase price of $915,000. The Company paid $118,950 and issued 91,500 shares of common stock at a fair market value of $118,500 to Network 1 Financial Securities, Inc. as placement agent for this transaction. The cash costs have been off-set against the proceeds received.

 During the three months ended December 31, 2006, the Company completed a private placement transaction with 10 accredited investors pursuant to which the Company sold 1,400,000 shares of common stock at a purchase price of $1.00 per share of which 150,000 are committed to be issued at December 31, 2006, for an aggregate purchase price of $1,400,000. The Company paid $137,500, issued 125,000 shares of common stock at a fair market value of $148,750, and committed to pay $16,500 and to issue 15,000 shares of common stock at a fair market value of $17,550 to Chicago Investment Group of Illinois, L.L.C. as a placement agent for this transaction which is accrued at December 31, 2006. The cash and accrued stock costs have been off-set against the proceeds received.

(o) The Company issued 175,000 warrants each month from March 2005 to November 2005 resulting in total warrants of 1,575,000 to Gryffindor Capital Partners I, L.L.C. pursuant to the terms of the Second Amended and Restated Note dated November 26, 2004. Total interest costs charged to operations were $985,010.

5.           Stock Incentive Plan and Warrants

The Company maintains one long-term incentive compensation plan, the Provectus Pharmaceuticals, Inc. 2002 Stock Plan, which provides for the issuance of up to 10,000,000 shares of common stock pursuant to stock options, stock appreciation rights, stock purchase rights and long-term performance awards granted to key employees and directors of and consultants to the Company.

Options granted under the 2002 Stock Plan may be either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code or options which are not incentive stock options. The stock options are exercisable over a period determined by the Board of Directors (through its Compensation Committee), but generally no longer than 10 years after the date they are granted.

Included in the results for the year ended December 31, 2006 is $1,862,456, of stock-based compensation expense which relates to the fair value of stock options and restricted stock units, net of expected forfeitures, granted prior to December 31, 2006 which continue to vest over the related employees requisite service periods which generally end by June 2009.

In 2003, the Company issued stock options to employees in which the exercise price was less than the market price on the date of grant. These options vest over three years and accordingly, $15,752 of expense was recorded for the year ended December 31, 2005.

For stock options granted to employees during 2006 and 2005, the Company has estimated the fair value of each option granted using the Black-Scholes option pricing model with the following assumptions:

2006	2005
Weighted average fair value per options granted	$ 0.96	$ 0.66
Significant assumptions (weighted average) risk-free interest rate at grant date	4.0% - 5.0%	4.0%
Expected stock price volatility	116% - 130%	130%
Expected option life (years)	10	10

On March 1, 2004, the Company issued 1,200,000 stock options to employees. The options vest over three years with 225,000 options vesting on the date of grant. The exercise price is the fair market price on the date of issuance. On May 27, 2004, the Company issued 100,000 stock options to the Board of Directors. The options vested immediately on the date of grant. The exercise price is the fair market price on the date of issuance. On June 28, 2004, the Company issued 100,000 stock options to an employee. The options vest over four years with 25,000 options vesting on the date of grant. The exercise price is the fair market price on the date of issuance.

On January 7, 2005, the Company issued 1,200,000 stock options to employees. The options vest over four years with no options vesting on the date of grant. The exercise price is the fair market price on the date of issuance. On May 19, 2005, the Company issued 100,000 stock options to the Board of Directors. The options vested immediately on the date of grant. The exercise price is the fair market price on the date of issuance. On May 25, 2005, the Company issued 1,200,000 stock options to employees. The options vest over three years with no options vesting on the date of grant. The exercise price is $0.75 which is greater than the fair market price on the date of issuance. On December 9, 2005, the Company issued 775,000 stock options to employees. The options vest over three years with no options vesting on the date of grant. The exercise price is the fair market price on the date of issuance. During 2005 an employee of the Company exercised 26,516 options at an exercise price of $1.10 per share of common stock for $29,167.

Two employees of the Company exercised a total of 114,979 options during the three months ended March 31, 2006 at an exercise price of $1.10 per share of common stock for $126,477. On June 23, 2006, the Company issued 4,000,000 stock options to employees. The options vest over three years with no options vesting on the date of grant. The exercise price is the fair market price on the date of issuance. On June 23, 2006, the Company issued 200,000 stock options to its Members of the Board. The options vested on the date of grant. The exercise price is the fair market price on the date of issuance. One employee of the Company exercised a total of 7,166 options during the three months ended June 30, 2006 at an exercise price of $1.10 per share of common stock for $7,882 and another employee of the Company exercised a total of 12,500 options during the three months ended June 30, 2006 at an exercise price of $0.32 per share of common stock for $4,000. One employee of the Company exercised a total of 14,000 options during the three months ended September 30, 2006 at an exercise price of $1.10 per share of common stock for $15,400 and another employee of the Company exercised a total of 3,125 options during the three months ended September 30, 2006 at an exercise price of $0.32 per share of common stock for $1,000. One employee of the Company exercised a total of 7,000 options during the three months ended December 31, 2006 at an exercise price of $1.10 per share of common stock for $7,700.

The following table summarizes the options granted, exercised and outstanding as of December 31, 2005 and 2006, respectively:

	Shares	Exercise Price Per Share	Weighted Average Exercise Price

Outstanding at January 1, 2005	1,725,000	$0.32 – 1.25	$0.97
Granted	3,275,000	$0.64 – 0.94	$0.75
Exercised	(26,516)	$1.10	$1.10
Forfeited	--	--	--

Outstanding at December 31, 2005	4,973,484	$0.32 – 1.25	$0.83

Options exercisable at December 31, 2005	1,017,234	$0.32 – 1.25	$0.88

Outstanding at January 1, 2006	4,973,484	$0.32 – 1.25	$0.83
Granted	4,200,000	$1.02	$1.02
Exercised	(158,770)	$0.32 – 1.10	$1.02
Forfeited	--	--	--

Outstanding at December 31, 2006	9,014,714	$0.32 – 1.25	$0.91

Options exercisable at December 31, 2006	2,406,378	$0.32 – 1.25	$0.86

The following table summarizes information about stock options outstanding at December 31, 2006.

Exercise Price	Number Outstanding at December 31, 2006	Weighted Average Remaining contractual Life	Outstanding Weighted Average Exercise price	Number Exercisable at December 31, 2006	Exercisable Weighted Average Exercise Price

$0.32	209,375	6.58 years	$0.32	209,375	$0.32
$0.60	100,000	6.58 years	$0.60	100,000	$0.60
$1.10	1,030,339	7.17 years	$1.10	655,339	$1.10
$0.95	100,000	7.42 years	$0.95	100,000	$0.95
$1.25	100,000	7.50 years	$1.25	75,000	$1.25
$0.64	1,200,000	8.00 years	$0.64	300,000	$0.64
$0.75	1,300,000	8.42 years	$0.75	500,000	$0.75
$0.94	775,000	8.92 years	$0.94	266,664	$0.94
$1.02	4,200,000	9.50 years	$1.02	200,000	$1.02
	9,014,714	8.68 years	$0.91	2,406,378	$0.86

The weighted-average grant-date fair value of options granted during the year 2006 was $0.96. The total intrinsic value of options exercised during the year ended December 31, 2006 was $19,966.

The following is a summary of nonvested stock option activity for the year ended December 31, 2006:

		Weighted Average
	Number of Shares	Grant-Date Fair Value

Nonvested at December 31, 2005	3,956,250	$0.75
Granted	4,200,000	$0.96
Vested	(1,547,914)	$0.80
Canceled	-	--
Nonvested at December 31, 2006	6,608,336	$0.87

As of December 31, 2006, there was $4,411,372 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted average period of 1.4 years. The total fair value of shares vested during the year ended December 31, 2006 was $1,239,331.

The following is a summary of the aggregate intrinsic value of shares outstanding and exercisable at December 31, 2006. The aggregate intrinsic value of stock options outstanding and exercisable is defined as the difference between the market value of the Company’s stock as of the end of the period and the exercise price of the stock options.

	Number of Shares	Aggregate Intrinsic Value
Outstanding at December 31, 2006	9,014,714	$2,491,637

Exercisable at December 31, 2006	2,406,378	$805,303

The following table summarizes the warrants granted, exercised and outstanding as of December 31, 2005 and 2006, respectively.

	Warrants	Exercise Price Per Warrant	Weighted Average Exercise Price

Outstanding at January 1, 2005	4,092,393	$0.50 – 1.25	$0.99
Granted	26,179,565	$0.50 – 1.25	$0.95
Exercised	(1,545,333)	$0.75—1.00	$0.76
Forfeited	(1,894,667)	$0.90—1.00	$0.92

Outstanding at December 31, 2005	26,831,958	$0.50 – 1.25	$0.96

Warrants exercisable at December 31, 2005	26,831,958	$0.50 – 1.25	$0.96

Outstanding at January 1, 2006	26,831,958	$0.50 – 1.25	$0.96
Granted	1,023,657	$0.75 – 2.16	$0.99
Exercised	(1,092,534)	$0.50—1.00	$0.94
Forfeited	(100,000)	$1.25	$1.25

Outstanding at December 31, 2006	26,663,081	$0.50 – 2.16	$0.96

Warrants exercisable at December 31, 2006	26,663,081	$0.50 – 2.16	$0.96

The following table summarizes information about warrants outstanding at December 31, 2006.

Exercise Price	Number Outstanding and Exercisable at December 31, 2006	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price

$0.50	10,000	0.92	$0.50
$0.75	664,275	1.25	$0.75
$0.935	17,934,939	3.78	$0.935
$0.94	20,000	0.25	$0.94
$0.98	525,000	3.25	$0.98
$1.00	6,482,043	2.37	$1.00
$1.23	275,000	3.23	$1.23
$1.25	675,000	3.58	$1.25
$2.125	55,147	2.38	$2.125
$2.16	21,677	2.38	$2.16
	26,663,081	3.34	$0.96

6. Convertible Debt.

(a)           Pursuant to a Convertible Secured Promissory Note and Warrant Purchase Agreement dated November 26, 2002 (the “Purchase Agreement”) between the Company and Gryffindor Capital Partners I, L.L.C., a Delaware limited liability company (“Gryffindor”), Gryffindor purchased the Company's $1 million Convertible Secured Promissory Note dated November 26, 2002 (the “Note”). The Note bears interest at 8% per annum, payable quarterly in arrears, and was due and payable in full on November 26, 2004. Subject to certain exceptions, the Note was convertible into shares of the Company's common stock on or after November 26, 2003, at which time the principal amount of the Note was convertible into common stock at the rate of one share for each $0.737 of principal so converted and any accrued but unpaid interest on the Note was convertible at the rate of one share for each $0.55 of accrued but unpaid interest so converted. The Company's obligations under the Note were secured by a first priority security interest in all of the Company's assets, including the capital stock of the Company's wholly owned subsidiary Xantech Pharmaceuticals, Inc., a Tennessee corporation (“Xantech”). In addition, the Company's obligations to Gryffindor were guaranteed by Xantech, and Xantech's guarantee was secured by a first priority security interest in all of Xantech's assets.

Pursuant to the Purchase Agreement, the Company also issued to Gryffindor and to another individual Common Stock Purchase Warrants dated November 26, 2002 (the “Warrants”), entitling these parties to purchase, in the aggregate, up to 452,919 shares of common stock at a price of $0.001 per share. Simultaneously with the completion of the transactions described in the Purchase Agreement, the Warrants were exercised in their entirety. The $1,000,000 in proceeds received in 2002 was allocated between the long-term debt and the warrants on a pro-rata basis. The value of the warrants was determined using a Black-Scholes option pricing model. The allocated fair value of these warrants was $126,587 and was recorded as a discount on the related debt and was being amortized over the life of the debt using the effective interest method.

In 2003, an additional $25,959 of principal was added to the 2002 convertible debt outstanding.

Pursuant to an agreement dated November 26, 2004 between the Company and Gryffindor, the Company issued Gryffindor a Second Amended and Restated Senior Secured Convertible Note dated November 26, 2004 in the amended principal amount of $1,185,959 which included the original note principal plus accrued interest. The second amended note bears interest at 8% per annum, payable quarterly in arrears, was due and payable in full on November 26, 2005, and amends and restates the amended note in its entirety. Subject to certain exceptions, the Note is convertible into shares of the Company's common stock on or after November 26, 2004, at which time the principal amount of the Note is convertible into common stock at the rate of one share for each $0.737 of principal so converted and any accrued but unpaid interest on the Note is convertible at the rate of one share for each $0.55 of accrued but unpaid interest so converted. The Company issued warrants to Gryffindor to purchase up to 525,000 shares of the Company's common stock at an exercise price of $1.00 per share in satisfaction of issuing Gryffindor the Second Amended and Restated Senior Secured Convertible Note dated November 26, 2004. The value of these warrants was determined to be $105,250 using a Black-Scholes option-pricing model and was recorded as a discount on the related debt and was amortized over the life of the debt using the effective interest method. Amortization of $95,157 has been recorded as additional interest expense as of December 31, 2005.

During 2005, the Company recorded additional interest expense of $36,945 related to the beneficial conversion feature of the interest on the Gryffindor convertible debt.

On November 26, 2005 the Company entered into a redemption agreement with Gryffindor to pay $1,185,959 of the Gryffindor convertible debt and accrued interest of $94,877. Also on November 26, 2005 the Company issued a legal assignment attached to and made a part of that certain Second Amended and Restated Senior Secured Convertible Note dated November 26, 2004 in the original principal amount of $1,185,959 together with interest of $94,877 paid to the order of 8 investors dated November 26, 2005 for a total of $1,280,836. The Company subsequently entered into debt conversion agreements with 7 of the investors for an aggregate of $812,000 of convertible debt which was converted into 1,101,764 shares of common stock at $0.737 per share. As of December 31, 2005, the Company had $468,836 in principal and $3,647 in accrued interest owed to holders of the convertible debentures due on November 26, 2006. At December 31, 2005, the Company recorded additional interest expense of $2,584 related to the beneficial conversion feature of the interest on the November 2005 convertible debt. The $1,280,836 in principal was issued when the conversion price was lower than the market value of the Company's common stock on the date of issue. As a result, a discount of $404,932 was recorded for this beneficial conversion feature. The debt discount of $404,932 is being amortized over the life of the debt using the effective interest method. At December 31, 2005, $270,924 of the debt discount has been amortized which includes $256,711 of the unamortized portion of the debt discount related to the debt which was converted.

 At December 31, 2005, the November 2005 convertible debentures totaled $334,828, net of debt discount of $134,008. The entire principal, net of debt discount, was recorded as a current liability.

In conjunction with the November 26, 2005 financing, the Company incurred debt issuance costs consisting of cash of $128,082, 356,335 shares of common stock valued at $345,645 and 1,000,000 warrants valued at $789,000. The warrants are exercisable over 5 years, have an exercise price of $1.00, a fair market value of $0.79 and were valued using the Black-Scholes option-pricing model. The total debt issuance costs of $1,262,727 were recorded as an asset and amortized over the term of the debt. At December 31, 2005, $835,294 of the debt issuance costs have been amortized which includes $800,520 related to the debt that was converted as of December 31, 2005. The 356,335 shares of common stock were not issued as of December 31, 2005 and therefore have been recorded as an accrued liability at December 31, 2005.

In May 2006, the Company entered into a debt conversion agreement with one of the November 2005 accredited investors for $86,586 of its convertible debt which was converted into 117,483 shares of common stock at $0.737 per share. In addition, accrued interest expense of $3,078 due at the time of the debt conversion was paid in 5,597 shares of common stock. In June 2006, the Company entered into a debt conversion agreement with one of the November 2005 accredited investors for $382,250 of convertible debt which was converted into 518,657 shares of common stock at $0.737 per share. In addition, accrued interest expense of $15,800 due at the time of the debt conversion was paid in 28,727 shares of common stock.

As of December 31, 2006, all principal and accrued interest owed to holders of the November 2005 convertible debentures had been converted. At March 31, 2006, the Company recorded additional interest expense of $8,354 related to the beneficial conversion feature of the interest on the November 2005 convertible debt. At June 30, 2006, the Company recorded additional interest expense of $8,093 related to the beneficial conversion feature of the interest on the November 2005 convertible debt. In 2006 the remaining $417,886 of debt issuance costs have been amortized which includes $189,948 of the unamortized portion of the deferred loan costs related to the converted debt at the time of conversion. In 2006 the remaining debt discount of $134,008 has been amortized.

(b)           On November 19, 2003, the Company completed a short-term unsecured debt financing in the aggregate amount of $500,000. The notes bear interest of 8% and were due in full on November 19, 2004. The notes were convertible into common shares at a conversion rate equal to the lower of (i) 75% of the average market price for the 20 trading days ending on the 20th trading day subsequent to the effective date or (ii) $0.75 per share. Pursuant to the note agreements, the Company also issued warrants to purchase up to 500,000 shares of the Company's common stock at an exercise price of $1.00 per share. During 2005, 52,000 of the warrants were exercised and the remaining warrants expired on November 19, 2005.

The $500,000 proceeds received was allocated between the debt and the warrants on a pro-rata basis. The value of the warrants was determined using a Black-Scholes option-pricing model. The allocated fair value of these warrants was $241,655 and was recorded as a discount to the related debt. In addition, the conversion price was lower than the market value of the Company's common stock on the date of issue. As a result, an additional discount of $258,345 was recorded for this beneficial conversion feature. The combined debt discount of $500,000 was being amortized over the term of the debt using the effective interest method.

In conjunction with the debt financing, the Company issued warrants to purchase up to 100,000 shares of the Company's common stock at an exercise price of $1.25 per share in satisfaction of a finder's fee. The value of these warrants was determined to be $101,000 using a Black-Scholes option-pricing model. In addition, the Company incurred debt issuance costs of $69,530 which were payable in cash. Total debt issuance costs of $170,530 were recorded as an asset and amortized over the term of the debt. In 2004, in conjunction with the June 25, 2004 transaction (Note 4(1)), the Company entered into a redemption agreement for its $500,000 of short-term convertible debt. Payments on the convertible debt corresponded to payments received from the sale of common stock. As a result, the unamortized portion of the debt discount at the date of extinguishment of $193,308 and the unamortized portion of the deferred loan costs of $65,930 were recorded as a loss on extinguishment of debt. In addition to principal payments, the redemption payments included accrued interest and a premium payment of $100,519. This premium payment has been recorded as a loss on extinguishment. As part of this redemption, the Company repurchased the beneficial conversion feature amount of $258,345 in 2004.

(c)           On July 28, 2004, the Company entered into an agreement to issue 8% convertible debentures to Cornell in the amount of $375,000 which was due together with interest on July 28, 2007. This debt had a subordinated security interest in the assets of the Company. The Company issued a second secured convertible debenture on October 7, 2004 which had the same conversion terms as the prior debenture and was issued on the date the Company filed a registration statement for the shares underlying both debentures. This was due together with interest on October 7, 2007 and had a subordinated security interest in the assets of the Company. The debentures were convertible into common stock at a price per share equal to the lesser of (a) an amount equal to 120% of the closing Volume Weighed Average Price (VWAP) of the common stock as of the Closing Date ($1.88 on Closing Date) or (b) an amount equal to 80% of the lowest daily VWAP of the Company's common stock during the 5 trading days immediately preceding the conversion date. There was a floor conversion price of $.75 until December 1, 2004.

Emerging Issues Task Force Issue 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” (“EITF 98-5”) requires the issuer to assume that the holder will not convert the instrument until the time of the most beneficial conversion. EITF 98-5 also requires that if the conversion terms are based on an unknown future amount, which is the case in item (b) above, the calculation should be performed using the commitment date which in this case is July 28, 2004 and October 7, 2004, respectively. As a result, the beneficial conversion amount was computed using 80% of the lowest fair market value for the stock for the five days preceding July 28, 2004 and October 7, 2004, respectively, which resulted in a beneficial conversion amount of $254,006 and $106,250, respectively. The beneficial conversion amount was being amortized over the term of the debt which was three years.

In conjunction with the debt financing, the Company issued warrants to purchase up to 150,000 shares of the Company's common stock at an exercise price of $1.00 per share in satisfaction of a finder's fee. The value of warrants was determined to be $144,000 using a Black-Scholes option-pricing model. In addition, the Company incurred debt issuance costs of $162,500 which were payable in cash. Total debt issuance costs of $306,500 were recorded as an asset and amortized over the term of the debt.

In February 2005, the Company entered into a redemption agreement with Cornell Capital Partners to pay $50,000 of the Cornell convertible debt. As a result, the unamortized portion of the debt discount of $27,715 and deferred loan costs of $20,702, which related to this amount at the date of extinguishments, were recorded as a loss on extinguishment of debt. The Company also paid a $5,000 prepayment penalty which has been recorded as loss on extinguishment of debt. As part of this redemption, the Company has repurchased the beneficial conversion feature related to the redeemed amount of $16,449.

In March 2005, the Company entered into a debt conversion agreement with Cornell Capital Partners for $50,000 of its convertible debt which was converted into 66,667 shares of common stock at $0.75 per share. As a result of this conversion, the unamortized portion of the debt discount of $24,890 and deferred loan costs of $18,779, which related to this amount at the date of conversion, have been recorded as additional interest expense.

In April 2005, the Company entered into a redemption agreement with Cornell Capital Partners to pay $650,000 of the Cornell convertible debt. As a result, the unamortized portion of the debt discount of $233,425 and deferred loan costs of $205,741, which related to this amount at the date of extinguishments, were recorded as a loss on extinguishment of debt. The Company also paid a $65,000 prepayment penalty which has been recorded as loss on extinguishment of debt. As part of this redemption, the Company has repurchased the beneficial conversion feature related to the redeemed amount of $127,679.

At December 31, 2005, there was no amount outstanding related to the Cornell debt.

(d)           In March 2005, the Company entered into agreements to issue Senior Convertible Debentures to 2 accredited investors with Network 1 Financial Securities, Inc. in the aggregate amount of $450,000. This debt has a security interest in the assets of the Company, a maturity date of March 30, 2007, and is convertible into shares of the Company's common stock at a per share conversion price of $0.75. In April 2005, the Company entered into agreements to issue Senior Convertible Debentures to 5 accredited investors in the aggregate amount of $2,700,000. This debt has a security interest in the assets of the Company, a maturity date of March 30, 2007, and is convertible into shares of the Company's common stock at a per share conversion price of $0.75.

The Company shall be obligated to pay the principal of the Senior Convertible Debentures in installments as follows: Twelve (12) equal monthly payments of principal (the “Monthly Amount”) plus, to the extent not otherwise paid, accrued but unpaid interest plus any other obligations of the Company to the Investor under this Debenture, the Purchase Agreement, or the Registration Rights Agreement, or otherwise. The first such installment payment shall be due and payable on March 30, 2006, and subsequent installments shall be due and payable on the thirtieth (30th) day of each succeeding month thereafter (each a “Payment Date”) until the Company’s obligations under this Debenture is satisfied in full. The Company shall have the option to pay all or any portion of any Monthly Amount in newly issued, fully paid and nonassessable shares of Common Stock, with each share of Common Stock having a value equal to (i) eighty-five percent (85%) multiplied by (ii) the Market Price as of the third (3rd) Trading Day immediately preceding the Payment Date (the “Payment Calculation Date”).

Interest at the greater of (i) the prime rate (adjust monthly), plus 4% and (ii) 8% is due on a quarterly basis. At the time the interest is payable, upon certain conditions, the Company has the option to pay all or any portion of accrued interest in either cash or shares of the Company's common stock valued at 85% multiplied by the market price as of the third trading date immediately preceding the interest payment date.

The Company may prepay the Senior Convertible Debentures in full by paying the holders the greater of (i) 125% multiplied by the sum of the total outstanding principal, plus accrued and unpaid interest, plus default interest, if any or (ii) the highest number of shares of common stock issuable upon conversion of the total amount calculated pursuant to (i) multiplied by the highest market price for the common stock during the period beginning on the date until prepayment.

On or after any event or series of events which constitutes a fundamental change, the holder may, in its sole discretion, require the Company to purchase the debentures, from time to time, in whole or in part, at a purchase price equal to 110% multiplied by the sum of the total outstanding principal, plus accrued and unpaid interest, plus any other obligations otherwise due under the debenture. Under the senior convertible debentures, fundamental change means (i) any person becomes a beneficial owner of securities representing 50% or more of the (a) outstanding shares of common stock or (b) the combined voting power of the then outstanding securities; (ii) a merger or consolidation whereby the voting securities outstanding immediately prior thereto fail to continue to represent at least 50% of the combined voting power of the voting securities immediately after such merger or consolidation; (iii) the sale or other disposition of all or substantially all or the Company's assets; (iv) a change in the composition of the Board within two years which results in fewer than a majority of directors are directors as of the date of the debenture; (v) the dissolution or liquidation of the Company; or (vi) any transaction or series of transactions that has the substantial effect of any of the foregoing.

The Purchasers of the $3,150,000 in Senior Convertible Debentures also purchased Class A Warrants and Class B Warrants under the Securities Purchase Agreement. Class A Warrants are exercisable at any time between March 10, 2005 through and including March 30, 2010 depending on the particular Purchaser. Class B Warrants were exercisable for a period through and including 175 days after an effective registration of the common stock underlying the warrants, which began June 20, 2005 and ended December 12, 2005. The range of the per share exercise price of a Class A Warrant is $0.93 to $0.99 and the range of the per share exercise price of the Class B Warrant was $0.8925 to $0.945.

 The Purchasers of the Senior Convertible Debentures received a total of 4,200,000 Class A Warrants and a total of 2,940,000 Class B Warrants. 1,493,333 of the Class B Warrants were exercised in December, 2005 for proceeds of $1,122,481. The warrant holders were given an incentive to exercise their warrants due to the lowering of the exercise price to $0.75. Interest expense of $236,147 was recorded to recognize expense related to this conversion incentive. The remaining Class B Warrants were forfeited in December, 2005 at the expiration of their exercise period.

The $3,150,000 proceeds received in March and April 2005 was allocated between the debt and the warrants on a pro-rata basis. The value of the warrants was determined using a Black-Scholes option-pricing model. The allocated fair value of these warrants was $1,574,900 and was recorded as a discount to the related debt. In addition, the conversion prices were lower than the market value of the Company's common stock on the date of issue. As a result, an additional discount of $1,228,244 was recorded for this beneficial conversion feature. The combined debt discount of $2,803,144 is being amortized over the life of the debt using the effective interest method.

In June 2005, the Company entered into a debt conversion agreement with one of the April accredited investors for $150,000 of its convertible debt which was converted into 200,000 shares of common stock at $0.75 per share, and $2,833 of accrued interest was converted into 3,777 shares of common stock at $0.75 per share. In July 2005, the Company entered into a debt conversion agreement with two of the April accredited investors for an aggregate of $350,000 of convertible debt which was converted into 466,666 shares of common stock at $0.75 per share. In September 2005, the Company entered into a debt conversion agreement with one of the March accredited investors for $400,000 of its convertible debt which was converted into 533,333 shares of common stock at $0.75 per share. In October 2005, the Company entered into a debt conversion agreement with two of the March accredited investors for an aggregate of $100,000 of convertible debt which was converted into 133,334 shares of common stock at $0.75 per share. In November 2005, the Company entered into a debt conversion agreement with three of the April accredited investors for an aggregate of $675,000 of convertible debt which was converted into 900,000 shares of common stock at $0.75 per share.

At December 31, 2005, $1,872,257 of the total debt discount had been amortized which included $1,454,679 of the unamortized portion of the debt discount related to the converted debt at the time of the debt conversions.

At December 31, 2005, the Senior Convertible Debentures totaled $544,113, net of debt discount of $930,887. Of this total, $221,401 was recorded as a current liability, net of debt discount of $884,848 and $322,712 was recorded as a long-term liability, net of debt discount of $46,039.

In conjunction with the financing, the Company incurred debt issuance costs consisting of $387,500 in cash and 980,000 of warrants valued at $426,700. The warrants are exercisable over 5 years, have exercise prices ranging from $0.98 - $1.23, fair market values ranging from $0.42 - $0.44 and were valued using the Black-Scholes option pricing model. The total debt issuance costs of $814,200 were recorded as an asset and amortized over the term of the debt. At December 31, 2005, $532,541 of the debt issuance costs have been amortized which includes $413,109 related to the debt that was converted as of December 31, 2005.

The Company chose to pay the quarterly interest due at June 30, 2005, September 30, 2005 and December 31, 2005 in common stock instead of cash. As a result, accrued interest at June 30, 2005 of $78,904 was paid in 165,766 shares of common stock resulting in additional interest expense of $28,843. 159,780 shares were issued July 11, 2005 and the remaining 5,986 shares were issued November 7, 2005. The accrued interest due September 30, 2005 of $72,985 was converted into 97,955 shares of common stock resulting in additional interest expense of $15,299. 66,667 of these shares were issued on September 30, 2005 and the remaining 31,288 shares were issued October 20, 2005. The interest due December 31, 2005 of $50,486 was converted into 65,742 shares of common stock resulting in additional interest expense of $10,922. The 65,742 shares were not issued as of December 31, 2005 and have been recorded in accrued liabilities at December 31, 2005. The shares were issued January 9, 2006.

In January 2006, the Company entered into a debt conversion agreement with one of the March 2005 accredited investors for $250,000 of its convertible debt which was converted into 333,333 shares of common stock at $0.75 per share. In March 2006, the Company entered into a total of three debt conversion agreements with two of the March 2005 accredited investors for an aggregate of $500,000 of convertible debt which was converted into 666,667 shares of common stock at $0.75 per share. In May 2006, the Company entered into a debt conversion agreement with one of the March 2005 accredited investors for $25,000 of its convertible debt which was converted into 33,333 shares of common stock at $0.75 per share. In September 2006, the Company entered into a debt conversion agreement with one of the March 2005 accredited investors for $112,500 of its convertible debt which was converted into 150,000 shares of common stock at $0.75 per share. In November 2006, the Company entered into a debt conversion agreement with one of the March 2005 accredited investors for $200,000 of its convertible debt which was converted into 266,666 shares of common stock at $0.75 per share. In December 2006, the Company entered into a debt conversion agreement with one of the March 2005 accredited investors for $20,000 of its convertible debt which was converted into 26,667 shares of common stock at $0.75 per share.

In 2006, $928,090 of the total debt discount has been amortized which includes $386,451 of the unamortized portion of the debt discount related to the converted debt at the time of the debt conversions. In 2006, $287,493 of the deferred loan costs have been amortized which includes $112,256 of the unamortized portion of the deferred loan costs related to the converted debt at the time of the debt conversions.

At December 31, 2006, the March 2005 convertible debentures totaled $364,703, net of debt discount of $2,797. The full amount is current at December 31, 2006.

The Company chose to pay the quarterly interest due at March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006 in common stock instead of cash. As a result, accrued interest due March 31, 2006 of $33,274 was converted into 35,939 shares of common stock resulting in additional interest expense of $4,975. 7,656 of these shares were issued March 20, 2006 and the remaining shares of 28,283 were issued March 31, 2006. The accrued interest due June 30, 2006 of $21,305 was converted into 24,674 shares of common stock resulting in additional interest expense of $3,650. These shares were issued June 30, 2006. The accrued interest due September 30, 2006 of $21,010 was converted into 18,888 shares of common stock resulting in additional interest expense of $2,167. These shares were issued September 29, 2006. The accrued interest due December 31, 2006 of $15,086 was converted into 14,760 shares of common stock resulting in additional interest expense of $1,843. These shares were issued December 29, 2006.

7.           Loan From Shareholder

During 2002, a shareholder who is also an employee and member of the Company's board of directors loaned the Company $109,000. During 2003, the same shareholder loaned the Company an additional $40,000. During 2005, the same shareholder loaned the Company as an additional $25,000. Interest expense was $16,525 at December 31, 2005.

In December 2005, the Company approved a request from the shareholder to exchange the total loan amount of $174,000 plus accrued interest of $24,529 for 264,705 shares of common stock at $0.75 per share which were committed to be issued at December 31, 2005. These shares were issued on January 3, 2006. In connection with this transaction which was based on the same terms as the private placement conducted at the same time, the Company also issued warrants to the shareholder to purchase up to 330,881 shares of common stock at an exercise price of $0.935 per share.

The value of the stock and warrants received by the shareholder was $311,000 greater than the face value of the debt and accrued interest. The $311,000 was a loss on extinguishment of debt in 2005.

8.           Income Taxes

Reconciliations between the statutory federal income tax rate and the Company’s effective rate were as follow:

Years Ended December 31,	2006		2005
	Amount	%	Amount	%
Federal statutory rate	$(3,016,000)	(34.0)	$(3,894,000)	(34.0)
Adjustment to valuation allowance	2,832,000	31.9	3,412,000	29.8
Non-deductible financing costs	184,000	2.1	475,000	4.1
Other	--	--	7,000	0.1
Actual tax benefit	$--	--	$--	--

The components of the Company’s deferred income taxes, pursuant to SFAS No. 109, are summarized as follow:

December 31,	2006	2005

Deferred tax assets
Net operating loss carryforwards	$5,794,000	$4,126,000

Stock compensation	633,000	--
Warrants for services	1,472,000	1,169,000
Deferred tax asset	7,899,000	5,295,000

Deferred tax liability – patent amortization	(3,044,000)	(3,272,000)
Valuation allowance	(4,855,000)	(2,023,000)

Net deferred taxes	$--	$--

SFAS No. 109 required a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets may not be realized. The Company is in the development stage and realization of the deferred tax assets is not considered more likely than not. As a result, the Company has recorded a valuation allowance for the net deferred tax asset.

Since inception of the Company on January 17, 2002, the Company has generated tax net operating losses of approximately $17.0 million, expiring in 2022 through 2026. The tax loss carryforwards of the Company may be subject to limitation by Section 382 of the Internal Revenue Code with respect to the amount utilizable each year. This limitation reduces the Company’s ability to utilize net operating loss carryforwards. The amount of the limitation has not been quantified by the Company. In addition, the Company acquired certain net operating losses in its acquisition of Valley Pharmaceuticals, Inc. (Note 2). However, the amount of these net operating losses has not been determined and even if recorded, the amount would be fully reserved.

9.           Subsequent Events

In January 2007 the Company established the Provectus Pharmaceuticals, Inc. Cash Balance Defined Benefit Plan and Trust (the “Plan”), effective January 1, 2007, for the exclusive benefit of its four employees and their beneficiaries. The Plan was fully funded for 2007 in January totaling $324,000 or $81,000 per employee. The Plan contributions vest equally over six years and the Plan will be funded at approximately the same level each year in accordance with the provisions of the Plan.

In January and February 2007 the Company completed a private placement transaction with 6 accredited investors pursuant to which the Company sold a total of 265,000 shares of common stock at a purchase price of $1.00 per share, for an aggregate purchase price of $265,000. The Company paid $29,150 and issued 26,500 shares of common stock at a fair market value of $32,130 to Chicago Investment Group of Illinois, L.L.C. as a placement agent for this transaction. The cash costs have been off-set against the proceeds received.

In January and February 2007 the Company completed a private placement transaction with 13 accredited investors pursuant to which the Company sold a total of 1,745,742 shares of common stock at a purchase price of $1.05 per share, for an aggregate purchase price of $1,833,029. The Company paid $238,294 and is committed to issue 174,574 shares of common stock at a fair market value of $200,760 to Network 1 Financial Securities, Inc. as placement agent for this transaction. The cash costs have been off-set against the proceeds received.

In January 2007 the Company entered into a separate debt conversion agreement with two of its March 2005 accredited investors for $245,833 of convertible debt which was converted into 327,777 shares of common stock at $0.75 per share.

In February 2007 the Company entered into a separate debt conversion agreement with two of its March 2005 accredited investors for $121,667 of convertible debt which was converted into 162,223 shares of common stock at $0.75 per share. As of February 28, 2007 all principal and accrued interest owed to holders of the March 2005 convertible debentures had been converted.

PROVECTUS PHARMACEUTICALS, INC.
(A Development-Stage Company)
CONSOLIDATED BALANCE SHEETS

	September 30, 2007	December 31, 2006
	(Unaudited)	(Audited)
Assets

Current Assets
Cash and cash equivalents	$338,951	$638,334
United States Treasury Notes, total face value $7,305,477 and $6,507,019	7,301,877	6,499,034
Prepaid expenses and other current assets	18,501	173,693

Total Current Assets	7,659,329	7,311,061

Equipment and Furnishings, less accumulated depreciation of $379,663 and $372,721	45,260	30,075
Patents, net of amortization of $3,266,117 and $2,762,777	8,449,328	8,952,668
Deferred loan costs, net of amortization of $247,802 in 2006	--	3,713
Other assets	27,000	27,000

	$16,180,917	$16,324,517

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable – trade	$33,104	$64,935
Accrued compensation	569,217	265,929
Accrued common stock costs	--	17,550
Accrued consulting expense	89,167	42,500
Other accrued expenses	39,500	46,500
March 2005 convertible debt, net of debt discount of $2,797 in 2006	--	364,703

Total Current Liabilities	730,988	802,117

Stockholders' Equity Preferred stock; par value $.001 per share; 25,000,000 shares authorized; no shares issued and outstanding	--	--
Common stock; par value $.001 per share; 100,000,000 shares authorized; 48,121,375 and 42,452,366 shares issued and outstanding, respectively	48,121	42,452
Paid in capital	58,011,956	50,680,353
Deficit accumulated during the development stage	(42,610,148)	(35,200,405)

Total Stockholders' Equity	15,449,929	15,522,400

	$16,180,917	$16,324,517

See accompanying notes to consolidated financial statements.

PROVECTUS PHARMACEUTICALS, INC.
(A Development-Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006	Cumulative Amounts from January 17, 2002 (Inception) Through September 30, 2007

Revenues
OTC Product Revenue	$--	$274	$--	$1,354	$25,648
Medical Device Revenue	--	--	--	--	14,109
Total revenues	--	274	--	1,354	39,757

Cost of Sales	--	175	--	866	15,216

Gross Profit	--	99	--	488	24,541

Operating Expenses
Research and development	1,079,345	966,558	3,231,930	2,231,773	10,360,137
General and administrative	1,541,364	904,075	3,907,372	2,451,194	20,637,340
Amortization of patents	167,780	167,780	503,340	503,340	3,266,117

Total operating loss	(2,788,489)	(2,038,314)	(7,642,642)	(5,185,819)	(34,239,053)

Gain on sale of fixed assets	--	--	--	--	55,075

Loss on extinguishment of debt	--	--	--	--	(825,867)

Investment income	74,560	70,031	244,308	180,299	497,701

Interest expense	--	(188,504)	(11,409)	(1,780,942)	(8,098,004)

Net loss	$(2,713,929)	$(2,156,787)	$(7,409,743)	$(6,786,462)	$(42,610,148)

Basic and diluted loss per common share	$(0.06)	$(0.06)	$(0.16)	$(0.18)

Weighted average number of common shares outstanding – basic and diluted	46,432,567	38,231,416	45,436,240	36,724,927

See accompanying notes to consolidated financial statements.

PROVECTUS PHARMACEUTICALS, INC.
(A Development-Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(Unaudited)

	Common Stock
	Number of shares	Par value	Paid-in capital	Accumulated deficit	Total

Balance, at January 17, 2002	--	$--	$--	$--	$--
Issuance to founding shareholders	6,000,000	6,000	(6,000)	--	--
Sale of stock	50,000	50	24,950	--	25,000
Issuance of stock to employees	510,000	510	931,490	--	932,000
Issuance of stock for services	120,000	120	359,880	--	360,000
Net loss for the period from January 17, 2002 (inception) to April 23, 2002 (date of reverse merger)	--	--	--	(1,316,198)	(1,316,198)
Balance, at April 23, 2002	6,680,000	$6,680	$1,310,320	$(1,316,198)	$802
Shares issued in reverse merger	265,763	266	(3,911)	--	(3,645)
Issuance of stock for services	1,900,000	1,900	5,142,100	--	5,144,000
Purchase and retirement of stock	(400,000)	(400)	(47,600)	--	(48,000)
Stock issued for acquisition of Valley Pharmaceuticals	500,007	500	12,225,820	--	12,226,320
Exercise of warrants	452,919	453	--	--	453
Warrants issued in connection with convertible debt	--	--	126,587	--	126,587
Stock and warrants issued for acquisition of Pure-ific	25,000	25	26,975	--	27,000
Net loss for the period from April 23, 2002 (date of reverse merger) to December 31, 2002	--	--	--	(5,749,937)	(5,749,937)
Balance, at December 31, 2002	9,423,689	$9,424	$18,780,291	$(7,066,135)	$11,723,580
Issuance of stock for services	764,000	764	239,036	--	239,800
Issuance of warrants for services	--	--	145,479	--	145,479
Stock to be issued for services	--	--	281,500	--	281,500
Employee compensation from stock options	--	--	34,659	--	34,659
Issuance of stock pursuant to Regulation S	679,820	680	379,667	--	380,347
Beneficial conversion related to convertible debt	--	--	601,000	--	601,000
Net loss for the year ended December 31, 2003	--	--	--	(3,155,313)	(3,155,313)
Balance, at December 31, 2003	10,867,509	$10,868	$20,461,632	$(10,221,448)	$10,251,052
Issuance of stock for services	733,872	734	449,190	--	449,923
Issuance of warrants for services	--	--	495,480	--	495,480
Exercise of warrants	132,608	133	4,867	--	5,000
Employee compensation from stock options	--	--	15,612	--	15,612
Issuance of stock pursuant to Regulation S	2,469,723	2,469	790,668	--	793,137
Issuance of stock pursuant to Regulation D	1,930,164	1,930	1,286,930	--	1,288,861
Beneficial conversion related to convertible debt	--	--	360,256	--	360,256
Issuance of convertible debt with warrants	--	--	105,250	--	105,250
Repurchase of beneficial conversion feature	--	--	(258,345)	--	(258,345)
Net loss for the year ended December 31, 2004	--	--	--	(4,344,525)	(4,344,525)
Balance, at December 31, 2004	16,133,876	$16,134	$23,711,540	$(14,565,973)	$9,161,701
Issuance of stock for services	226,733	227	152,058	--	152,285
Issuance of stock for interest payable	263,721	264	195,767	--	196,031
Issuance of warrants for services	--	--	1,534,405	--	1,534,405
Issuance of warrants for contractual obligations	--	--	985,010	--	985,010
Exercise of warrants and stock options	1,571,849	1,572	1,438,223	--	1,439,795
Employee compensation from stock options	--	--	15,752	--	15,752
Issuance of stock pursuant to Regulation D	6,221,257	6,221	6,506,955	--	6,513,176
Debt conversion to common stock	3,405,541	3,405	3,045,957	--	3,049,795
Issuance of warrants with convertible debt	--	--	1,574,900	--	1,574,900
Beneficial conversion related to convertible debt	--	--	1,633,176	--	1,633,176

Beneficial conversion related to interest expense	--	--	39,259	--	39,529
Repurchase of beneficial conversion feature	--	--	(144,128)	--	(144,128)
Net loss for the year ended 2005	--	--	--	(11,763,853)	(11,763,853)
Balance, at December 31, 2005	27,822,977	$27,823	$40,689,144	$(26,329,826)	$14,387,141
Issuance of stock for services	719,246	719	676,024	--	676,743
Issuance of stock for interest payable	194,327	195	183,401	--	183,596
Issuance of warrants for services	--	--	370,023	--	370,023
Exercise of warrants and stock options	1,245,809	1,246	1,188,570	--	1,189,816
Employee compensation from stock options	--	--	1,862,456	--	1,862,456
Issuance of stock pursuant to Regulation D	10,092,495	10,092	4,120,329	--	4,130,421
Debt conversion to common stock	2,377,512	2,377	1,573,959	--	1,576,336
Beneficial conversion related to interest expense	--	--	16,447	--	16,447
Net loss for the year ended 2006	--	--	--	(8,870,579)	(8,870,579)
Balance, at December 31, 2006	42,452,366	$42,452	$50,680,353	$(35,200,405)	$15,522,400
Issuance of stock for services	100,000	100	188,850	--	188,950
Issuance of stock for interest payable	1,141	1	1,257	--	1,258
Issuance of warrants for services	--	--	459,460	--	459,460
Exercise of warrants and stock options	2,701,051	2,701	2,621,868	--	2,624,569
Employee compensation from stock options	--	--	1,847,397	--	1,847,397
Issuance of stock pursuant to Regulation D	2,376,817	2,377	1,845,761	--	1,848,138
Debt conversion to common stock	490,000	490	367,010	--	367,500
Net loss for the nine months ended September 30, 2007	--	--	--	(7,409,743)	(7,409,743)
Balance, at September 30, 2007	48,121,375	$48,121	$58,011,956	$(42,610,148)	$15,449,929

See accompanying notes to consolidated financial statements.

PROVECTUS PHARMACEUTICALS, INC.
(A Development-Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006	Cumulative Amounts from January 17, 2002 (Inception) through September 30, 2007
Cash Flows From Operating Activities
Net loss	$(7,409,743)	$(6,786,462)	$(42,610,148)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	6,942	3,023	402,664
Amortization of patents	503,340	503,340	3,266,117
Amortization of original issue discount	2,797	978,780	3,845,721
Amortization of commitment fee	--	--	310,866
Amortization of prepaid consultant expense	84,019	42,010	1,295,226
Amortization of deferred loan costs	3,713	684,105	2,261,584
Accretion of United States Treasury Notes	(142,314)	(125,146)	(324,512)
Loss on extinguishment of debt	--	--	825,867
Loss on exercise of warrants	--	--	236,146
Beneficial conversion of convertible interest	--	16,447	55,976
Convertible interest	1,258	105,259	389,950
Compensation through issuance of stock options	1,847,397	1,289,061	3,775,876
Compensation through issuance of stock	--	--	932,000
Issuance of stock for services	230,617	26,100	6,225,648
Issuance of warrants for services	459,460	130,194	1,002,629
Issuance of warrants for contractual obligations	--	--	985,010
Gain on sale of equipment	--	--	(55,075)
(Increase) decrease in assets
Officer/Director advance	--	(201,706)	--
Prepaid expenses and other current assets	71,173	25,517	(18,501)
Increase (decrease) in liabilities
Accounts payable	(31,831)	(50,949)	29,459
Accrued expenses	301,288	63,990	834,514

Net cash used in operating activities	(4,071,884)	(3,296,437)	(16,332,983)

Cash Flows from Investing Activities
Proceeds from sale of fixed asset	--	--	180,075
Capital expenditures	(22,127)	(8,601)	(62,049)
Proceeds from investments	14,760,644	6,500,000	25,760,644
Purchase of investments	(15,421,173)	(10,869,194)	(32,738,009)

Net cash used in investing activities	(682,656)	(4,377,795)	(6,859,339)

Cash Flows from Financing Activities
Net proceeds from loans from stockholder	--	--	174,000
Proceeds from convertible debt	--	--	6,706,795
Net proceeds from sale of common stock	1,830,588	1,141,246	14,979,081
Proceeds from exercise of warrants and stock options	2,624,569	1,182,116	5,023,487

Cash paid to retire convertible debt	--	--	(2,385,959)
Cash paid for deferred loan costs	--	--	(747,612)
Premium paid on extinguishments of debt	--	--	(170,519)
Purchase and retirement of common stock	--	--	(48,000)

Net cash provided by financing activities	4,455,157	2,323,362	23,531,273

Net change in cash and cash equivalents	$(299,383)	$(5,350,870)	$338,951

Cash and cash equivalents, at beginning of period	$638,334	$6,878,990	$--
Cash and cash equivalents, at end of period	$338,951	$1,528,120	$338,951

Supplemental Disclosure of Noncash Investing and Financing Activities:

September 30, 2007

1. Debt converted to common stock of $367,500
2. Payment of accrued interest through the issuance of stock of $1,258
3. Issuance of stock for stock issuance costs of $17,550 incurred in 2006
4. Stock committed to be issued for services of $41,667 accrued at September 30, 2007

September 30, 2006

1. Issuance of warrants in exchange for prepaid services of $168,039
2. Debt converted to common stock of $1,356,336
2. Payment of accrued interest through the issuance of stock of $166,667
3. Issuance of stock for stock issuance costs of $964,676 incurred in 2005
4. Stock committed to be issued for services of $650,643 accrued at December 31, 2005 and issued in 2006

See accompanying notes to consolidated financial statements.

PROVECTUS PHARMACEUTICALS, INC.
(A Development-Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

1.           Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally  accepted  accounting  principles for interim financial information pursuant to Regulation S-B.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the three and nine months ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ended December 31, 2007.

2.           Recapitalization and Merger

Provectus Pharmaceuticals, Inc., formerly known as "Provectus Pharmaceutical, Inc." and "SPM Group, Inc.," was incorporated under Colorado law on May 1, 1978.  SPM Group ceased operations in 1991, and became a development-stage company effective January 1, 1992, with the new corporate purpose of seeking out acquisitions of properties, businesses, or merger candidates, without limitation as to the nature of the business operations or geographic location of the acquisition candidate.

On April 1, 2002, SPM Group changed its name to "Provectus Pharmaceutical, Inc." and reincorporated in Nevada in preparation for a transaction with Provectus Pharmaceuticals, Inc., a privately-held Tennessee corporation ("PPI"). On April 23, 2002, an Agreement and Plan of Reorganization between Provectus Pharmaceutical and PPI was approved by the written consent of a majority of the outstanding shares of Provectus Pharmaceutical.  As a result, Provectus Pharmaceuticals, Inc. issued 6,680,000 shares of common stock in exchange for all of the issued and outstanding shares of PPI.  As part of the acquisition, Provectus Pharmaceutical changed its name to "Provectus Pharmaceuticals, Inc." (“Provectus” or “the Company”) and PPI became a wholly owned subsidiary of Provectus.  This transaction was recorded as a recapitalization of PPI.

On November 19, 2002, the Company acquired Valley Pharmaceuticals,  Inc., a privately-held  Tennessee  corporation  formerly known as Photogen, Inc., by merging PPI with and into Valley and naming the surviving corporation "Xantech Pharmaceuticals, Inc." Photogen, Inc. was separated from Photogen Technologies, Inc. in a non-pro rata split-off to some of its shareholders.  The assets of Photogen, Inc. consisted primarily of the equipment and intangibles related to its therapeutic activity and were recorded at their fair value.  The majority shareholders of Valley were also the majority shareholders of Provectus.  Valley had no revenues prior to the transaction with the Company.  By acquiring Valley, the Company acquired its intellectual property, including issued U.S. patents and patentable inventions.

3.           Basic and Diluted Loss Per Common Share

Basic and diluted loss per common share is computed based on the weighted average number of common shares outstanding.  Included as of September 30, 2007 were 120,000 shares committed to be issued.  Loss per share excludes the impact of outstanding options, warrants, and convertible debt as they are antidilutive. Potential common shares excluded from the calculation for the three and nine months ended September 30, 2007 and 2006 are 24,392,325 and 26,678,081 warrants, and 8,959,419 and 9,021,714 options.  Potential common shares also excluded from the calculation for the three and nine months ended September 30, 2006 are 783,333 shares issuable upon conversion of convertible debt and interest.

4.           Equity and Debt Transactions

(a)           In January 2007, the Company issued 150,000 shares committed to be issued at December 31, 2006 for shares sold in 2006.  In January 2007, the Company also issued 15,000 shares committed to be issued at December 31, 2006 for common stock costs related to shares sold in 2006.  The total value for these shares was $17,550 which was based on the market value of the shares issued and was recorded as an accrued liability at December 31, 2006.  In January and February 2007, the Company completed a private placement transaction with six accredited investors pursuant to which the Company sold a total of 265,000 shares of common stock at a purchase price of $1.00 per share, for an aggregate purchase price of $265,000.  The Company paid $29,150 and issued 26,500 shares of common stock at a fair market value of $32,130 to Chicago Investment Group of Illinois, L.L.C. as a placement agent for this transaction.  The cash costs have been off-set against the proceeds received.  Also in January and February 2007, the Company completed a private placement transaction with 13 accredited investors pursuant to which the Company sold a total of 1,745,743 shares of common stock at a purchase price of $1.05 per share, for an aggregate purchase price of $1,833,031.  The Company paid $238,293 and issued 174,574 shares of common stock at a fair market value of $200,760 to Network 1 Financial Securities, Inc. as placement agent for this transaction.  The cash costs have been off-set against the proceeds received.

(b)           In January 2007, the Company entered into a separate debt conversion agreement with two of its March 2005 accredited investors for $245,833 of convertible debt which was converted into 327,777 shares of common stock at $0.75 per share.  In February 2007, the Company entered into a separate debt conversion agreement with two of its March 2005 accredited investors for $121,667 of convertible debt which was converted into 162,223 shares of common stock at $0.75 per share.

In February 2007, the remaining total debt discount has been amortized, which is $2,797.  In February 2007, the remaining deferred loan costs have been amortized, which is $3,713.

At September 30, 2007 the Company had no remaining principal or accrued interest owed to holders of the March 2005 convertible debentures due on March 31, 2007.

The Company chose to pay a portion of the quarterly interest due at February 28, 2007 in common stock instead of cash.  The accrued interest not paid in cash that was due February 28, 2007 of $1,109 was converted into 1,141 shares of common stock resulting in additional interest expense of $149.  358 of these shares were issued on January 25, 2007 and the remaining shares of 783 were issued on February 28, 2007.

(c)           During the three months ended March 31, 2007, $42,010 of prepaid consulting costs relating to warrants issued in 2006 have been charged to operations.  During the three months ended June 30, 2007, the remaining prepaid consulting costs of $42,009 relating to warrants issued in 2006 have been charged to operations.  During the three months ended March 31, 2007, the Company issued 85,000 warrants to consultants in exchange for services.  Consulting costs charged to operations were $75,933.  During the three months ended June 30, 2007, the Company issued 85,000 warrants to consultants in exchange for services.  Consulting costs charged to operations were $98,185.  In April and May 2007, 260,000 warrants were exercised for $196,900 resulting in 260,000 shares being issued.  In May 2007, 10,000 warrants were forfeited.  During the three months ended September 30, 2007, the Company issued 135,000 warrants to consultants in exchange for services.  Consulting costs charged to operations were $250,342.  During the three months ended September 30, 2007, 2,305,756 warrants were exercised for $2,219,657 resulting in 2,185,756 shares being issued and 120,000 shares committed to be issued as of September 30, 2007 and then issued October 4, 2007.  350,000 of the warrants exercised had an exercise price of $1.00 that was reduced to $0.90.  Additional consulting costs of $35,000 were charged to operations as a result of the reduction of the exercise price of the 350,000 warrants.

(d)           In May 2007, the Company issued 50,000 shares to consultants in exchange for services.  Consulting costs charged to operations were $84,000.  In August 2007, the Company issued 50,000 shares to consultants in exchange for services.  Consulting costs charged to operations were $104,950.  As of September 30, 2007, the Company is also committed to issue 16,667 shares to consultants in exchange for services.  At September 30, 2007, these shares have a value of $41,667 and have been included in accrued consulting expense.

5.           Stock-Based Compensation

One employee of the Company exercised a total of 120,920 options during the three months ended March 31, 2007 at an exercise price of $1.10 per share of common stock for $133,012.  Another employee of the Company exercised a total of 9,375 options during the three months ended March 31, 2007 at an exercise price of $0.32 per share of common stock for $3,000.   One employee of the Company exercised a total of 100,000 options during the three months ended September 30, 2007 at an exercise price of $0.64 per share of common stock for $64,000.  Another employee of the Company exercised a total of 25,000 options during the three months ended September 30, 2007 at an exercise price of $0.32 per share of common stock for $8,000.  On June 21, 2007, the Company issued 200,000 stock options to its Members of the Board.  The options vested on the date of grant.  The exercise price is the fair market price on the date of issuance, and all options were outstanding at September 30, 2007.

Effective January 1, 2006, the Company adopted FASB 123R. This change in accounting replaced existing requirements under FASB 123 and eliminated the ability to account for share-based compensation transaction using APB 25. The compensation cost relating to share-based payment transactions are measured based on the fair value of the equity or liability instruments issued. For purposes of estimating the fair value of each stock option on the date of grant, the Company utilized the Black-Scholes option-pricing model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected volatility factor of the market price of the company’s common stock (as determined by reviewing its historical public market closing prices). Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options or restricted stock units.  Included in the results for the three and nine months ended September 30, 2007, is $421,207 and $1,847,397, respectively, of stock-based compensation expense which relates to the fair value of stock options.  Included in the results for the three and nine months ended September 30, 2006, is $573,395 and $1,289,061, respectively, of stock-based compensation expense which relates to the fair value of stock options.

6.           Cash Balance Defined Benefit Plan and Trust

In January 2007, the Company established the Provectus Pharmaceuticals, Inc. Cash Balance Defined Benefit Plan and Trust (the “Plan”), effective January 1, 2007, for the exclusive benefit of its four employees and their beneficiaries.  The Plan was fully funded for 2007 in January totaling $324,000 or $81,000 per employee.  The Plan contributions vest immediately after three years of service, which is the case for the four employees, and the Plan will be funded at approximately the same level each year in accordance with the provisions of the Plan.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Officers and Directors.

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

•	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or

•
Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

•	Is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or

•	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Under our Restated Articles of Incorporation, we are obligated to indemnify, to the fullest extent permitted by Nevada law, any director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that the director or officer, or a person of whom he or she is the legal representative, is or was a director or officer of Provectus, or a member of any committee of our board of directors, or is or was serving at our request as a director, officer, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of the proceeding is alleged action in an official capacity as a director, officer, partner, trustee, employee or agent or in any other capacity while serving as a director officer, partner, trustee, employee or agent; against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the director or officer in connection with the proceeding. In addition, indemnification is required to continue as to a person who has ceased to be a director, officer, partner, trustee, employee or agent and inures to the benefit of his or her heirs, executors and administrators. However, subject to the exceptions detailed below, we may indemnify a person seeking indemnification in connection with a proceeding (or part thereof) initiated by the person seeking indemnification only if the proceeding (or part thereof) was authorized by our board of directors. We may indemnify any employee or agent of Provectus to an extent greater than required by law only if and to the extent that our directors, in their discretion, may determine.

If we do not pay a claim for indemnification under our Restated Articles of Incorporation in full within 30 days after a written claim has been received by us, the claimant may at any time thereafter bring suit against us to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also will be entitled to be paid the expense of prosecuting such claim. With some exceptions, we may defend against an action brought for this purpose that the claimant has not met the standards of conduct which make it permissible under Chapter 78 of the Nevada Revised Statutes for us to indemnify the claimant for the amount claimed, but the burden of proving such defense is on us. Neither our failure (including the failure of our board of directors, independent legal counsel or our stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Chapter 78 of the Nevada Revised Statutes, nor an actual determination by us (including our board of directors, independent legal counsel or our stockholders) that the claimant has not met such applicable standard of conduct is a defense to the action or creates a presumption that the claimant has not met the applicable standard of conduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Provectus pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

The estimated expenses in connection with this offering are as set forth in the following table. All amounts except the Securities and Exchange Commission (“SEC”) registration fee are estimated.

SEC Registration Fee	$1,712
Printing and Engraving Expenses	2,500.00
Accounting Fees and Expenses	10,000.00
Legal Fees and Expenses	50,000.00
Miscellaneous	1,500.00
Total	$65,712.00

Item 26. Recent Sales of Unregistered Securities.

In September 2006, the Company completed a private placement transaction with 7 accredited investors pursuant to which the Company sold a total of 708,200 shares of common stock at a purchase price of $1.00 per share, for an aggregate purchase price of $708,200. The Company paid $92,067 and issued 70,820 shares of common stock at a fair market value of $84,984 to Network 1 Financial Securities, Inc. as placement agent for this transaction.

In October 2006, the Company completed a private placement transaction with 15 accredited investors pursuant to which the Company sold a total of 915,000 shares of common stock at a purchase price of $1.00 per share, for an aggregate purchase price of $915,000. The Company paid $118,950 and issued 91,500 shares of common stock at a fair market value of $118,500 to Network 1 Financial Securities, Inc. as placement agent for this transaction.

 During the three months ended December 31, 2006, the Company completed a private placement transaction with 10 accredited investors pursuant to which the Company sold 1,400,000 shares of common stock at a purchase price of $1.00 per share of which 150,000 are committed to be issued at December 31, 2006, for an aggregate purchase price of $1,400,000. The Company paid $137,500, issued 125,000 shares of common stock at a fair market value of $148,750, and committed to pay $16,500 and to issue 15,000 shares of common stock at a fair market value of $17,550 to Chicago Investment Group of Illinois, L.L.C. as a placement agent for this transaction, which is accrued at December 31, 2006.

In January and February 2007, the Company completed a private placement transaction with 6 accredited investors pursuant to which the Company sold a total of 265,000 shares of common stock at a purchase price of $1.00 per share, for an aggregate purchase price of $265,000. The Company paid $29,150 and issued 26,500 shares of common stock at a fair market value of $32,130 to Chicago Investment Group of Illinois, L.L.C. as a placement agent for this transaction.

Also in January and February 2007, the Company completed a private placement transaction with 13 accredited investors pursuant to which the Company sold a total of 1,745,743 shares of common stock at a purchase price of $1.05 per share, for an aggregate purchase price of $1,833,031. The Company paid $238,293 and issued 174,574 shares of common stock at a fair market value of $200,760 to Network 1 Financial Securities, Inc. as placement agent for this transaction.

Item 27. Exhibits.

The following exhibits are filed as a part of this Registration Statement.

Exhibit No.	Description
2.1
Agreement and Plan of Reorganization dated April 23, 2002, among Provectus Pharmaceutical, Inc., a Nevada corporation (“Provectus”), Provectus Pharmaceuticals, Inc., a Tennessee corporation (“PPI”), and the stockholders of PPI identified therein, incorporated herein by reference to Exhibit 99 to the Company’s Current Report on Form 8-K dated April 23, 2002, as filed with the SEC on April 24, 2002.

2.2
Agreement and Plan of Reorganization dated as of November 15, 2002 among the Company, PPI, Valley Pharmaceuticals, Inc., a Tennessee corporation formerly known as Photogen, Inc., H. Craig Dees, Ph.D., Dees Family Foundation, Walter Fisher, Ph.D., Fisher Family Investment Limited Partnership, Walt Fisher 1998 Charitable Remainder Unitrust, Timothy C. Scott, Ph.D., Scott Family Investment Limited Partnership, John T. Smolik, Smolik Family LLP, Eric A. Wachter, Ph.D., and Eric A. Wachter 1998 Charitable Remainder Unitrust, incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated November 19, 2002, as filed with the SEC on November 27, 2002.

2.3
Asset Purchase Agreement dated as of December 5, 2002 among Pure-ific Corporation, a Nevada corporation (“Pure-ific”), Pure-ific, L.L.C., a Utah limited liability company, and Avid Amiri and Daniel Urmann, incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated December 5, 2002, as filed with the SEC on December 20, 2002.

2.4
Stock Purchase Agreement dated as of December 5, 2002 among the Company, Pure-ific, and Avid Amiri and Daniel Urmann, incorporated herein by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K dated December 5, 2002, as filed with the SEC on December 20, 2002.

3.1
Restated Articles of Incorporation of Provectus, incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2003, as filed with the SEC on August 14, 2003.

3.2	Bylaws of Provectus, incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2003, as filed with the SEC on May 9, 2003.
4.1
Form of Warrant issued to selling stockholders, incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, dated August 25, 2005, as filed with the SEC on August 30, 2005.

*4.2	Form of Securities Purchase Agreement entered into between Provectus and the Selling Stockholders.
*4.3	Form of Registration Rights Agreement related to the Form of Securities Purchase Agreement.
*5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC.
10.1
Provectus Pharmaceuticals, Inc. Amended and Restated 2002 Stock Plan, incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10QSB for the fiscal quarter ended June 30, 2003, as filed with the SEC on August 14, 2003.

10.2
Confidentiality, Inventions and Non-competition Agreement between the Company and H. Craig Dees, incorporated herein by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, as filed with the SEC on April 15, 2003.

10.3
Confidentiality, Inventions and Non-competition Agreement between the Company and Timothy C. Scott, incorporated herein by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, as filed with the SEC on April 15, 2003.

10.4
Confidentiality, Inventions and Non-competition Agreement between the Company and Eric A. Wachter, incorporated herein by reference to Exhibit 10.10 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, as filed with the SEC on April 15, 2003.

10.5
Material Transfer Agreement dated as of July 31, 2003 between Schering-Plough Animal Health Corporation and Provectus, incorporated herein by reference to Exhibit 10.15 to the Company’s Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2003, as filed with the SEC on August 14, 2003.

10.6
Executive Employment Agreement by and between the Company and H. Craig Dees, Ph.D., dated January 4, 2005, incorporated herein by reference to Exhibit 10.22 of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, as filed with the SEC on March 30, 2006.

10.7
Executive Employment Agreement by and between the Company and Eric Wachter, Ph.D., dated January 4, 2005, incorporated herein by reference to Exhibit 10.23 of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, as filed with the SEC on March 30, 2006.

10.8
Executive Employment Agreement by and between the Company and Timothy C. Scott, Ph.D., dated January 4, 2005, incorporated herein by reference to Exhibit 10.21 of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, as filed with the SEC on March 30, 2006.

10.9
Executive Employment Agreement by and between the Company and Peter Culpepper dated January 4, 2005, incorporated herein by reference to Exhibit 10.24 of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, as filed with the SEC on March 30, 2006.

10.10
Form of Class A Warrant related to the Securities Purchase Agreement incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-2, as filed with the SEC on May 16, 2005.

10.11
Form of Class B Warrant related to the Securities Purchase Agreement incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-2, as filed with the SEC on May 16, 2005.

10.12
Common Stock Purchase Warrant dated November 26, 2004 issued to Gryffindor Capital Partners I, L.L.C., incorporated herein by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-2, as filed with the SEC on May 16, 2005.

10.13
Form of Warrant issued to Duncan Capital Group, LLC designees, incorporated herein by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-2, as filed with the SEC on May 16, 2005.

10.14
Form of Warrant issued to Centre Capital Advisors, LLC incorporated herein by reference by Exhibit 4.13 to the Company’s 10-QSB for the quarter ended March 31, 2005, as filed with the SEC on May 16, 2005.

10.15	Form of Warrant issued to Kevin Richardson, incorporated herein by reference to Exhibit 4.17 to the Company’s Registration Statement on Form S-2/A, as filed with the SEC on June 14, 2005.
10.16
Advisory Agreement with Hunter Wise Securities, LLC dated January 19, 2005, incorporated herein by reference to Exhibit 4.14 of the Company’s 10-QSB for the quarter ended March 31, 2005, as filed with the SEC on May 16, 2005.

10.17
Form of Warrant issued to Hunter Wise Securities, LLC and Daniel J. McClory, incorporated herein by reference to Exhibit 4.15 of the Company’s 10-QSB for the quarter ended March 31, 2005, as filed with the SEC on May 16, 2005.

10.18
Form of Securities Purchase Agreement with Selling Stockholders, incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated August 30, 2005, as filed with the SEC on August 30, 2005.

10.19
Form of Warrant related to the Securities Purchase Agreement incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated August 30, 2005, as filed with the SEC on August 30, 2005.

*21	List of Subsidiaries.
*23	Consent of BDO Seidman, LLP.
*24	Power of Attorney. (Included on Signature Page)
_________________________
*Filed herewith.

Item 28. Undertakings.

(a)           The undersigned small business issuer hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           Include any additional or changed material information on the plan of distribution.

(2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time shall be the initial bona fide offering.

(3)           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)           For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)           Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5)           For determining liability of the undersigned small business issuer under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provision, or otherwise, the small business issuer has been advised that in the option of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Knoxville, State of Tennessee, on November 30, 2007.

By:	/s/ Timothy C. Scott
Name: Timothy C. Scott, Ph.D.
Title : President

By:	/s/ Peter R. Culpepper
Name: Peter R. Culpepper
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints H. Craig Dees, Ph.D. and Timothy C. Scott, Ph.D., and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form SB-2 filed by Provectus Pharmaceuticals, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC; granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 30, 2007:

Signatures	Title
/s/ H. Craig Dees	Chief Executive Officer and a Director (principal executive officer
H. Craig Dees, Ph.D.

/s/ Peter R. Culpepper	Chief Financial Officer (principal accounting officer)
Peter R. Culpepper, C.P.A.

/s/ Timothy C. Scott	President and Director
Timothy C. Scott, Ph.D.

/s/ Eric A. Wachter	Director
Eric A. Wachter, Ph.D.

/s/ Stuart Fuchs	Director
Stuart Fuchs